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                                                                   EXHIBIT 10.11


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                      OPRYLAND HOTEL - FLORIDA GROUND LEASE

                            DATED AS OF MARCH 3, 1999

                                 BY AND BETWEEN

               XENTURY CITY DEVELOPMENT COMPANY, L.C., AS LANDLORD

                                       AND

             OPRYLAND HOTEL - FLORIDA LIMITED PARTNERSHIP, AS TENANT








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                                                                  EXECUTION COPY
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                                      INDEX

1.       Certain Defined Terms............................................10

2.       Construction of Project..........................................11

3.       Landlord's Interest not Subject to Certain Liens.................23

4.       Use..............................................................24

5.       Landlord's Delivery of Utility Improvements......................30

6.       Rent.............................................................30

7.       Taxes and Assessments............................................41

8.       Insurance........................................................44

9.       Casualty.........................................................48

10.      Alterations......................................................52

11.      Repairs; Maintenance.............................................53

12.      Assignment and Transfer; Leasing.................................56

13.      Landlord's Right to Inspect......................................62

14.      Operating Standards..............................................63

15.      Default..........................................................65

16.      Permitted Mortgages..............................................70

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
17.      End of Term......................................................76

18.      Indemnity........................................................78

19.      Easements; Use of Utilities......................................80

20.      Condemnation.....................................................80

21.      Encumbrances by Subtenants.......................................82

22.      No Abatement of Rent.............................................82

23.      No Representations...............................................82

24.      Use of Names.....................................................83

25.      No Waiver........................................................83

26.      Estoppel Certificate.............................................84

27.      Title to the Buildings and Furnishings...........................84

28.      Force Majeure....................................................85

29.      Notices..........................................................85

30.      Time.............................................................86

31.      Interest.........................................................87

32.      Successors and Assigns...........................................87

33.      Recordation of Lease.............................................87

34.      Warranty of Title and Covenant of Quiet Enjoyment................87


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

35.      Costs and Attorneys'Fees.........................................87

36.      Entire Agreement.................................................88

37.      Applicable Law...................................................88

38.      Waiver of Jury Trial.............................................88

39.      Landlord May Cure the Tenant's Defaults..........................88

40.      Waiver of Right of Redemption....................................89

41.      Captions.........................................................89

42.      Brokerage........................................................89

43.      Consent or Approval of Landlord..................................89

44.      Intentionally Omitte.............................................90

45.      Limitation of Landlord's Liability...............................90

46.      Fee Mortgage.....................................................91

47.      No Merger........................................................91

48.      Master Ground Lease..............................................92

49.      Arbitratio.......................................................92

50.      Exhibits.........................................................93

51.      Counterparts.....................................................93

52.      Construction of Agreement........................................93


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                              TABLE OF DEFINITIONS

Annual Escalator.............................................................  3
Annual Escalator Percentage..................................................  3
Annual Gross Revenues Statements............................................. 27
Approved Sublease............................................................ 49
Base Rent.................................................................... 24
Buildings....................................................................  2
CDD Project Agreement........................................................  3
Convention Hotel.............................................................  2
Demised Premises.............................................................  1
Event of Default............................................................. 51
Extension Term...............................................................  1
Fee Mortgage.................................................................  3
First Permitted Leasehold Mortgagee.......................................... 55
Furnishings.................................................................. 51
Gross Revenues............................................................... 22
Hotel Management Agreement...................................................  3
Hotel Year................................................................... 23
Initial Term.................................................................  1
Land.........................................................................  4
Land Development Agreement...................................................  2
Master Ground Lease.......................................................... 74
Novation Ground Lease........................................................ 57
Opening Date................................................................. 23
Operating Standards.......................................................... 50
Percentage Rent.............................................................. 25
Percentage Rent Calculation Date............................................. 25
Percentage Rent Payment Date................................................. 25
Permitted Leasehold Mortgagee................................................ 55
Permitted Mortgage........................................................... 55
Pervious Only Area........................................................... 11
Plans........................................................................  5
Quarterly Gross Revenues Statement........................................... 26
Rent......................................................................... 23
Shared Use Retention Pond Easement Area......................................  2
Stabilization Date........................................................... 24
Substantial Commencement.....................................................  5
Taxes........................................................................ 31
Term-end Payment............................................................. 41
Work.........................................................................  4
Xentury City DRI Development Order........................................... 33
Xentury City POA............................................................. 33


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                                TABLE OF EXHIBITS

  EXHIBIT "A"       -      Overall Xentury City Development Project
  EXHIBIT "B"       -      Opryland Hotel - Florida Legal Description
  EXHIBIT "B-1"     -      International Drive Easement Description
  EXHIBIT "B-2"     -      Shared Use Retention Pond Easement Area Legal
                           Description
  EXHIBIT "B-3"     -      Shared Drainage Line Easement Area Legal Description
  EXHIBIT "B-4"     -      Southerly Parking Area Legal Description
  EXHIBIT "B-5"     -      Pervious Only Area Legal Description
  EXHIBIT "C"       -      Permitted Exceptions
  EXHIBIT "D"       -      Approved Gaylord Insurance Coverage
  EXHIBIT "E"       -      Approved Form of Assignment and Assumption of Lease








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                      OPRYLAND HOTEL - FLORIDA GROUND LEASE

     THIS OPRYLAND HOTEL - FLORIDA GROUND LEASE (herein the "Lease") is made and entered into as of the 1st day of March, 1999, between XENTURY CITY DEVELOPMENT COMPANY, L.C., a Florida limited liability company (hereinafter referred to as "Landlord"), and OPRYLAND HOTEL - FLORIDA LIMITED PARTNERSHIP, a Florida limited partnership (hereinafter referred to as the "Tenant").

                              W I T N E S S E S T H :

     Landlord and certain of the Landlord's Affiliates (as hereinafter defined) are the owners and developers of a mixed-use development which consists of approximately two hundred and twenty-five (225) acres in Osceola County, Florida (the "Xentury City Development Project"), as depicted in Exhibit A annexed hereto, and Landlord is the ground lessee of that certain parcel of land within the Xentury City Development Project, containing sixty-five and three-tenths (65.3) acres more or less, and more particularly bounded and described in Exhibit B annexed hereto (the "Land").

     LANDLORD HEREBY DEMISES AND LEASES THE LAND TO TENANT, and Tenant hereby leases and takes the Land from Landlord, upon and subject to the terms, covenants and conditions set forth herein;

Together with and subject to those easements, rights of way and other reservations set forth in Exhibits B-1 and B-2 annexed hereto, and subject, however, to those matters set forth in Exhibit C annexed hereto (all together referred to herein as the "Demised Premises").

     TO HAVE AND TO HOLD the Demised Premises unto the Tenant, on the terms and subject to the conditions of this Lease, for a term commencing on the date hereof and, unless sooner terminated as herein provided, expiring on January 31, 2074 (the "Initial Term"). Absent the existence of an uncured Event of Default hereunder, the Initial Term shall be extended upon written election of the Tenant by written notice given to Landlord (herein an "Extension Notification") on or before a date that is two (2) years before the date of expiration of the Initial Term (except that if any Permitted Leasehold Mortgage, as hereinafter defined, in effect as of the beginning of such final 2-year period of the Initial Term has a term extending beyond the Initial Term, such Extension Notification will be deemed to be automatically given and effective unless canceled in writing within the next to last year of the Initial Term with the written joinder and consent of all such Permitted Leasehold Mortgagees, as hereinafter defined), at the Rent (as hereinafter defined) reserved herein and upon all of the other terms, conditions, covenants and provisions set forth herein, for an additional successive period (the "Extension Term") ending on the date which is the earlier to occur of (i) ninety-nine (99) years following the Completion Date, as defined below, or (ii) January 31, 2101 (but subject to sooner termination as herein provided). Promptly following the effectiveness of such Extension Notification the parties shall execute and deliver for recording a formal Amendment to Memorandum of Lease reflecting the extension of the Term. Any reference in this Lease to the "Term" of this Lease shall be deemed to refer to the Initial Term and, to the extent


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appropriate, to the Extension Term, unless sooner terminated in accordance with the provisions of this Lease.

     RESERVING UNTO THE LANDLORD, HOWEVER, a non-exclusive easement for shared drainage facilities under and within the Shared Drainage Line Easement Area described and depicted in Exhibit B-3 annexed hereto, a non-exclusive easement across the driveways and access ways within the Demised Premises for access by Landlord and its successors and assigns (including without limitation the Xentury City Property Owners' Association, Inc.) to the Shared Use Retention Pond Easement Area described in said Exhibit B-2 hereto, and an exclusive easement for open green space and other compatible uses over and upon the Pervious Only Area described and depicted in Exhibit B-5 annexed hereto, all in accordance with the terms and conditions set forth in Sections 2.(h) and elsewhere herein.

     The Tenant has entered into or will enter into a Hotel Development Agreement (the "Hotel Development Agreement") with Opryland Hospitality, Inc., a Tennessee corporation ("OHI" or the "Developer"), with respect to the design and construction of certain improvements to be built upon the Demised Premises consisting of a first class destination hotel and convention center including initially not less than One Thousand Four Hundred (1400) hotel guest rooms and approximately Three Hundred Fifty Thousand (350,000) square feet of convention/meeting/exhibit space, and related restaurant, retail shops and other amenities and related improvements, as described in the Plans and to be located upon the Demised Premises (such improvements being hereinafter referred to as the "Convention Hotel" and, together with any and all permitted additions thereto and replacements thereof and all other improvements hereafter located on the Land, the "Buildings"). All provisions of the Hotel Development Agreement which are stated therein to survive the expiration or termination of the Hotel Development Agreement, or which contain obligations which are expressly assumed in this Lease by a party hereto, or which are referred to in this Lease as having continuing operative effect after the signing of this Lease are, except if and to the extent otherwise provided in this Lease, hereby incorporated herein by reference if and to the extent the same relate to the Demised Premises and/or the Buildings so that the right and obligations of Tenant and Developer under such provisions of the Hotel Development Agreement shall be the rights and obligations of Tenant under this Lease.

     The Tenant and Landlord have entered into a Land Development Agreement dated of even date herewith (the "Land Development Agreement"), with respect to the Landlord's completion of construction of all off-site improvements and other work as specified therein to be completed by Landlord in connection with the construction by the Tenant of the Convention Hotel upon the Demised Premises (such obligations of the Landlord under the Land Development Agreement being hereinafter referred to as the "Landlord Responsibilities"). All provisions of the Land Development Agreement which are stated therein to survive the expiration or termination of the Land Development Agreement, or which contain obligations which are expressly assumed in this Lease by a party hereto, or which are referred to in this Lease as having continuing operative effect after the signing of this Lease are, except if and to the extent otherwise provided in this Lease, hereby incorporated in this Lease by reference if and to the extent the same relate to the Demised Premises and/or the Buildings so that the right and obligations of Tenant under such provisions of the Land


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Development Agreement shall be the rights and obligations of Tenant under this
Lease, and the rights and obligations of Landlord under such provisions of the Land Development Agreement shall be the rights and obligations of Landlord under this Lease.

     The Tenant has entered into or will enter into a CDD Improvements Purchase and Sale Agreement with the Xentury City Community Development District (the "Xentury City CDD"), with respect to the design, construction and purchase and sale of certain Xentury City CDD improvements to be built upon the Demised Premises in conjunction with the Convention Hotel, and the sale thereof to the Xentury City CDD (the "CDD Project Agreement").

     AND THE LANDLORD AND THE TENANT desire to set forth the rights and obligations of the parties hereto with respect to the use and occupancy of the Demised Premises.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and the leasing of the Demised Premises hereunder, the Landlord and the Tenant, for themselves and their respective permitted successors and assigns, do hereby covenant and agree as follows:






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     1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

        (a) "Annual Escalator" - The annual increase of the Base Rent under
Section 6(b)(ii)(3) of Article 6 below, as applicable following the Stabilization Date.

        (b) "Annual Escalator Percentage" - Three Percent (3%).

        (c) "Benchmark Hotel" - The Nashville Opryland Hotel, or any replacement Benchmark Hotel designated and approved in accordance with the provisions of
Section 14(a) hereof.

        (d) "Completion Date" - The date on which the Convention Hotel has been substantially completed (as established by certification of substantial completion to Landlord by the Project Architect on standard AIA forms) and a Certificate or Certificates of Occupancy have been issued permitting legal occupancy of all or substantially all of the Convention Hotel.

        (e) "Demised Premises" - The Land together with the easements, rights of way and other reservations set forth in Exhibits B-1 and B-2 annexed hereto.

        (f) "Fee Mortgage" - Any mortgage or mortgages hereafter placed by Landlord or its successors on its interests in the Land under the Master Ground Lease, or by the Ground Lessor or its successors on the fee of all or any part of the Demised Premises.

        (g) "Hotel Management Agreement" - Any agreement with an operator for the management and operation of the Convention Hotel.

        (h) "Insurance Requirements" - All requirements of the insurance underwriting board or any other insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions, and of all insurance companies from time to time selected by the Tenant to write policies covering the Buildings or any part thereof, as well as with the insurance provisions of Article 8 hereof applicable to the Buildings and/or the Demised Premises and use and/or occupancy thereof.

        (i) "Land" - That certain parcel of land within the Xentury City Development Project, Osceloa County, Florida, and containing sixty-five and three-tenths (65.3) acres more or less, as more particularly bounded and described in Exhibit B annexed hereto.



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        (j) "Legal Requirements" - All laws, ordinances, requirements, orders, directions, rules and regulations, whether currently existing or promulgated hereafter, of all federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction over the Demised Premises or the Buildings or any part of either, and of all their respective departments, bureaus and officers.

        (k) "Memorandum of Lease" - The Memorandum of this Lease to be executed by the parties and delivered for recording pursuant to Section 33 hereof.

     2. Construction of Project. The following terms and conditions shall apply to the completion of all Landlord Responsibilities under the Land Development Agreement and to construction of the Convention Hotel under the Hotel Development Agreement:

        (a) Landlord Responsibilities. Promptly following the execution of this Lease, and (subject to extensions of said dates for reasons stated in Article
28) in accordance with the commencement, completion and other timing requirements set forth under the Land Development Agreement, Landlord shall commence, and shall thereafter diligently complete, the construction and development of the Landlord Responsibilities under and as described in the Land Development Agreement. Landlord shall complete the Landlord Responsibilities, subject only to Excusable Delays, within the time periods provided under the Land Development Agreement. The Landlord represents and warrants that the Landlord Responsibilities shall be completed in accordance with the Land Development Agreement and in a good workmanlike manner.

        (b) Tenant Responsibilities. The provisions of this Section 2(b) shall apply to the construction by the Tenant, or any other person or entity, of the Convention Hotel in the first instance (other than work for which the Landlord is responsible pursuant to the terms of this Lease or the Land Development Agreement), to the construction by the Tenant or any other person or entity of any further Buildings on the Demised Premises and, unless expressly stated to the contrary, to all repairs, alterations, reconstruction or restoration performed pursuant to Sections 8, 9, 10 and 11 hereof (the foregoing construction being hereinafter referred to as "Work").

            (i) Promptly following execution of this Lease, the Tenant shall undertake completion of a final detailed conceptual Site Plan (the "Site Plan") and detailed preliminary conceptual plans ("Design Concept Plan") and a detailed project schedule ("Project Schedule") for construction of the entire Convention Hotel and all related improvements to be constructed upon the Demised Premises and to be operated as the "Opryland Convention Hotel") (sometimes referred to herein as the "Project"). The Site Plan, Design Concept Plans and Project Schedule, when completed, shall be submitted to the Landlord for approval, which approval shall be limited to confirmation by Landlord that the Site Plan and Design Concept Plan, and the Project Schedule for construction thereunder, are consistent with the preliminary concept and site plans already approved by Landlord as referenced in the Land Development Agreement (the "Opryland Conceptual Site Plan"), the existing Xentury City Development Project DRI approvals and the Tenant's obligation to develop and construct the Convention Hotel as a first class destination hotel and convention


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center of comparable quality and standards with the Benchmark Hotel, in accordance with the provisions of this Lease, and such approval shall not be unreasonably withheld or delayed. The final Plans for the entire Project (the "Plans") shall be provided to Landlord either (x) prior to Substantial Commencement of construction or (y) on a phased basis commensurate with timely completion of all Plan elements for each construction component of the Project under a design-build program approved by Tenant's Architect, and shall be consistent with the Site Plan and Design Concept Plan approved by the Landlord and shall comply with all applicable laws and regulations. The Project Schedule shall be updated as necessary with the approval of the Project Architect, which updates shall be provided by Tenant to Landlord at least quarterly during the course of construction of the Project. Notwithstanding other applicable provisions of this Lease, Landlord shall use diligent efforts to respond to all requests for approval as quickly as is practicable under the circumstances, and where an accelerated review time in a specific instance has been identified in good faith by Tenant as being of material advantage to timely construction of the Convention Hotel the Landlord shall respond within ten (10) business days or sooner if possible, provided that such response may if necessary identify specific issues or questions that reasonably require further information from Tenant or further review time for Landlord.

            (ii) Promptly following the execution of this Lease, and subject to the Landlord completing the Landlord Responsibilities in a timely manner pursuant to the Land Development Agreement, the Tenant shall commence and/or cause the Developer to commence, and shall thereafter diligently complete, the design, development and construction of the Convention Hotel and all related improvements described in the Plans. Promptly upon Substantial Commencement of construction of the Convention Hotel, the Tenant shall give to Landlord written notice of the date of Substantial Commencement of construction. For purposes of this Lease the term "Substantial Commencement" of construction of the Convention Hotel shall mean the completion of all building footings and slabs, including related plumbing, electrical and mechanical rough work, with building permits in place, for the primary guest room, entrance lobby and feature atrium and convention space Buildings within the Convention Hotel, under circumstances where the Tenant has a mutually-binding construction contract or contracts for relevant portions of the Convention Hotel consistent with the Project Schedule and has all necessary governmental approvals (including building permits for the project, payment or securing agreements for payment of required impact fees, and reservation of all necessary utility capacities, all as required consistent with the stage of construction and the Project Schedule).

            (iii) The Tenant's Work shall be completed in accordance with the Plans and in accordance with the Hotel Development Agreement in a good and workmanlike manner. Nothing herein shall prohibit or limit Tenant's ability to approve change orders which are approved by the Project Architect and which are consistent with the Opryland Conceptual Site Plan and the overall design of the Project as a 1400-room destination convention hotel containing approximately 350,000 square feet of convention/meeting and exhibit space and related retail and restaurant areas. The Tenant shall, if requested by Landlord, meet with a representative of Landlord at mutually convenient times on a quarterly basis during construction to update Landlord on the progress of the Work. For purposes of the quarterly updates during the initial construction of the Convention Hotel, the Landlord's


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representative shall be Steve Ivins and the Tenant's representative shall be
Pete Cesari and all such quarterly meetings shall be coordinated through such representatives (who if no longer able to attend shall be replaced only by mutually-acceptable substitute representatives). At the quarterly reviews Tenant shall make available for review by Landlord's representative (and accompanying expert consultant, if reasonably necessary to evaluate any technical information being provided) current plans, notes, progress and construction reports of and relating to the status of construction completed to date, including certification to Landlord by the Architect regarding the completion of work and compliance with plans on appropriate AIA forms, and shall conduct an in-depth tour and review of the construction site and work in progress (but Landlord shall not thereby assume any responsibility for the proper performance of the Work in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof). In addition, the Tenant shall also make available (in connection with such quarterly construction progress meetings) up-dated as-built plans (by addendum or as otherwise revised and updated) as and when the same are produced for Tenant, at each of the following four stages of construction for the Project as construction progresses: (w) completion of building footings and slabs including related plumbing, electrical and mechanical rough work for the primary guest room, entrance lobby and feature atrium and convention space Buildings within the Convention Hotel; (x) completion of shell and steel erection for the guest room, atrium and convention and restaurant buildings; (y) enclosure under roof and installation of exterior windows and doors; and (z) Substantial Completion. In the event that at any time the Landlord has a reasonable basis for concern that any of the work is deviating or has deviated materially from the requirements of the approved plans and specifications, the Landlord shall have the further right to inspect in detail such work and to notify the Tenant and the Tenant shall promptly correct any deviation or provide revised plans showing appropriate corrective changes together with approvals thereof from the Architect.

            (iv) The Tenant and Landlord agree to coordinate the Tenant's Work with any construction activities of the Landlord to assure that the performance of the Tenant's Work does not unreasonably disrupt or interfere with the other construction and business activities or traffic in the Xentury City Development Project. The Tenant and Landlord shall cooperate in coordinating their respective development and construction activities in accordance with the Land Development Agreement.

            (v) The Tenant represents and warrants to Landlord that all of the Tenant's Work will be performed in a good and workmanlike manner and in accordance with the provisions of the Hotel Development Agreement and this Lease.

            (vi) Before the commencement of each stage and component of the Tenant's Work: (1) the Plans relating to such stage or component shall be filed with, and approved by, all government departments or authorities having or claiming jurisdiction, if required by such departments or authorities, and with any public utility companies having an interest therein, if required by such utility companies; (2) all necessary governmental approvals and permits shall have been issued, and (3) the Tenant shall have delivered to Landlord certificates showing that all applicable insurance required under Section 8 hereof has been secured.


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            (vii) If and to the extent applicable, upon substantial completion of each significant portion or phase of the Tenant's Work in accordance with the Plans, the Tenant shall deliver to Landlord: (1) copies of a Certificate or Certificates of Occupancy for those structures or phases completed for which a Certificate of Occupancy is required (or available when properly completed) together with copies of any other certificates required for the lawful use and occupancy of such structures or phases for the uses permitted herein and of all facilities constructed and to be operated pursuant hereto, including if applicable (but not limited to) (x) Fire Underwriters certificates; and (z) certificates from departments having jurisdiction over the supply of water, gas, electricity and other utilities, sanitation and environmental protection (but, as to construction of the Buildings in the first instance, excluding certificates, if any, which may be related solely to the Developer's Requirements under the Land Development Agreement); (2) a complete copy of the "as built" plans and specifications with respect to such Work for the initial Convention Hotel construction and any major improvements, reconstruction or renovations (instead of delivering same to Landlord the same may be maintained and updated as necessary by the Tenant at the Convention Hotel, and made available to Landlord upon request), confirmed in writing to Landlord by the Project Architect as being complete as built plans in all material respects or otherwise approved as complete as built plans by Landlord; (3) a final survey showing the location and configuration of the Buildings on the Land (except that with respect to any Tenant's Work performed subsequent to the initial construction of the Convention Hotel, a survey shall only be required if and to the extent that the Buildings are relocated and/or reconfigured); and (4) a certificate from the Architect verifying that the Tenant's Work has been substantially completed in accordance with the Plans. The issuance of the foregoing shall not be deemed to relieve the Tenant of its obligation under the terms of this Lease to complete the Tenant's Work in accordance with the Plans. Reasonably soon following Substantial Completion and the Opening Date the Tenant's and Landlord's representatives shall coordinate the Landlord's final inspection of the completed Convention Hotel by Landlord and its consultants and promptly thereafter the Landlord shall deliver a formal written notification identifying, if applicable, with reasonable specificity, any aspect of material non-compliance with the approved Plans or any term of this Lease identified by Landlord, and if none exist (or at such time as any identified deficiencies are cured) confirming acceptance by Landlord of the completed Convention Hotel (but Landlord shall not thereby assume any responsibility for the proper performance of the Work in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof).

            (viii) In performing any of the Tenant's Work, the Tenant shall comply (subject to the Tenant's right to contest and defer compliance during such contest) with all Legal and/or Insurance Requirements. There shall be no unauthorized encroachment on any street or on any adjoining premises by the Buildings. Landlord shall sign any governmental applications necessary for the Tenant's Work if required so to do by law, order, rule, or regulation, and the Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in connection therewith.

            (ix) Except to the extent specifically provided to the contrary herein, or in the Land Development Agreement, all of the Tenant's Work shall be performed at the Tenant's cost and expense and free of any expense to Landlord, and the Tenant shall, during


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construction and upon completion of the Tenant's Work, timely pay, when due, all bills for labor or materials supplied in connection with such Tenant's Work.

            (c) The Tenant shall use diligent efforts, subject only to Excusable Delays or other unavoidable delays, to cause the Tenant's Work to be completed consistent with the Project Schedule, and in any event shall substantially complete the initial construction of the Convention Hotel on or before July 1, 2004. Upon substantial completion of the Tenant's Work, the Tenant shall apply for a Certificate or Certificates of Occupancy for the Buildings, copies of which shall be provided to Landlord. Promptly following the occurrence of the Completion Date the parties shall execute and deliver for recording a formal Amendment to Memorandum of Lease reflecting the Completion Date. Any Work which does not materially conform to the provisions of this Lease shall, if so required by Landlord or by law, be removed or reconstructed by the Tenant at the Tenant's cost. Notwithstanding the occurrence of the Completion Date, the Tenant shall remain responsible to fully complete construction of the Buildings and other Convention Hotel Improvements.











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            (d) Notwithstanding anything to the contrary contained in this
Lease, or in any of the other Development Documents, in the event that the Tenant, after using its diligent best efforts to obtain all necessary financing upon reasonable market terms and to obtain all necessary development and construction permits and to enter into all necessary construction contracts upon reasonable market terms (and to enforce the same), is unable to substantially complete construction of the Convention Hotel so that the Completion Date occurs by no later than July 1, 2004, and provided that the Tenant (i) is able, and posts reasonable security for all estimated costs, to remove any improvements and restore the Land if so requested by Landlord, (ii) provides the written consent and joinder of each Permitted Leasehold Mortgagee to such termination and (iii) is able, upon termination of this Lease as provided below, to deliver full possession of the Demised Premises to Landlord free and clear of any and all lien, encumbrance, claim or interest whatsoever except as has been approved by Landlord as surviving the termination hereof under Section 17 below; then the Tenant may, at its option, by written notice to the Landlord on or before July 31, 2004 (a "Termination Notice"), terminate this Lease, in which event: (i) at the Landlord's option, within ninety (90) days of the Termination Notice (which 90-day period shall be extended by up to an additional 180 if necessary to complete such removal provided that the Tenant has promptly commenced and is diligently and continuously prosecuting such removal), the Tenant, at the Tenant's expense, shall remove any improvements constructed by the Tenant on the Land and restore the Land to the condition existing as of the date of this Lease (except for improvements made by Landlord or any other improvements completed by the Tenant which Landlord chooses to retain); (ii) within ten (10) business days of the date of the Termination Notice, the Tenant shall execute and deliver to Landlord a formal Acknowledgment of Termination in recordable form and shall redeliver possession of the Demised Premises in strict accordance with the terms and requirements set forth in Section 17 hereof, upon which all interests of the Tenant and any and all parties claiming by, through or under Tenant in the Land and Demised Premises shall terminate; (iii) within ten (10) business days of the date of the Termination Notice, pay to the Landlord all Rent and other amounts due hereunder through July 1, 2004; and (iv) within ten (10) business days of the date of the Termination Notice, pay to the Landlord a lease termination fee of Five Million Eight Hundred Ninety-Six Thousand and No/100 Dollars ($5,896,000.00) plus an additional Ninety Thousand Six Hundred Twenty-Five and 50/100ths Dollars ($90,625.50) per month (prorated for any partial month) for each month from March 1, 1999 to the date of termination, or to the Base Rental Increase Date as defined hereinbelow, whichever is earlier. Following termination of this Lease and satisfaction of the obligations set forth in the foregoing sub-Sections (d)(i), (ii), (iii) and (iv), the Tenant shall be released from any further obligations to the Landlord under this Lease.




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

            (e) In the event that Substantial Commencement of construction of the Convention Hotel does not occur by December 31, 1999, then the Landlord shall have a reciprocal right to terminate this Lease by giving formal written notice at any time thereafter but prior to such Substantial Commencement, after which the Tenant shall have ninety (90) days [provided however that such 90-day period shall be extended by one (1) day for each day prior to March 1, 2000 that any such notice shall be given so long as the Tenant shall have commenced and is undertaking in good faith significant construction in addition to site grading and filling activities] to substantially commence construction absent which the Landlord may, at its option, give a final Termination Notice in accordance with the foregoing provisions in which event: (i) this Lease and all interests of the Tenant and any and all parties claiming by, through or under Tenant in the Land and Demised Premises shall terminate effective as of the date of the Termination Notice, the Tenant shall execute and deliver to Landlord a formal Acknowledgment of Termination in recordable form and the Tenant shall immediately redeliver possession of the Demised Premises to Landlord in strict accordance with the terms and requirements set forth in Section 17 hereof; (ii) at the Landlord's option, within ninety (90) days of the Termination Notice (which 90-day period shall be extended by up to an additional 180 if necessary to complete such removal provided that the Tenant has promptly commenced and is diligently and continuously prosecuting such removal), the Tenant, at the Tenant's expense, shall remove any improvements constructed by the Tenant on the Land and restore the Land to the condition existing as of the date of this Lease (except for improvements made by Landlord or any other improvements completed by the Tenant which Landlord chooses to retain); and (iii) within ten (10) business days of the date of the Termination Notice, pay to the Landlord Rent and other amounts due to the Landlord hereunder through the date of termination and full payment of such sums. Following termination of this Lease and satisfaction of the obligations set forth in the foregoing sub-Sections (e)(i), (ii), and (iii), the Tenant shall be released from any further obligations to the Landlord under this Lease.



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

            (f) For a non-competition period ending on the earlier of: (i) the later of July 1, 2006, or two (2) years following the effective date of any such Termination under the foregoing Sub-sections 2(d) or 2(e), or (ii) any earlier time following the date of Substantial Commencement when the Tenant has effectively and irrevocably waived its termination right under this Section 2 by formal written notice to Landlord, neither the Tenant or OHI or any affiliate thereof shall own or participate in any way with the development or operation of, and the Opryland name shall not be used in connection with, any convention or other hotel in Osceola County or elsewhere within a twenty-five (25) mile radius of the Xentury City Development Project (this restriction shall not apply in any event to the potential golf resort hotel project, not involving significant convention or meeting space areas, currently being considered by OHI and/or its Affiliate Gaylord Entertainment Company, a Delaware corporation ("GEC") in or adjacent to the Lake Nona project in Orange County and located southeast of Orlando International Airport, or to any complementary or otherwise non-competing arrangement (x) taking effect only after Substantial Commencement and which will not continue during the non-competition period established hereunder in the event of any termination of this Lease, (y) not involving during the term of this non-competition period ownership or use of the Opryland Hotel name by GEC or any affiliate of or for a destination convention hotel and
(z) which is expressly approved by GEC's Board of Directors as a co-existent and not an alternative project to the Convention Hotel). The Tenant hereby stipulates and agrees that the foregoing non-competition agreement shall be enforceable by injunction without the requirement of a bond and that, because Landlord's actual damages would be difficult if not impossible to estimate, in the event of any breach of this non-competition agreement by Tenant Landlord shall be entitled to recover liquidated damages from Tenant in an amount equal to Tenant's net cash proceeds before taxes from any such activity undertaken by Tenant in violation of this Paragraph 2.(f).


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

            (g) Nothing in this Article or elsewhere in this Lease shall be deemed to authorize the Tenant to construct additional Improvements not set forth in the Plans, except that the parties acknowledge that the Tenant may erect additional guest rooms and related improvements, not to exceed a maximum of Four Hundred (400) additional guest rooms for a total of up to One Thousand Eight Hundred (1800) guest rooms and related meeting/exhibit and convention space as contemplated by this Lease, subject only to (i) the Tenant obtaining all the necessary governmental approvals in addition to the allocation of available development rights and approvals for 1800 hotel rooms and related improvements as contemplated herein under and within the current development phase of the existing development of regional impact ("DRI") approvals for the Xentury City Development Project, which is hereby granted and acknowledged by Landlord (the "Current DRI Allocation"), and (ii) approval by Landlord of the plans and specifications for such additional improvements, which approval shall be limited to confirmation by Landlord that such plans are consistent with the Tenant's obligation to operate a first class destination hotel and convention center comparable to the Benchmark Hotel, in accordance with the provisions of this Lease, and with the terms and conditions of the Xentury City Development Project DRI approvals, and such approval shall not be unreasonably withheld or delayed. The Tenant's right to construct up to 400 additional hotel rooms in excess of the initial 1400 rooms to be constructed by Tenant as set forth above and related convention space expansion (the "400-Unit Expansion"), within the Current DRI Allocation is hereby acknowledged and agreed by Tenant to be subject to the time limits set forth in the Xentury City Development Project DRI approvals. In the event that Tenant does not commence construction of the 400-Unit Expansion prior to the currently-scheduled expiration of the Current DRI Expansion Landlord and Tenant shall cooperate in good faith to obtain either an extension of the Current DRI Allocation expiration period, if possible, or else to undertake such steps as are necessary to move the 400-Unit Expansion into the next available phase under the Xentury City Development Project DRI approvals so long as Tenant agrees at the time to pay and bear its fair share of all necessary costs of obtaining any such extension, or of including the 400-Unit Expansion in and of obtaining the right to proceed with development under, any such succeeding phase, based upon the relative transportation demands of the 400-Unit Expansion in proportion to other current-phase capacity successfully deferred or related-phase capacity so enabled, as applicable.



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


            (h) Landlord reserves (for itself, its parent company, their related, affiliated and subsidiary companies, their successors and assigns, the Xentury City POA and Landlord's contractors and agents): (1) a non-exclusive easement and right of ingress and egress over the service roads and driveways which will be constructed within the Project for access to (including and together with the right to cross any intervening areas immediately contiguous to and which must be crossed to reach) the Shared Pond Easement Area described in Exhibit B-2 hereto and all improvements constructed by Landlord therein such as drainage facilities and structures, Xentury City Development Project entrance features and landscaping, billboard signage, and/or Xentury City POA common area improvements for the sole purpose of installation and construction and maintenance of any such improvements and the Landlord shall diligently cooperate in good faith with Tenant to the extent possible to minimize any unnecessary interfere of such entrance features and landscaping, billboard signage, and/or Xentury City POA common area improvements with sight lines from public rights-of-way adjacent to the Project or otherwise-available on-site Project signage and to cause the same to be designed consistently with the Project; (2) a shared use easement and right for underground storm water drainage under and across the Shared Drainage Line Easement Area described in Exhibit B-3 annexed hereto ("Shared Drainage Line Easement Area"), and within the underground storm water drainage facilities to be constructed by Tenant therein as part of the Project for storm water drainage flows from lands located within the Xentury City Development Project south of the Land as identified in Schedule 1 to said Exhibit B-3 and which have been permitted or which in the future obtain any necessary permits to drain into the storm water retention and/or detention facilities constructed and located from time to time within the Shared Pond Easement Area; and (3) an exclusive easement over and upon the Pervious Only Area described and depicted in Exhibit B-5 annexed hereto ("Pervious Only Area"), for landscaping, open space, green belt, conservation, recreation, underground utilities and other uses ("Pervious Land Uses") which (x) are compatible with adjacent uses within the Convention Hotel and (y) do not prevent necessary portions of the Pervious Only Area, as designated on the approved land use and development permits for the Convention Hotel, from qualifying as "pervious" areas which are deemed and/or classified to be pervious to stormwater drainage under applicable Legal Requirements including without limitation permits and approvals issued for the Convention Hotel by Osceola County, Florida, the South Florida Water Management District and the Reedy Creek Improvement District ("Pervious Requirements"). Landlord shall provide Tenant with proper evidence of insurance coverage naming Tenant as an additional insured as reasonably requested by Tenant at such time and during any time when uses of the Pervious Only Area by Landlord hereunder are not merely passive or maintenance uses but instead affect the Tenant's sole possession and control of the Pervious Only Area. Until the Project access drives are completed the Landlord and its designees shall have the right to cross the Land for access to the Shared Pond Easement Area in such locations as may be appropriate for proper access which does not unreasonably interfere with Tenant's construction, and thereafter the Tenant shall have the right to designate a suitable access route for access to the Shared Pond Easement Area hereunder.



                                       20                         EXECUTION COPY

            (i) The Plans and all other plans and working drawings with respect to the development, construction and alterations of the Convention Hotel shall be the property of the Tenant, provided however that the Tenant shall provide to Landlord copies of all as-built plans or access to them at the Project as provided above. No approval of plans and specifications by Landlord shall be construed as approval of the structural adequacy of the structures detailed therein or their conformity to applicable building codes or other legal requirements, it being agreed that the Tenant shall indemnify and hold Landlord harmless from all claims and liabilities arising therefrom. Notwithstanding the foregoing, in the event that this Lease is terminated in connection with a Termination Notice as contemplated above, or by Landlord pursuant to the provisions of Article 15 by reason of the default of the Tenant prior to completion of any Work, including, without limitation, the construction of the Convention Hotel in the first instance, then, and provided the time periods within which any Permitted Leasehold Mortgagee may exercise any of its rights under subparagraph c of Section 16 of this Lease shall have elapsed without the exercise thereof by any Permitted Leasehold Mortgagee (or with such exercise but without performance by such Permitted Leasehold Mortgagee as required as a result of such exercise), all plans, specifications, designs, drawings, sketches, reports, estimates, models and other documents, matters and information prepared in connection with the construction of the Buildings including, without limitation, all Plans including Site, Concept, Engineering, Architectural or other plans for the Project, shall become the sole property of Landlord, and the Tenant shall deliver same to Landlord, subject, however, to the rights of any Permitted Leasehold Mortgagee therein if it elects to enter into a Novation Ground Lease with Landlord pursuant to Article 16 hereof

            (j) [Intentionally Omitted]




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

            (k) Subject to the provisions of Article 28, the failure of the Tenant to prosecute to completion any Work once commenced (including correction of any defects or deviations from the Plans) with reasonable diligence (consistent with the Project Schedule, if applicable) or the failure of the Tenant either to complete the initial construction of the Convention Hotel in the absence of a timely Termination Notice and completion of a release and conveyance to Landlord hereunder and satisfaction of all related conditions within the time periods provided in Sections (d) and (e) of this Article, shall constitute a default by the Tenant hereunder. At such time as any default of the nature referred to in the immediately preceding sentence becomes an Event of Default (as hereinafter defined) pursuant to the provisions of Article 15 hereof, Landlord may, if it elects so to do and as an alternative to any other remedies it may have pursuant to this Lease, take over the completion of the Work in question and, at its option, complete such Work or cause same to be completed. In such event, the Landlord may receive advances from any Permitted Leasehold Mortgagee in respect of insurance or condemnation proceeds, if Landlord and any such Permitted Leasehold Mortgagee so agree, without liability of either to the Tenant. Whether or not Landlord shall elect to terminate this Lease by reason of such default by the Tenant and whether or not Landlord shall elect to complete such Work, the Tenant nevertheless shall not be released from any liability under this Lease and shall indemnify Landlord for all loss, costs, damage and expense (including reasonable attorneys', architects', engineers' and other professional fees and disbursements) sustained by Landlord in connection with the completion by Landlord of construction of such Work, and which the full amount thereof shall constitute additional rent under Section 6 below. Notwithstanding the foregoing provisions of this Section 2(k), unless all the then Permitted Leasehold Mortgagees otherwise agree in writing, Landlord shall not have the right to take over completion of any Work pursuant to this paragraph unless and until the time within which each Permitted Leasehold Mortgagee could, under the terms of Article 16 hereof, have cured the default relating to the Tenant's failure to complete or diligently prosecute Work has elapsed without any such Permitted Leasehold Mortgagee curing such default; although Landlord may thereafter exercise its right to take over completion of the Work, nothing in this Section 2(k) is otherwise intended to diminish the rights of any Permitted Leasehold Mortgagee contained in Article 16 hereof.



                                       22                         EXECUTION COPY

     3. Landlord's Interest not Subject to Certain Liens. (a) The Landlord's interest in the Demised Premises shall not be subjected to liens of any nature by reason of the Tenant's construction, alteration, repair, restoration, replacement or reconstruction of any Buildings on the Demised Premises or by reason of any other act or omission of the Tenant (or of any person claiming by, through or under the Tenant) including, but not limited to, mechanics' and materialmen's liens. All persons dealing with the Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including Landlord's interest in the Demised Premises or the Buildings constructed thereon) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof. The Tenant has no power, right, or authority to subject Landlord's interest in the Demised Premises or in the Buildings to any mechanic's or materialman's lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Demised Premises or the Buildings thereon on account of work performed, or alleged to have been performed, for or on behalf of the Tenant, the Tenant shall, within thirty (30) days after written notice of the imposition of such lien, claim or order, cause the Demised Premises and the Buildings to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law or as may be otherwise approved by Landlord (which approval shall not be unreasonably withheld or delayed). Upon payment or satisfaction of a lien, the Tenant shall thereupon furnish Landlord with a written instrument of release otherwise in form for recording in the office of the Clerk of the Circuit Court, Osceola County, Florida, sufficient to establish the release as a matter of record.

        (b) The Tenant may, at its option, contest the validity of any lien or claim of lien if the Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by law, and thereby obtained the release of the Demised Premises and the Buildings from such lien, or if Tenant provides other security or assurances reasonably approved in writing by Landlord. If judgment is obtained by the claimant of any lien, the Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. The Tenant shall, at its own expense, defend the interests of the Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, and at its expense, engage its own counsel and assert its own defenses, in which event the Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense.

        (c) Prior to commencement of any of the Tenant's Work on the Demised Premises for which a Notice of Commencement is required pursuant to Chapter 713, Florida Statutes (or its successor), the Tenant shall record such a notice in the office of the Clerk of the Circuit Court, Osceola County, Florida identifying the Tenant as the party for whom such work is being performed and requiring the service of copies of all notices, liens or claims of lien upon the Tenant and the Landlord.



                                       23                         EXECUTION COPY

     4. Use. (a) The Tenant shall operate the Project as a first class destination hotel and convention center in accordance with the Operating Standards for the accommodation of hotel and convention guests, and for related convention, meeting and similar purposes, throughout the Term hereof, with related shops, stores, restaurants and such other amenities as are in keeping with operation of such a facility, and for no other purpose, and except for reasonable interruptions for reasonable periods for repairs, renovations, replacements and rebuilding in the ordinary course of operations, all of which will be carried out pursuant to, and in accordance with, the applicable provisions of this Lease. There will be no change in the primary use of the Project as a first class destination hotel and convention center (time-sharing or time interval Landlordship will be deemed a change in use) or any discontinuance of use, without the prior written consent of Landlord. Until and unless the balance of the Xentury City CDD property shall be fully developed and built out, the Tenant shall not increase the number of guest rooms above 1800, or amount of convention area above the greater of (i) 350,000 square feet or
(ii) 260 square feet per hotel guest room (exclusive or "pre-function" or "back-of-the-house"areas), without the prior written consent of the Landlord which may be withheld in the Landlord's sole discretion unless the Landlord determines that any such increase will not limit or delay or potentially increase the burden or conditions on or otherwise adversely impact, or have a reasonable potential to adversely impact, the development of all remaining undeveloped parcels. Notwithstanding the foregoing or any other provision of this Lease to the contrary, changes in configuration, size or use of the guest room space, common areas, meeting and exhibit space, number or size of restaurants, retail facilities or any other aspect of the Project shall not, subject to the provisions of Section 10 of this Lease, require the consent of the Landlord, provided the Project shall continue to be operated in a manner consistent with operation of a first class destination hotel and convention center consistent and in accordance with the Operating Standards. Throughout the Term the Tenant shall reserve and make available to Landlord or Landlord's designee upon reasonable prior request (written or through the Convention Hotel reservation process) one of the Convention Hotel's larger suites at the Convention Hotel's most-favored corporate rate for use from time to time on an as-requested basis, subject to unreserved availability.




                                       24                         EXECUTION COPY

        (b) The Tenant represents, covenants and warrants that throughout the Term, the Tenant shall, at its own cost and expense, timely observe and comply in all material respects: with all Legal Requirements and with all Insurance Requirements applicable to the Buildings and/or the Demised Premises and use and/or occupancy thereof. Anything herein to the contrary notwithstanding, the Tenant may contest any Legal Requirements or Insurance Requirements which it, in its reasonable judgment, deems unreasonable or inapplicable, and may, during the pendency of such contest, defer compliance with any Legal Requirements provided that such contest and/or non-compliance: (1) does not subject the Tenant's interest in the Demised Premises, the Buildings, the Furnishings or any part of the foregoing to the imminent risk of sale or forfeiture; (2) does not imminently jeopardize the continuing operation of the hotel business as contemplated under this Lease or Tenant's ability to pay all amounts coming due and payable hereunder, or imminently threaten any reduction in Gross Revenues; and (3) does not subject Landlord to damages, a fine or a penalty for which Tenant has not provided to Landlord adequate security or other adequate assurances of payment, or the risk of forfeiture of its interest in the Demised Premises, the Buildings or the Furnishings, or any part thereof. The Tenant agrees to give Landlord written notice of any violation of any Legal and/or Insurance Requirement affecting the Project, which is posted on, or fastened or attached to, the Land, or of which the Tenant otherwise becomes aware, within ten (10) days after receipt or posting of any such notice or the Tenant obtains actual knowledge of such violation, unless such violation: (1) would not subject the Tenant's interest in the Demised Premises, the Buildings, the Furnishings or any part of the foregoing to the imminent risk of sale or forfeiture; (2) would not imminently jeopardize the continuing operation of the hotel business as contemplated under this Lease or Tenant's ability to pay all amounts coming due and payable hereunder, or imminently threaten any reduction in Gross Revenues; and (3) would not subject Landlord to damages, a fine or a penalty for which Tenant has not provided to Landlord adequate security or other adequate assurances of payment, or the risk of forfeiture of its interest in the Demised Premises, the Buildings or the Furnishings, or any part thereof. The Tenant shall indemnify Landlord against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and disbursements) resulting from, or incurred in connection with, any such contest or non-compliance, except to the extent of any actual fault of Landlord in connection therewith.

        (c) The Tenant shall not use or occupy or allow or suffer the Demised Premises or the Buildings or any part thereof to be used or occupied for any purpose other than as set forth in paragraph (a) of this Article, or which is in contravention of any Certificate of Occupancy, nor shall the Tenant commit or suffer any use, occupancy, act or omission to be done or condition to exist in the Buildings, or on the Demised Premises which may constitute a nuisance, public or private, provided the Tenant shall not be in violation of this covenant, provided the Tenant has undertaken to cure any such condition upon the Tenant obtaining knowledge of such condition, and the Tenant is diligently pursuing the cure of such condition.


                                       25                         EXECUTION COPY

        (d) Subject to the rights of the Xentury City CDD and interests and activities (including public interests) contemplated under the CDD Project Agreement, the Tenant shall not knowingly suffer or permit the Demised Premises to be used by the public in a such manner which would impair Landlord's title to, or its reversionary interest in, the Demised Premises, Buildings or Furnishings or any portion thereof, or which would support or provide a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Demised Premises or any portion thereof or interest therein.

        (e) The Tenant shall have no right to convert the use of the Buildings and/or its leasehold estate under this Lease to any time sharing, time interval or cooperative form of ownership, or to subject the same to any condominium regime. Tenant shall have no right to otherwise alter the legal nature of its ownership of the leasehold estate created by this Lease or its ownership of the Buildings, but nothing in this sentence shall be deemed to limit the rights of Tenant under Article 12 hereof.

        (f) The Tenant's use of that portion of the Demised Premises legally described in Exhibit B-4 attached hereto and by this reference made a part hereof (the "Southerly Parking Area") shall be limited at all times hereunder to use for Convention Hotel guest and employee (and occasional short-term bus) parking only, and the Southerly Parking Area shall not be used for any other use including without limitation truck, maintenance vehicle, bus, camper, or RV parking [other than occasional short-term bus parking for periods of not more than 5 days during times of peak parking demands], and shall be improved, maintained and used only in accordance with the terms of this Paragraph 4.(f). The Southerly Parking Area shall be improved only for passenger vehicle parking and related access ways, curbs, gutters, drainage and landscaping, and shall be improved and maintained at all times with adequate landscaping buffers to minimize visual or other impacts upon adjacent development parcels within the Xentury City Development Project. The Landlord hereby reserves the right, at Landlord's sole cost and expense, in connection with the development of adjacent parcels within the Xentury City Development Project, to unilaterally (and the Tenant hereby agrees to) modify the boundaries and relocate and reconstruct improvements of and within the Southerly Parking Area, as required by Landlord under plans developed with Tenant or provided for Tenant's prior written approval (which shall not unreasonably be withheld, conditioned or delayed) provided only that: (1) the number of passenger vehicle parking spaces therein is not reduced; (2) reasonably equivalent driveway connections to the balance of the Demised Premises and site landscaping are maintained or replaced; (3) all Southerly Parking Area site drainage and similar infrastructure facilities are preserved or replaced in accordance with all applicable Legal Requirements; and
(4) Tenant is provided with a reasonable opportunity to approve in advance all construction scheduling in order to minimize any necessary adverse impacts on Tenant's activities at the Demised Premises. To the extent that such relocation by Landlord requires Tenant to provide temporary off-site parking for guests and employees other than upon lands adjacent to the Convention Hotel which are provided at no charge by or at the request of Landlord, then Landlord shall reimburse Tenant for all additional costs incurred by the Tenant in providing such facilities such as (but not limited to) the costs of signage, security and transportation, if any.



                                       26                         EXECUTION COPY

        (g) The Tenant's and the Landlord's shared use of the use of the Shared Drainage Line Easement Area and the Shared Use Retention Pond Easement Area shall be exercised strictly in accordance with the following terms and conditions of this Paragraph 4.(g):

            (i) Tenant shall (subject to its right to obtain a partial reimbursement from Landlord as provided below) properly maintain and repair the Shared Drainage Line Easement Area and the shared use drainage facilities located therein at Tenant's expense at all times, and the Shared Use Retention Pond Easement Area and the shared drainage facilities located therein shall be maintained by the Xentury City POA at its cost and expense at all times as Common Elements under the Declaration (as identified and defined below);

            (ii) The Tenant's right to drain into and drainage capacity within the Shared Use Retention Pond Easement Area and the drainage facilities located therein shall be non-exclusive of other properly permitted drainage or other compatible uses and shall be limited to, and Landlord and/or the Xentury City POA shall construct and maintain shared drainage facilities therein adequate to accept, drainage flows only from the specific portion of the Land as generally depicted in Schedule I to Exhibit B-2 attached hereto and by this reference incorporated herein and containing approximately twenty-five and six tenths (25.6) acres and limited to flows which would be generated from development intensity and impervious surface thereon resulting in a maximum discharge into the shared drainage facilities within the Shared Drainage Line Easement and then into the Shared Use Retention Pond Easement Area of no more than one hundred and forty-three (143) cubic feet per second of properly designed and permitted storm water flows based on a 50-year 72-hour design storm which is the regulated design storm as of the initial construction of the Project (the "Design Storm Event").

            (iii) Similarly, the Landlord's right to drainage capacity through the Shared Drainage Line Easement Area shall be non-exclusive of Tenant's other properly permitted drainage and shall be limited to, and Tenant shall construct and maintain shared drainage facilities therein adequate to transmit, drainage flows only from the adjacent properties in the Xentury City Development Project as generally depicted in Schedule I to Exhibit B-3 attached hereto and by this reference incorporated herein, or other adjacent properties, containing not more than fifteen and five tenths (15.5) acres and limited to flows which would be generated from development intensity and impervious surface thereon resulting in a maximum discharge into the shared drainage facilities within the Shared Drainage Line Easement of no more than eighty-seven (87) cubic feet per second of properly designed and permitted storm water flows based on the Design Storm Event. In consideration of Tenant's properly maintaining the Shared Drainage Line Easement Area and all the shared drainage facilities located therein, the Landlord shall reimburse Tenant on an annual basis (subject to Tenant furnishing reasonably acceptable evidence of the costs actually incurred in maintaining all drainage-related facilities) for its Volumetric Share of available shared drainage transmission capacity within the Shared Easement Area reserved and allocated to Landlord, which has been established as Forty Percent (40%).



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

            (iv) Landlord and Tenant do each hereby covenant and agree for the benefit of the other not to discharge, or to cause or allow to be discharged, any pollutants in excess of quantities or levels permitted by law, whether in connection with a single incident or over time, either directly or indirectly, from their respective parcels into, onto, through or upon the Shared Drainage Line Easement Area or the Shared Use Retention Pond Easement Area. For purposes hereof, "pollutants" shall be defined as any pollutant contaminant, toxic or hazardous substance, or gasoline, oil or any petroleum product, all as defined in or contemplated by any federal, state, local or other applicable governmental authority's law, rule, guideline, standard, regulation or ordinance. Each party hereto shall be solely and completely responsible for assuring that no pollutants in excess of quantities or levels permitted by applicable law, whether in connection with a single incident or over time, will be discharged from its respective parcel or parcels into, onto, through or upon the Shared Drainage Line Easement Area or the Shared Use Retention Pond Easement Area. Each party shall be liable to the other parties hereto, except in the instance of the active negligence or intentional misconduct of the other party, or its respective successors and assigns, for any and all damage, loss, cost or other liability incurred as a result of or in any way connected with pollutants in excess of such quantities or levels discharged into, onto, through or upon the Shared Drainage Line Easement Area or the Shared Use Retention Pond Easement Area from such party's parcel or property without regard to fault, knowledge or lack of knowledge of, or acquiescence to, such discharge on the part of said party, it being the intent hereof that each party shall be strictly liable for the discharge of pollutants into, onto or upon the other party's property. Such party shall reimburse the other party for any and all costs and expenses incurred as a result of or in any way connected with any claims related to or arising out of any such discharge of pollutants from said party's parcel, including payment of reasonable attorneys' and consultants' fees and costs. In the event that either party to this Lease, including its successors or assigns, is actively negligent and such active negligence causes or contributes to any such damage or liability incurred as a result of or in any way connected with pollutants discharged from another party's parcel, such actively negligent party shall be responsible for its negligence and proportionate share of the damages, including attorneys fees and costs as provided above, as determined by law.

            (v) Landlord and Tenant each hereby agree that to the extent that either party hereto shall be responsible for construction or maintenance of any of the facilities contemplated to be located within the Shared Drainage Line Easement Area or the Shared Use Retention Pond Easement Area, then said party agrees, for the benefit of the other party hereto, that: (i) there shall be no design or structural defects in such facilities or defects in workmanship related to such facilities, (ii) there shall be no personal injury or property damage, including without limitation, personal injury or property damage to third parties, arising from or in connection with any construction or maintenance activities, (iii) there shall be no failure to undertake and complete such maintenance, repair and replacement activity as is contemplated herein, and (iv) that there shall be no disturbance of or damage to any utility facilities located within any relevant utility easement areas and the construction or maintenance activities shall not result in the need for repairing, replacing and/or relocating any such utility facilities. In the event that any party breaches the provisions of this subparagraph, the injured parties shall be entitled to recover all losses and/or damages incurred or assessed



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

against such injured parties as a result of such breach, including reasonable attorneys' and consultants' fee and costs.

            (vi) Subject to the rights of third parties under existing agreements with the Landlord and its affiliates, Landlord agrees that billboard signage, once constructed by Landlord and its affiliates or their successors or assigns within the Shared Use Retention Pond Easement Area in accordance with currently existing billboard signage approvals which have been obtained from Osceola County, shall not be expanded or enlarged in any material way which would cause or increase any material and direct adverse impact on sight lines to the Project or Project signage from adjacent roadway areas without the prior written approval of the Tenant, which approval shall not unreasonably be withheld, conditioned or delayed so long as all reasonable efforts are made to minimize unnecessary impacts on the Project or if such changes are necessitated by changes in regulations applicable to such billboard signs.

        (h) The Tenant's use of that portion of the Demised Premises legally described in Exhibit B-5 attached hereto and referred to herein as the "Pervious Only Area" shall be limited at all times hereunder to use for landscaped green space or similar uses which do not prevent the Landlord from the full exercise and enjoyment of its reserved easement rights to use the Pervious Only Area for Pervious Uses, and to other intermittent and short term uses requested by Tenant and approved in writing by Landlord from time to time, which approval shall not be unreasonably conditioned, withheld or delayed so long as Tenant's proposed short-term uses do not materially interfere with Landlord's proper use of the Pervious Only Area, and the Pervious Only Area shall not be used for any other use including without limitation stormwater management or other site infrastructure or parking or any vertical development, and the Pervious Only Area shall be improved, maintained and used only in accordance with the terms of this Paragraph 4.(h). The Pervious Only Area shall be improved and maintained at all times by the Tenant as a properly landscaped green area, recognizing however the location of the Pervious Only Area toward the rear of the Project, but landscaped consistently with the adjacent exterior areas of the Convention Hotel and adjacent areas of development parcels within the Xentury City Development Project. The Landlord hereby reserves the right, at Landlord's sole cost and expense, in connection with the development of adjacent parcels within the Xentury City Development Project, to unilaterally (and the Tenant hereby agrees to) modify the boundaries of and relocate the Pervious Only Area, as required by Landlord under plans developed with Tenant or provided for Tenant's prior written approval (which shall not unreasonably be withheld, conditioned or delayed) provided only that reasonably equivalent landscaping is maintained or replaced, that such relocation of the Pervious Only Area does not cause a violation of any permit issued under applicable Legal Requirements for the Convention Hotel, and Tenant continues to have reasonable access for ongoing maintenance of the Pervious Only Area and the Pervious Only Area continues to be contiguous to the balance of the Demised Premises. Notwithstanding the foregoing the Tenant shall also be entitled to use the Pervious Only Area for construction staging activities prior to the Completion Date but only in accordance and subject to all applicable terms of Paragraph 6(e) of the Land Development Agreement.


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

     5. Landlord's Delivery of Utility Improvements. (a) As part of the Landlord Responsibilities, Landlord shall be responsible, at its sole cost and expense, to arrange for the delivery of permanent installations for potable water, sanitary sewer lines, natural gas lines, electricity and storm drainage connections (the "Utilities"), telephone lines and cable television lines to locations along the property line of the Land. Landlord covenants that the Utilities, telephone lines and cable television lines shall enter the Demised Premises only through the beds of public streets and/or through underground easements or rights of way which shall be granted by Landlord to the relevant utility companies (the "Utilities Easements"). The parties shall endeavor to cooperate with each other and to coordinate their efforts in provision for the supply of the Utilities, telephone lines and cable television lines to the Land. The Utilities shall be in place at the property line by the dates set forth in the Land Development Agreement. In the event the Utilities are not in place by the dates set forth in the Land Development Agreement, the Tenant may exercise the remedies set forth in the Land Development Agreement, including, without limitation, the right to arrange for completion of the delivery and installation of the Utilities, with the costs incurred by the Tenant to be offset against Rent owed by the Tenant to the Landlord hereunder.

        (b) Except for the Landlord Responsibilities, the Tenant will be responsible, at its sole cost and expense, for preparation of the Land and will provide for all other on-site requirements for the Convention Hotel, including, without limitation, roads, bridges, parking, walkways, any utilities, on-site drainage requirements and systems, lakes and any recreational activities within the Land; Landlord shall have no obligation to provide for any on-site requirements except for the Landlord Responsibilities or as otherwise expressly provided for in this Lease or in the Land Development Agreement.

        (c) Except as otherwise expressly provided herein or in the Land Development Agreement, the Tenant will be responsible for any on-site utilities and shall pay customary hook-up and service fees, including, without limitation, the cost and construction of the substations to be located on the Land with the exception of the equipment which may be supplied by the utility company, i.e., the Tenant shall construct and pay for the duct bank to connect the manhole to the substation, the pad and the enclosure.

     6. Rent. (a) Certain additional Definitions. For the purposes of this
Article 6 the following terms shall have the following definitions:

              (i) "Accounting Month" shall mean each period of time consisting of not less than three (3) nor more than six (6) full calendar weeks that is used by the Tenant or its manager of the Convention Center and Hotel within the Project (the "Manager") in its accounting of the operations of the Project as one of not less than twelve (12) accounting periods in any calendar year during the Term of this Lease. Tenant shall notify Landlord, promptly following the Opening Date, of the commencement and expiration dates of each Accounting Month as in effect following the opening of the Convention Hotel and shall thereafter notify Landlord of any modifications thereto, forthwith upon Tenant's first becoming aware of same.


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

              (ii) "Affiliated Entity" shall mean any entity controlling, controlled by of under common control with Tenant, or any general partner in Tenant if Tenant is a partnership, or any officer or director (or stockholder, if Tenant is a privately held corporation) of Tenant if Tenant is a corporation, or any trustee of Tenant if Tenant is a trust, or any beneficiary of Tenant if Tenant is a private trust; and as used in the provisions of this Lease other than this Article 6, "Affiliate of Tenant" shall mean any entity controlling, controlled by or under common control with Tenant, or any constituent partner, or any officer, director, employee, agent, representative, successor or assign of any of the foregoing (or any stockholder if Tenant is a privately held corporation), or any trustee of Tenant if Tenant is a trust, or any beneficiary in Tenant if Tenant is a private trust.

              (iii) Intentionally Omitted.

              (iv) "Annual Escalator Amount" shall mean, for each period following the Stabilization Date during which the Base Rent is subject to increase by the Annual Escalator Amount, the Annual Escalator Percentage times the annualized amount of Base Rent in effect immediately prior to such increase.

              (v) Intentionally Omitted.

              (vi) Intentionally Omitted.

              (vii) "Exclusion Items" shall mean and include only the following items of or related to revenue, which shall be excluded from (or deducted to the extent included in) the calculation of Gross Revenues hereunder:

                    (1) interest income earned by Tenant;

                    (2) the sale of used equipment, trade fixtures or other capital assets, and of supplies or inventory;

                    (3) loan proceeds, capital contributions, condemnation proceeds (other than those received in respect of a temporary taking), and insurance proceeds other than so-called "rent or rent interruption insurance" proceeds;

                    (4) such credits, allowances, and refunds as may be customary from time to time in the hotel industry, including without limitation actual charge-offs for "errors and concessions" against hotel revenues and actual bad debt charge-offs of accrued amounts receivable to the extent previously included in Gross Revenues (but not allowances for bad debts) and returns of merchandise from or on behalf of customers;

                    (5) credit card company fees customarily deducted from credit card remittances;



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

                    (6) third-party travel agent commissions and amounts actually disbursed to third parties by the Convention Hotel, if any, for hotel guest frequency programs;

                    (7) service charges paid by guests to the extent paid to employees of the Project as tips and gratuities;

                    (8) rents and license fees from subtenants and concessionaires;

                    (9) the amount of any sales, use or excise taxes, taxes on rents and other similar taxes; use or excise taxes, taxes on rents and other similar taxes;

                    (10) expenses paid by Tenant to licensees, subtenants and Affiliates of Tenant which are (and only to the extent of the amount) included again in Gross Revenues hereunder as Gross Revenues of any such licensee, subtenant or Affiliate;

                    (11) pass-through charges paid by hotel guests, including amounts included with guest room charges by contract with convention-booking agencies, and paid in full to unrelated third parties without retention of any portion thereof by Tenant, including items such as transportation charges or parking charges payable to third-party parking providers; and

                    (12) deposits received for reservations in any other hotel to the extent the deposit is paid over to the other hotel.

              (viii) "Generally accepted hotel accounting principles" shall mean the Uniform System of Accounts for Hotels of the Hotel Association of New York City, Inc. (as the same may be revised from time to time) or, if such system is no longer generally recognized by the hotel industry in the United States as a standard for generally accepted hotel accounting principles, such successor or other standard as is then so recognized and as is most consistent with the accounting principles and practices theretofore applied with respect to the Project.

              (ix) "Gross Revenues" shall mean and include all revenues and receipts derived by Tenant, and/or by any subtenants or concessionaires of Tenant (or when the term is used with respect to any entity other than Tenant, all revenues derived by such other entity) in respect of the Project from whatever source, including without limitation all hotel departments, services and operations, on- and off-premises catering, all meetings, conventions, entertainment venues, and all sales and services in, about, and originating from, the Project (including any common areas and the Buildings), and excluding but only excluding the "Exclusion Items" as defined above. Gross Revenues shall not be deemed cumulative



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

from one Hotel Year to any succeeding Hotel Year but, rather, they shall be computed separately for each Hotel Year on an accrual basis in accordance with generally accepted hotel accounting principles, consistently applied. For the purpose of determining Percentage Rent under this Article, Gross Revenues derived by a subtenant or concessionaire of Tenant or any Affiliated Entity, or by any person for the use, account or benefit of Tenant, shall be deemed Gross Revenues received by Tenant.

              (x) "Hotel Year" shall mean, for the first Hotel Year, the period commencing on the first day of the Accounting Month during which the Opening Date occurs and ending on December 31 in the calendar year during which the Hotel is first opened to the public for business and, for subsequent Hotel Years, each consecutive twelve (12) calendar-month period, after the first Hotel Year, which commences on January 1 and ends on December 31 throughout the remainder of the Term; provided, however, that the final Hotel Year shall consist of the period commencing on the January 1 immediately following the penultimate Hotel Year and ending on the last day of the Accounting Month during which this Lease expires or is terminated in accordance with its terms.

              (xi) "Opening Date" shall mean the date on which the Project opens for business with the general public.

              (xii) "Prime Rate" shall mean the fluctuating annual rate equal at all times to two percent (2%) per annum above the highest annual prime rate (or base rate) published from time to time in The Wall Street Journal under the heading "Money Rates" or any successor heading as being the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) or if such rate is no longer published, then the highest annual rate charged from time to time at a large U.S. money center commercial bank selected by Landlord (by notice to Tenant) on short-term, unsecured loans to its most creditworthy large corporate borrowers. Each change in the Prime Rate shall take effect on the first day of the Accounting Month immediately succeeding the Accounting Month in which the corresponding change occurs in the then applicable rate referred to above, and, in the event of multiple changes in such applicable rate during the subject Accounting Month, the change in the Prime Rate shall be based on the last such applicable rate in effect during the subject Accounting Month.

              (xiii) "Rent" shall mean all rent reserved under this Article 6 including the Base Rent, Percentage Rent and all Additional Rent, and any further sums due from Tenant whether or not characterized as additional rent under the provisions of this Lease; all such further sums shall be collectible in the same manner and by the same remedies as rent reserved under this Article.

              (xiv) "Rent Commencement Date" shall mean April 1, 1999.

              (xv) "Stabilization Date" shall mean the earlier of (i) the first day of the first calendar month following the first consecutive twelve (12) month period in which Project hotel room occupancy meets or exceeds an average of Eighty Percent (80%), or (ii) the fifth (5th) year anniversary of the Opening Date for the Project.


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

                    (b) Base Rent.

                        (ii) No Rent shall be payable with respect to any period during the Term of this Lease prior to the Rent Commencement Date.

                        (iii) From and after the Rent Commencement Date, Base Rent shall be payable as follows:

                              (1) For the period commencing on the Rent
                    Commencement Date, and expiring on the day immediately prior to the date (the "Base Rent Increase Date") which is the earlier of the Opening Date or March 1, 2002, Tenant shall pay as initial Base Rent for each Hotel Year (or portion thereof) during such period, an annual sum of Eight Hundred Fifteen Thousand Four Hundred and Fifty Dollars ($815,450) per year, payable monthly in advance in equal monthly payments of Sixty-Seven Thousand Nine Hundred Fifty Four and 17/100 Dollars ($67,954.17) per month commencing on the Rent Commencement Date and continuing on the first day of each month thereafter, which initial Base Rent amount shall not be subject to adjustment by the Annual Escalator.

                              (2) From and after the Base Rent Increase Date,
                    the Base Rent shall be increased to Two Million Nine Hundred Ninety Thousand Four Hundred and Fifty Dollars ($2,990,450) per year and shall thereafter continue to be payable monthly, in advance, on or before the first day of each calendar month in equal monthly installments of Two Hundred Forty-Nine Thousand Two Hundred Four and 17/100 Dollars ($249,204.17) per month.

                              (3) On and as of the Stabilization Date, and then
                    again on and as of the next January 1 immediately following the Stabilization Date (which the parties acknowledge in all likelihood will not be a full year thereafter), and then continuing annually on and as of January 1 of each year thereafter, the amount of the Base Rent shall be increased by the Annual Escalator Amount, and the monthly installment payments thereof shall be increased accordingly.

                    (c) Percentage Rent. From and after the Opening Date, Percentage Rent shall be payable by Tenant to the Landlord hereunder as follows:

                        (i) Tenant shall pay to Landlord Percentage Rent on an annual basis in an amount equal to the Percentage Rent Percentage of annual Gross Revenue for the Project for the immediately preceding Hotel Year. The Percentage Rent Percentage initially shall be equal to Five Tenths of One Percent (0.5%), but shall be subject to upward adjustment as follows:



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

                              (1) Stabilization of Project. Beginning on the
                    Stabilization Date, the Percentage Rent Percentage shall increase by One Quarter of One Percent (.25%); and

                              (2) Non-Recourse Financing. Beginning with the
                    year following the year in which the First Permitted Leasehold Mortgage secures Full Nonrecourse Debt, the Percentage Rent Percentage shall increase by One Quarter of One Percent (.25%) [for purposes of this sub-Section 6(c)(i)(2), "Full Nonrecourse Debt" shall be defined as debt which is non-recourse to the Tenant and its Affiliates as to the payment of principal and interest (other than for principal and interest which could become payable with recourse under specifically-enumerated conditions such as potential fraud, environmental liability, misapplication of insurance proceeds or hotel revenues and similar eventualities), and Tenant agrees to use its best efforts to secure Full Nonrecourse Debt as such time as the same becomes available to Tenant upon commercially reasonable terms acceptable to the Tenant]; and

                              (3) Ten Year Operation. Beginning with the tenth
                    (10th) year following the Opening Date for the Project, the Percentage Rent Percentage used to calculate Percentage Rent for the 10th Hotel Year (and each Hotel Year thereafter) shall increase by One Quarter of One Percent (.25%).

         In no event shall the total amount of the Percentage Rent in any Hotel Year exceed One and One-Quarter Percent (1.25%) of Gross Revenue for the immediately preceding Hotel Year.

                         (ii) Percentage Rent shall be calculated on or before
the end of the first Accounting Month following the end of each Hotel Year (each a "Percentage Rent Calculation Date") based on Gross Revenue for the immediately preceding Hotel Year, and shall be paid to the Landlord on or before forty-five
(45) days following the end of the Hotel Year for which such Percentage Rent is payable and has been calculated (each a "Percentage Rent Payment Date"). For purposes of calculating the Percentage Rent the definition of "Gross Revenues" hereunder shall be deemed to include, without limitation, all revenues within the definition of Gross Revenues set forth above, and the Tenant's calculation thereof shall be subject to audit by the Landlord in accordance with the audit provisions set forth herein.

                         (iii) As provided above, once commenced the Annual
Escalator shall apply to increase the Base Rent on an annual basis, however the Percentage Rent shall be subject to adjustment in accordance with this sub-paragraph 6.(c)(iii). On or before each Percentage Rent Calculation Date following the Stabilization Date, the Tenant shall deliver to the Landlord written notice calculating (i) the increase in the Base Rent for the immediately



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

preceding Hotel Year (the "Adjustment Year"), resulting from the Annual Escalator, over the amount of the Base Rent for the previous Hotel Year (the "Base Rent Increase"), and the amount of the increase, if any, in the Percentage Rent to be paid to the Landlord for the Adjustment Year over the amount of the Percentage Rent for the previous Hotel Year (the "Percentage Rent Increase"). The amount of the Percentage Rent shall be reduced by the amount of the Percentage Rent Increase, if any, up to a maximum reduction amount, however, equal to (and not to exceed) the amount of the Base Rent Increase.

                         (iv) Percentage Rent for the final Hotel Year shall be
payable on the last day of the Lease Term, based upon Tenant's good faith estimate consistent with relevant daily occupancy and sales levels, and shall be subject to final adjustment between the parties based upon actual Gross Revenues on or before forty-five (45) days following the end of the Lease Term.

                     (d) Quarterly Gross Revenues Statements. On or before the thirtieth (30th) day following the last day of the last Accounting Month during each calendar quarter of each Hotel Year (the "Subject Quarter"), Tenant shall submit to the Landlord a statement (the "Quarterly Gross Revenues Statement"), setting forth in reasonable detail all items of Gross Revenues and the derivation thereof, and the gross rents and license fees referred to in the definition of Gross Revenues hereunder, in each case, derived by or for the benefit of Tenant or otherwise from the Project in respect of the Subject Quarter and the resulting amount of the Percentage Rent for the Subject Quarter, notwithstanding that the same shall not be payable until following the end of the subject Hotel Year; together with copies of any statements received by Tenant or its Affiliates from the Hotel Manager and/or from Tenant's subtenants and concessionaires with respect to the matters referred to in the foregoing clauses of this section [for any Tenant which is, or which is a consolidated affiliate of, a publicly-traded entity with regulated quarterly and annual financial statement filing requirements with the United States Securities and Exchange Commission or equivalent (herein a "SEC Filing Tenant"), the quarterly and annual statement dates provided in this paragraph and the immediately following paragraph shall be extended to the date which is two (2) business days following the regular due dates of such public quarterly and annual filings, as applicable]. In addition, notwithstanding the provisions of sub-section 6.(c)(ii) above, each Tenant which is a SEC Filing Tenant shall pay each annual payment of Percentage Rent for the prior Hotel Year on or before the Percentage Rent Payment Date as set forth above or within five (5) business days following release of such SEC Filing Tenant's annual earnings announcement, whichever is earlier, based upon internally-available calculations (or to the extent unavailable, good faith estimations) of Gross Revenues for the prior Hotel Year just ended, but shall not be obligated to release to Landlord any Gross Revenues statements or other financial information relative to the Convention Hotel until the Annual Gross Revenues Statement is due hereunder.



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


                     (e) Annual Gross Revenues Statements. Tenant shall, by no later than sixty (60) days following the end of each Hotel Year, furnish to Landlord for such Hotel Year: (i) a complete statement (the "Annual Gross Revenues Statements"), certified by an independent certified public accountant who is actively engaged in the practice of his profession and is acceptable to Landlord or for any SEC Filing Tenant, certified by internal CPA auditors employed by the Tenant as also being consistent in all material respects with information furnished in connection with and forming the basis for independently audited annual financial statements for the SEC Filing Tenants's consolidated reporting group (which statement shall also be certified either by an officer of, or a partner in, Tenant or by the Hotel Manager), setting forth, with respect to such Hotel Year, the matters dealt with by the Quarterly Gross Revenues Statement (the term "Hotel Year" being substituted for the term "Subject Quarter" where applicable for the purposes of the Annual Gross Revenues Statements), and (ii) copies of statements from the Hotel Manager and from Tenant's subtenants and concessionaires as to their respective operations at the Project setting forth in reasonable detail all Gross Revenues derived, by them, respectively, in respect of the Project [it being understood that Tenant shall not be in breach of this clause (ii) for failure to provide any such statement if the Hotel Manager, a subtenant or concessionaire has failed to deliver such statement to Tenant, provided that: (x) Tenant's Hotel Management Agreement (as hereinafter defined) with such Hotel Manager or Tenant's sublease or concession agreement with such subtenant or concessionaire (as the case may be) includes provisions obligating such Hotel Manager, subtenant or concessionaire to prepare and deliver such statement in sufficient time to allow Tenant to comply with this clause (ii); and (y) Tenant is using its best efforts to obtain compliance with such provisions and continues to do so]. If the Annual Gross Revenues Statement for any Hotel Year indicates that any payments of Percentage Rent theretofore made with respect to such Hotel Year exceed the actual final amounts due for such Hotel Year, the amount of any such overpayment, together with interest thereon calculated as set forth below in this paragraph, shall be credited against the next payment or payments of Rent (including Base Rent as well as Percentage Rent) falling due. Alternatively, if the Annual Gross Revenues Statement indicates that total payment of Percentage Rent theretofore made with respect to such Hotel Year is less than the Percentage Rent amount due for such Hotel Year as established under the Annual Gross Revenues Statement, then Tenant shall distribute the balance together with interest thereon calculated as set forth below in this paragraph, to the Landlord concurrently with the submission of the Annual Gross Revenues Statement. Any underpaid amount of Percentage Rent shall accrue interest at the Prime Rate from the date due and payable under the Agreement until the date on which the Annual Gross Revenues Statement is due, and thereafter shall bear interest at the highest rate allowed by law until paid in full.

                     (f) Rent Abatements. There shall be no abatement of any Rent due under this Lease for any reason except as specifically provided for herein.


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

                     (g) Miscellaneous Rent Provisions. (i) Tenant shall at all times during the Term of this Lease keep and maintain (separately from any of its other books, records and accounts) accurate, complete and up-to-date books and records pertaining to the Project, including books of account reflecting the operations of the Project and all matters referred to in this Article and in the other Articles of this Lease. Following the opening of the Project to the public for business, the Landlord or its representatives shall have, at all reasonable times during normal business hours, reasonable access, on reasonable advance notice, to the books and records of Tenant pertaining to the Project, including books of account properly reflecting the operations of the Project, which books and records shall be kept at the Project, and the Landlord shall have the right to cause an independent audit of said books and records to be made at any time [but not more frequently than once in any twelve (12) month period unless a material misrepresentation or omission of Tenant's reported Gross Revenues are discovered], at Landlord's expense. Such right of inspection and audit may be exercised by Landlord at any time within three (3) years after the end of the Hotel Year to which such books and records relate (but only once for each Hotel Year absent evidence of an material misrepresentation or omission not disclosed by a prior audit for any Hotel Year), and Tenant shall maintain all such books and records for at least such period of time and, if any dispute between the parties with respect to this Lease has arisen and remains unresolved at the expiration of such period of time, for such further period of time until the final resolution of such dispute. Further, each lease or concession agreement or other agreement entered into by Tenant with a subtenant or concessionaire in connection with the Project shall contain a provision pursuant to which Tenant and Landlord are granted the same rights with respect to the books and records to be maintained as aforesaid, which provisions Tenant shall use its best efforts to enforce. Any Annual Gross Revenues Statement shall be deemed accepted by Landlord as correct if Landlord does not give its objections to Tenant, with reasonable specificity as to such objections, within three (3) years after the giving of such Statement. Should Landlord so request, Tenant shall furnish Landlord with true copies of sales and use tax returns filed with the Florida Department of Revenue (or its successor) by Tenant and by its subtenants, concessionaires and other persons or entities whose revenues are included in Gross Revenues.

                         (ii) If, upon any examination by Landlord or its
representatives of the books or records of Tenant or any other person or entity referred to in this Article 6, an error shall be revealed which results in there being due to Landlord additional Percentage Rent of any nature, all Percentage Rent calculations prior to the date such discovery is made shall be reviewed (whether or not such Percentage Rent has been audited pursuant to this paragraph) and the amount of any overpayments or underpayments of Percentage Rent which may be disclosed by such review, together with interest accrued thereon from the date on which such underpayment or overpayment was made until the amount thereof is paid at the rates set forth above in the case of an underpayment, shall be paid by Tenant to Landlord upon demand, or, in the case of any overpayment, be credited to the next installment or installments of Rent falling due (or, if this Lease shall have terminated other than by reason of Tenant's default, be repaid by Landlord to Tenant). If such error results in there being due to Landlord additional Percentage Rent for any Hotel Year in any amount as a result of an intentional misrepresentation or omission, or in an amount equal to or exceeding five percent (5%) of the Percentage Rent theretofore paid by Tenant in respect of such Hotel Year as to any other error,



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

then all actual costs of such examination incurred in good faith by Landlord shall also be paid by Tenant to Landlord upon demand.

                         (iii) All payments of Rent shall be made to the
Landlord at the address for Notices to the Landlord set forth hereinbelow, or to such other mailing address as Landlord may from time to time designate by notice to Tenant.

                         (iv) It is the intention of the parties that any and
all rents reserved by this Article shall be net rents, and Landlord shall receive the same free from all costs, charges, expenses and damages, and in addition to all other amounts that by the provisions of this Lease are made expressly, although in general terms, payable by Tenant. All Rent and other payments due to Landlord under this Lease shall be free from all claims, demands or set-offs of any nature whatsoever which Tenant may have or allege against Landlord (other than such credits for overpayment of Percentage Rent as are expressly provided for in this Article 6 or any other credits or offsets as are specifically provided for elsewhere under this Lease) and all such payments shall, upon receipt by Landlord, be the absolute and sole property of the Landlord.

                         (v) All payments due under this Lease shall be made in
current legal tender of the United States as the same is by law constituted at the time of such payment. Any extension, indulgence or change by Landlord in the mode or time of payment of Rent or any other amount payable hereunder on any occasion shall not be construed as a waiver of any provision of this Lease, or as requiring or granting a similar extension, indulgence or change by Landlord upon any subsequent occasion.

                         (vi) If and to the extent that the amount of Base Rent
or Percentage Rent should change during any applicable payment period, whether as a result of the occurrence of the Base Rent Increase Date, the Annual Escalator, or of changes in the Percentage Rent Percentage, or otherwise, the amount of the Base Rent or Percentage Rent shall change and be prorated effectively as of the date of any such change and the applicable payment amount adjusted accordingly as of the next applicable payment date.

                         (vii) The obligation to pay all Rent reserved herein
shall survive the expiration or termination of this Lease. Landlord's obligation to repay to Tenant overpayments of Percentage Rent as expressly provided for in this Article 6 shall also survive the expiration or termination of this Lease, unless such termination is by reason of the breach or default of Tenant.

                         (viii) Whenever the terms "subtenant" or
"concessionaire" are used in this Article they shall include Tenant and any and all subtenants, concessionaires and licensees whether they receive their rights in respect of the Demised Premises and/or the Buildings directly from Tenant or indirectly through another subtenant or licensee.

                         (ix) Except as may otherwise be provided in this Lease,
Rent shall be prorated as of the expiration of the Term.


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

                         (x) Except as otherwise expressly provided in this
Article 6, in the event that any dispute should arise between Landlord and Tenant in respect of the application of the terms and provisions of this Article relating to the calculation and payment of Percentage Rent (other than those contained in Paragraph 6.(c)(i) above) and/or in respect of any of the calculations, statements or forecasts made or prepared pursuant thereto and/or in respect of either party's compliance with such terms and conditions, either party to this Lease may give the other notice of such dispute (a "Percentage Rent Dispute Notice") setting forth the subject of such dispute and a brief description of such party's contentions with respect thereto. If such dispute is not resolved to the mutual satisfaction of both parties within twenty (20) days after delivery of the Percentage Rent Dispute Notice relating thereto, either party shall have the right to submit such dispute to arbitration as provided for in Article 49 of Lease by serving upon the other party an Arbitration Notice in accordance with said Article 49, whereupon the provisions of said Article 49 shall apply. The arbitrators appointed pursuant to Article 49 shall resolve such dispute by applying the terms and provisions of this Article, and their decision shall specify measures or action which Landlord and/or Tenant must take to comply with such terms and provisions and shall order Landlord and/or Tenant to take such measures or action.

                     (h) Confidentiality Provisions. All Confidential Information received by one party to this Lease from the other party shall be kept confidential and shall not, without the prior written consent of the disclosing party, be disclosed or used in any way by the receiving party, its agents, representatives, or employees in any manner whatsoever, in whole or in part, to any person who is not a party to this Lease, unless legally compelled to do so by proper legal process. This provision shall be binding upon the parties hereto, their respective successors and assigns and all representatives, agents, and employees thereof. For purposes hereof, "Confidential Information" shall mean, collectively, any information relating to the business affairs, operations or financial conditions of the parties hereto made available by a party hereto, pursuant to the terms of this Lease, or any other agreements entered into in connection herewith, including, without limitation, all financial statements, reports, construction reports, notes, and other data, all plans and specifications for the Improvements, any advertising, promotion or marketing plans or procedures, and such other data or information related to the development and construction of the Improvements and/or the operation of the Convention Hotel pursuant to the terms of this Lease. Notwithstanding the foregoing, the Confidential Information shall not include any information which is or becomes:

                         (i) generally available to the public, other than as a
result of a disclosure in violation of this provision; or

                         (ii) available to the receiving party on a
non-confidential basis from a source other than the delivering party which source is not known or reasonably believed by the receiving party to be prohibited from disclosing such information to the receiving party by a legal, contractual, or fiduciary obligation.

In the event that a party hereto which receives Confidential Information becomes legally compelled to disclose such Confidential Information, the receiving party shall provide the



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

disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this section.

     7. Taxes and Assessments. (a) Subject to apportionment at the beginning and the end of the Term of this Lease, the Tenant shall bear, pay and discharge, not later than the last day on which payment may be made without penalty or interest, all taxes (including any sales and use taxes on rents or that are otherwise by law imposed on and payable by the Tenant or Landlord in connection with this Lease, the Demised Premises and all related agreements), assessments (including special assessments), water and sewer rents, rates and charges, public and private utility charges, excises, levies, license and permit and impact fees and other governmental impositions and charges of every kind and nature whatsoever, general and special, extraordinary as well as ordinary, seen and unforeseen, and each and every installment thereof which shall or may during or in respect of the Term be charged, laid, levied, assessed, imposed, become due and payable or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of or for, the Land or any part thereof, the Buildings or any part thereof, any items of personal property, or such franchises as may be appurtenant to the Land, Buildings or Demised Premises, and all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to the foregoing under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of federal, state, county and municipal governments and of all other governmental authorities whatsoever (each individually a "Tax" and collectively, the "Taxes"). To the extent that the same may be permitted by law and shall be permitted by each Permitted Mortgage, the Tenant shall have the right to apply for the conversion of any special assessment for local improvements in order to cause the same to be payable in installments and, upon such conversion, shall be obligated to pay and discharge punctually only such of said installments as shall become due and payable during or in respect of the Term. The Tenant shall also pay and discharge punctually all installments due during or in respect of the Term with respect to special assessments imposed prior to the commencement of the Term. The Tenant shall furnish Landlord with satisfactory evidence of the payment of any Tax promptly after the Tenant receives receipts therefor or within thirty (30) days of any written request therefor by Landlord. Landlord shall, promptly after the execution hereof, make application to the appropriate taxing authorities for a separate assessment of the Land together with any Buildings located thereon, so that the Taxes shall be billed directly to the Tenant. Until the Land is separately assessed, Landlord shall pay all of the Taxes (exclusive of any Taxes on rent or any personal property Taxes) on the Land in the tax lot of which the Demised Premises are a part, and Tenant will pay to Landlord that portion of such Taxes as is equitably apportioned to the Demised Premises and the Buildings.



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

        (b) The Tenant shall have the right to contest or review, by legal proceedings or in such other manner as it may deem suitable (which, if instituted, shall be conducted by the Tenant at its own expense and free of any expense to Landlord), and in the name of Landlord if necessary, the amount of any assessed valuation or rate in respect of any Taxes or the validity of any Taxes enacted after the date of this Lease. The Tenant may pay under protest or defer payment of a contested item to the extent permitted by law provided that in the case of such a deferral of payment such contest does not subject Landlord to criminal liability, and that prior to the institution of any such proceedings, the Tenant shall furnish to Landlord and to any Permitted Leasehold Mortgagee if so required by the terms of its Permitted Mortgage: (i) an indemnity from a party with a net worth reasonably acceptable to Landlord and such mortgagee indemnifying Landlord against all losses, costs, damages and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by reason of such contest; or (ii) a surety company bond, cash deposit or other security reasonably satisfactory to Landlord and such mortgagee, sufficient to cover the amount of the contested item or items and interest and penalties covering the period which such proceedings may be expected to take, securing payment of such contested items, interest, penalties and all costs in connection therewith. Notwithstanding the furnishing of any such indemnity, bond or security (other than a cash deposit), if the Demised Premises or the Buildings or any part of either shall at any time be in imminent danger of being sold, forfeited or otherwise lost, then the Tenant shall promptly pay such contested item or items; provided, however, that if the Tenant shall have made a cash deposit, then Landlord or such Permitted Leasehold Mortgagee, as the case may be, shall thereupon pay the contested item or items out of the cash deposit, and any balance of the cash deposit remaining after the payment or cancellation thereof shall be repaid to the Tenant without interest. The legal proceedings herein referred to shall include appropriate proceedings to review tax assessments, appeals from orders therein and appeals from any judgments, decrees or orders, but all such proceedings shall be commenced as soon as practicable after the imposition or assessment of any contested item and shall be prosecuted to final adjudication with dispatch; except as specifically permitted by this paragraph, the Tenant shall have no right to contest or review any Tax. Any refunds recovered by the Tenant may be retained by and shall be the property of the Tenant except that such refunds (net of the costs of collection) shall belong to Landlord if and to the extent they are in respect of a period prior to the commencement of the Term.

        (c) Landlord shall not be required to join in any proceedings referred to in paragraph (b) above unless the provisions of any law or the requirements of any governmental authority at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and the Tenant shall indemnify and save harmless Landlord from any such costs and expenses, including reasonable attorneys' fees and disbursements.



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

        (d) Notwithstanding any provision of this Lease to the contrary, the Tenant shall not pay any of Landlord's franchise, corporate, estate, inheritance, succession, capital levy or capital stock taxes, or any of Landlord's income, profits, gross receipts taxes or any other taxes (except any sales and use taxes that are by law imposed on and payable by the Tenant or Landlord in connection with the Demised Premises and all related agreements) that are imposed solely because of the nature of the business entity of Landlord; provided, however, that if any tax, excise or fee measured by or payable in respect of amounts payable to Landlord relating to the Demised Premises shall be levied against Landlord in lieu of, in substitution for, or supplemental to, the Taxes in effect at the date of the execution of this Lease, such tax, excise or fee payable in respect of amounts payable to Landlord relating to the Demised Premises shall constitute a Tax within the meaning of that term as used in this Lease, but the amount thereof shall be measured as if the amounts payable to Landlord relating to the Demised Premises were the sole taxable income, and the Demised Premises and the Buildings were the sole asset, of Landlord.

        (e) Notwithstanding that the Base Rent and Percentage Rent otherwise shall be payable to the Landlord hereunder without offset or reduction except as specifically provided for herein, the Landlord acknowledges and agrees that the Tenant shall be entitled to deduct from and offset against all Rent and any other amounts payable to the Landlord hereunder the amount of any Special Assessments or similar capital charges under the recorded Declaration of Covenants, Conditions and Restrictions for Xentury City dated July 11, 1994 and recorded on July 15, 1994 in Official Records Book 1201, Page 607, Public Records of Osceola County, Florida, as the same may be amended from time to time with the written consent of the original Declarant thereunder or the Landlord (the "Declaration"), or by the Xentury City CDD, other than and not including, however, "Normal Assessments," as defined below. For purposes of the foregoing, "Normal Assessments" shall be defined as assessments attributable to the operation, administration, maintenance, repair and replacement (but not the initial construction of) those items of infrastructure, or project administration under zoning requirements (including, without limitation, landscaping, drainage, sewer, wetlands, potable and irrigation water, roads, sidewalks and utilities) directly benefitting or servicing, or intended to serve or benefit, the Land or more than one site or parcel of land within the Xentury City Development Project included within the lands developed under the DRI Development Order for Xentury City (and referred to as the "Xenorida DRI Project") under the Amendment to the Little England Development Order dated August 23, 1994 and recorded on September 9, 1994, in Official Records Book 1211, Page 17, and as amended by the Second Amendment thereto dated December 12, 1994 and recorded on January 27, 1995, in Official Records Book 1236, Page 1947, both in the Public Records of Osceola County, Florida, as further amended from time to time (herein the "Xentury City DRI Development Order"), or adjacent lands in Orange County owned by Landlord or its Affiliates and developed and operated as part of the Xentury City Development Project (and subjected to the Declaration), and which meet the following criteria:

            (i) They are owned by or are the responsibility of the Xentury City CDD or the Xentury City Property Owners' Association as the "Association" under the Declaration (the "Xentury City POA") or their successors; and


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

            (ii) Such items of infrastructure are commonly found in first class resorts or first class mixed-use developments in the Central Florida area; or such items of infrastructure or project administration are required by the zoning and land use approvals applicable to all of the Xentury City Development Project land such as the cost of a "Ride Share Coordinator" as required in the Xentury City DRI Development Order.

So long as the Landlord or Landlord's Affiliates continue to have the power to do so, Tenant shall be entitled to appoint or have approved or elected as the case may be one member to each of the Board of Directors of the Xentury City POA and the Board of Supervisors of the Xentury City CDD. Similarly, so long as the Landlord or Landlord's Affiliates have the power to do so, Tenant shall be entitled to contract with the Xentury City POA and/or Xentury City CDD for Tenant to maintain Xentury City Development Project common areas and improvements located within and immediately adjacent to the Demised Premises in return for payment to Tenant by the Xentury City POA or Xentury City CDD, as applicable, of the amounts which normally would otherwise be payable for such maintenance, provided only that the Tenant fully and properly fulfills and has fulfilled its obligations to so maintain Xentury City Development Project common areas within or adjacent to the Demised Premises.

     8. Insurance. (a) During the Term, the Tenant shall:

               (i) keep the Buildings and the Furnishings, including all alterations, changes, additions and replacements thereto, insured against loss or damage caused by: (1) fire, windstorm and perils generally included under extended coverage; (2) sprinkler leakage; (3) vandalism and malicious mischief; and (4) boilers and machinery, all in an amount which reasonably assures there will be sufficient proceeds to replace the Buildings (excluding excavation and foundation costs and costs of underground tanks, conduits, pipes, pilings and other similar underground items) and the Furnishings in the event of a loss against which such insurance is issued. All insurance required hereunder, and all other insurance maintained by the Tenant on the Buildings and the furnishing in excess of or in addition to that required hereunder, shall include the Tenant, as named insured (and shall name Landlord and the Tenant as loss payees but may provide that any loss shall be adjusted only with the Tenant, subject to the rights of any Permitted Leasehold Mortgagee, unless all or a portion of the insurance proceeds on account of the loss are payable to Landlord pursuant to the provisions of this Lease), and shall include: the interest of each Permitted Leasehold Mortgagee and each Fee Mortgagee (as hereinafter defined), to then be held for the benefit of the parties hereto and such mortgagees and applied as in this Lease provided); and in the case of insurance on the Furnishings, the interest of any person who is the holder of a security interest encumbering any of the Furnishings or the lessor or title holder of any of the Furnishings, as such person's interest may appear (in which event the loss to the extent of such person's security interest on or other interests in the Furnishings will be payable only to such person or the First Permitted Mortgagee). The Tenant and the Landlord shall negotiate in good faith upon the request of Landlord at not greater than three (3) year intervals (and in no event before three (3) years after the Completion Date), to determine a mutually-acceptable insurance purposes valuation of the Buildings and the Furnishings and adjust the amount of the foregoing insurance, if necessary, to limits which will then satisfy the requirements set forth above. Notwithstanding the provisions of the preceding sentence, immediately after completion of any additional


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

Tenant's Work (except non-structural repair work performed pursuant to the provisions of Article 11 hereof), the Tenant and Landlord shall also negotiate in good faith at Landlord's request, to determine a new insurance purposes valuation of the Buildings and adjust the amount of the foregoing insurance, if necessary, to limits which will then satisfy the requirements set forth above (if for any reason the parties can't in good faith agree on an insurance purposes valuation as provided for hereunder, or if Tenant's insurer requires an appraisal to issue required insurance hereunder, then the Tenant shall obtain and provide an acceptable appraisal within ninety (90) days after the request of Landlord based upon a mutually-selected appraiser or if the parties can't agree an appraiser the average of the two closest appraisal value under a 3-appraisal whereby Landlord and Tenant each provide an appraisal and pay for a third appraisal from an appraiser selected by the two appraisers selected by Landlord and Tenant.

               (ii) provide and keep in force general liability insurance (including blanket contractual, commercial operations, broad form property damage, Explosion, Collapse and Underground Hazard) and automobile insurance against liability for personal injury, death or property damage having a combined single limit of not less than Fifty Million Dollars ($50,000,000) with respect to injuries or damages in any one occurrence or accident provided. Said insurance, and any and all other liability insurance maintained by the Tenant in excess of or in addition to that required hereunder, shall include protection for, and shall name, Landlord [and, to the extent insurance providing protection for the following is available, Landlord's managers and affiliates having an insurable interest in or contractual or common law liability for activities at the Land (herein collectively referred to as "Landlord's Affiliates")] as an additional insured under said insurance, the effect of which will insure it (and, if so available, them) in respect of any and all loss or liability resulting from personal injury, death or property damage arising or occurring upon, or in connection with, the Land, the Buildings, the Furnishings or equipment (including, but not limited to, boilers and elevators) or by reason of the operation of the Buildings or occupancy of the Demised Premises. All applicable deductible, coverage and other specified dollar amounts established under this Article 8, and the stated casualty proceeds deposit dollar figure in the third line of Paragraph 9.(b) below, shall automatically increase every three (3) years during the Term based upon increases in the Consumer Price Index applicable to the Orlando, Florida area, and also at the end of each three (3) years of the Term, upon Landlord's request, the Tenant shall review with Landlord the limits of the said policy or policies and, at that time, shall cause such liability limits to be adjusted if necessary in view of reasonable exposure anticipated by Tenant in connection with operations at the Demised Premises over the next ensuing three (3) years; provided, however, that in no event shall such limits be adjusted lower than the limits stated above (without taking into account any CPI-based increases for the most recent three-year period.

               (iii) provide and keep in force workers' compensation insurance covering all persons employed in connection with the performance of work of any nature in or about the Land, in a form prescribed by the laws of the State of Florida, and employers' liability insurance in an amount of at least One Million Dollars ($1,000,000).

               (iv) provide and keep in force, prior to the commencement of, and during, any construction on the Land, and as often as the Tenant may construct, replace,



                                       45                         EXECUTION COPY
reconstruct, restore or make a substantial alteration to, any improvement thereon; property insurance in the so-called "All Risk Contract Form," on a "completed value basis," in accordance with the requirements of this Article.

               (v) Intentionally Omitted.

               (vi) procure policies for all such insurance for periods of not less than one (1) year and renewals thereof from time to time at least ten (10) days prior to the expiration thereof; and

               (vii) perform and satisfy the requirements of such insurance carriers as the Tenant may from time to time select hereunder so that Tenant's selected Qualifying Insurers shall at all times be willing to write and continue such insurance.

           (b) All insurance which the Tenant is required to provide under this Lease shall be effected under valid, enforceable policies written, in form reasonably acceptable to Landlord, by insurers of recognized responsibility, which have been approved by Landlord, which approval shall not be unreasonably withheld or delayed [insurers having a general policy holders rating of no less than A/Category "X" or higher in Best's' rating guide (or equivalent if Best's ratings are ever no longer available) shall be deemed to be "Qualifying Insurers" not requiring Landlord's approval hereunder].

           (c) All insurance which the Tenant is required to maintain under this Lease shall, to the extent obtainable, contain clauses or endorsements to the effect that:

               (i) such insurance shall not be canceled without at least thirty
(30) days' prior written notice to Landlord, or modified in any way to materially reduce the coverage afforded thereunder below the insurance required hereunder without at least ten (10) days' prior written notice to Landlord;

               (ii) Landlord shall not be liable for any premiums thereon or subject to any assessments thereunder;

               (iii) the coverage afforded thereby shall not be affected by any work in or about the Buildings or the Land; and

               (iv) the insurer waives its rights of subrogation except with respect to workers' compensation insurance and any gross negligence of Landlord.



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

           (d) Nothing contained in this Article 8 shall prohibit the Tenant from obtaining insurance of the nature and in the amounts provided for in this Lease under a blanket policy or policies covering the Demised Premises and other properties owned or operated by the Tenant, provided, however, that any such blanket policy shall specify therein, or the Tenant shall furnish Landlord with a written statement from the insurer or its agent specifying, the amount of the total insurance allocated to the Demised Premises and the Buildings, the Furnishings and the equipment thereon.

           (e) The Tenant shall pay the premiums for all insurance policies which the Tenant is obligated to carry under this Article and, at least five (5) days prior to the date any such insurance must be in effect, deliver to Landlord signed certificates thereof naming Landlord (and where applicable Landlord's Affiliates having insurable interests as provided above) as insureds as required by the provisions of this Article 8, specifying all coverages, exclusions and endorsements, specifically stating whether the provisions required by paragraph
c. above have been obtained, and otherwise evidencing that all policies of insurance required under this Lease (and where applicable all renewals thereof) are in full force and effect. The Tenant shall also deliver to Landlord copies of all policies, or certificates thereof, of insurance covering the Buildings and the Furnishings and of all policies of liability insurance maintained by the Tenant and providing coverage for the Project and the Tenant's activities relevant thereto in excess of, or in addition to, the insurance required by this Article.

           (f) Any insurance maintained by the Tenant may have deductible provisions, but the deductible amounts shall not exceed One Hundred Thousand Dollars ($100,000) for each type of insurance unless the Tenant shall demonstrate that it or its General Partners have adequate net worth to reasonably support, and the Landlord shall have consented in writing to, a higher deductible amount.

           (g) Each party will cooperate with the other party in connection with the collection of any insurance proceeds that may be payable in the event of loss and execute and deliver to the insurers such proofs of loss and other documents required for the recovery of any such insurance proceeds.

           (h) Notwithstanding the provisions of this Article, Landlord has approved the insurance, if any, specified on Exhibit D hereto as being in compliance with the requirements of this Lease on the date hereof, but such approval shall apply only to the Opryland Hotel - Florida Limited Partnership as the initial GEC-related Tenant and any permitted successor Tenant which is controlled by GEC and in which GEC has a significant direct or indirect ownership interest.





                                       47                         EXECUTION COPY

     9. Casualty. (a) If, during the Term, the Buildings shall be destroyed or damaged in whole or in part by fire or other cause, the Tenant shall give Landlord immediate written notice thereof and, subject to the provisions of paragraph (b) of this Article, shall repair, reconstruct or replace, in accordance with the provisions of Article 2 hereof, the Buildings, or the portion thereof so destroyed or damaged (whichever is reasonably required), and/or restore the Furnishings (in compliance with Article 2 hereof), as nearly as practicable to the function and character thereof existing immediately prior to such occurrence and as necessary to maintain the Operating Standards. All the work related to the repair, reconstruction and restoration of the Buildings shall be started as soon as practicable and diligently completed, at the Tenant's sole cost and expense (to which the insurance proceeds will be applied as hereinafter provided), and paid for as promptly as the Tenant's exercise of due diligence makes practicable. The Tenant shall, however, immediately take such action as is necessary to assure that neither the Buildings nor the Land, or any conditions thereat, constitutes a nuisance, otherwise presents a health or safety hazard, such the work to be accomplished as the Tenant's sole cost and expense (but the Tenant shall be reimbursed out of the insurance proceeds, such right of reimbursement to survive the termination of this Lease). Subject to the rights of a Permitted Leasehold Mortgagee, except as otherwise specifically provided herein, insurance proceeds shall be paid to the Tenant to be distributed to pay the cost of rebuilding the Project.




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

        (b) In the event of a casualty resulting in a loss payment for the Buildings in an amount greater than three percent (3%) of the total insurable value of the affected improvements (or $250,000 if larger), the proceeds of all insurance policies maintained by the Tenant shall be deposited with the First Permitted Leasehold Mortgagee [or if there be none, then (subject to paragraph e of this Article) deposited in an escrow account in a bank approved by Landlord and the Tenant or, failing mutual approval, in the Lending Institution having an office in the City of Orlando which has the highest net worth of any Lending Institution in such cities or in another federally-insured commercial bank selected by Tenant with a greater net worth], and shall be used by the Tenant for the repair, reconstruction or restoration of the Buildings and Furnishings. Such proceeds shall be disbursed periodically pursuant to the terms of this Lease by the First Permitted Leasehold Mortgagee or the escrowee, as the case may be, upon certification of the architect or engineer having supervision of the Work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration (subject to reasonable retentions if required under the First Permitted Mortgage, as hereinafter defined). As a condition to such disbursement, the Tenant shall, at the time of such deposit with the First Permitted Leasehold Mortgagee or establishment of such escrow account, and from time to time thereafter until said Work shall have been completed and paid for, furnish Landlord and the First Permitted Leasehold Mortgagee with adequate evidence that at all times the undisbursed portion of the funds, together with any funds made available by the Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. The Tenant shall obtain, and make available to Landlord and the First Permitted Leasehold Mortgagee, receipted bills and, upon completion of said Work, full and final waivers of lien. If the First Permitted Leasehold Mortgagee elects to do any of the work due to any failure by the Tenant to do so in a satisfactory manner, the First Permitted Leasehold Mortgagee may use the proceeds to pay for such Work. If any funds remain after said Work is fully paid for, the remaining funds will be paid over to the Tenant (subject to the rights of the Permitted Leasehold Mortgagees in the order of their priority). In the event of a casualty resulting in a loss payment for the Building in an amount equal to, or less than, three percent (3%) of the total coverage of all insurance applicable to a loss of such nature, the proceeds shall be paid directly to the Tenant, unless otherwise provided by the terms of the First Permitted Mortgage, and shall be applied towards repair, reconstruction and restoration (and if any funds remain after said Work is fully paid for, the remaining funds will be kept by the Tenant or the Permitted Leasehold Mortgagees).


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

        (c) Notwithstanding (a) above, and subject to the rights of any Permitted Leasehold Mortgagee, if, at any time during the last ten (10) years of the Initial Term or any Extension Term then in effect, the Buildings shall be destroyed or so damaged to an extent greater than the Applicable Percentage, as defined below, of the full insurable value of the Convention Hotel, the Tenant may (but only with the consent of all Permitted Leasehold Mortgagees) elect to terminate this Lease by delivering written notice to that effect in recordable form given to Landlord not later than sixty (60) days after the occurrence of the casualty, whereupon this Lease shall cease and terminate as of the effective date of such termination and the fee simple ownership of any and all interests in the Land, Buildings, Furnishings and all other elements of the Convention Hotel shall revert to and automatically vest in Landlord in accordance with the provisions of Section 17 hereof, provided however, that such election shall not be effective unless and until (i) all Permitted Leasehold Mortgagees and any other entity having any claim to such insurance proceeds have released all rights to all insurance proceeds; (ii) the Tenant shall pay or assign to Landlord all net proceeds (after payment of any remaining principal amounts scheduled as of the date of any such termination to be repaid to any Permitted Leasehold Mortgagee for the balance of the then-current Term for borrowed funds used to finance, or to refinance the unpaid principal balance of, the costs of the construction of or capital improvements to the Buildings) received or receivable under all policies of insurance covering the Buildings attributable to the Landlord's interest in the Land; (iii) the Tenant shall pay to Landlord all Rent and all other payments due from the Tenant with respect to the period up to and including the effective date of termination; and (iv) if such damage or destruction shall not have been covered by collectible insurance as a result of the insurance deductibles and/or self-insurance maintained by Tenant or the failure of the Tenant to maintain insurance in the limits required under this Lease, the Tenant shall pay to Landlord an amount equal to such insurance deductibles, self-insurance amounts and the excess of the amount of insurance proceeds that would have been collectible in connection with such damage if the Tenant had maintained insurance in accordance with the requirements of Article 8 over the amount of insurance proceeds, if any, actually collectible in connection with such damage. If the Tenant does not elect to terminate this Lease as aforesaid, the Term shall be extended as provided in paragraph (g) of this Article 9, and the Tenant shall promptly comply with the provisions of paragraph (a) of this Article 9. For purposes of the foregoing the term "Applicable Percentage" shall mean and be defined as: (x) Fifty Percent (50%) or more during the Tenth through Sixth Lease Years prior to the end of the then-current Term, and (y) Ten Percent (10%) or more during or following the Fifth Lease Year prior to the end of the Term.

        (d) Nothing contained herein shall relieve the Tenant of its obligations under this Article if the destruction or damage is not covered, either in whole or in part, by insurance, or if the net insurance proceeds shall be insufficient to pay the entire cost of the repair, restoration or replacement; and the Tenant's liability under this Article shall survive any termination of this Lease other than a termination pursuant to paragraph c. of this Article.



                                       50                         EXECUTION COPY

        (e) Notwithstanding anything to the contrary contained in this Article, if at any time there is no Permitted Mortgage in existence, then during such time the First Fee Mortgagee shall be entitled to exercise the rights granted in this Article to the First Permitted Leasehold Mortgagee, provided that the First Fee Mortgagee is any commercial, national or savings bank, savings and loan association, trust company, insurance company or any other national or established international lender-mortgagee (such as an eleemosynary institution or foundation, publicly held corporation or its pension funds, real estate investment trust, pension fund or the like), that such Fee Mortgagee shall have agreed in writing to make any proceeds received by it available for the purposes and in the manner provided in this Article, and that such Fee Mortgagee shall in fact apply such proceeds in the manner set forth in this Article. It is understood that any entity meeting the foregoing requirements of this paragraph
e. which makes or holds a mortgage in the capacity of agent or trustee for one or more parties who have interests in the mortgage, regardless of whether or not such parties themselves meet such requirements, shall also be entitled to exercise said rights of a Permitted Leasehold Mortgagee in the circumstances contemplated by this paragraph e.

        (f) Any provision of this Lease (including, without limitation, those contained in this Article and in Article 20) to the contrary notwithstanding, if this Lease is terminated by reason of the occurrence of an Event of Default, unless a Permitted Leasehold Mortgagee complies with the restoration obligations of the Tenant under this Article and Article 20 of this Lease or the corresponding provisions of any Novation Ground Lease granted pursuant to
Article 16 hereof (other than any obligations to perform emergency repairs), all net insurance proceeds and/or condemnation awards (after payment of the principal amounts scheduled as of the date of any such termination to be repaid to any Permitted Leasehold Mortgagee for the balance of the current Term for borrowed funds used to finance or refinance the construction of or capital improvements to the Buildings) shall be turned over to Landlord, on demand, for application to restoration of the Buildings or as Landlord otherwise directs.

        (g) In the event of the occurrence of (i) a taking by eminent domain of a portion of the Buildings (as hereinafter defined) and/or the Land, if this Lease is not terminated pursuant to the provisions of Article 20, or (ii) a fire or other casualty, if this Lease has not been terminated pursuant to this
Article 9, then and in either such event the Term shall be extended for a number of days equal to the cumulative number of days that each hotel guest room was unavailable due to time spent for restoration, building or repairing of the Buildings divided by the total number of hotel guest rooms in the Convention Hotel as of the date of the taking or casualty, but the operation of this sentence shall in no event extend the Term for a cumulative period in excess of five (5) years; when such restoration, rebuilding or repairing is completed, the parties shall execute, in recordable form, a certificate stating the expiration date of the Term as extended pursuant to this paragraph.


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

     10. Alterations. (a) The Tenant may, at any time or times during the Term, at its own cost and expense, make alterations, changes and additions to the Buildings without Landlord's consent provided that:

             (i) the same shall not weaken or impair the structural strength of the Buildings, materially impair the use of any of the service or other facilities, or fundamentally affect the character or suitability of the Buildings for first class destination hotel and convention center purposes consistent with the Operating Standards;

             (ii) no structural or substantial portion of the Buildings shall be demolished or removed unless replaced with functionally equivalent improvements (either as new construction or within other existing Convention Hotel improvements) of equal or greater quality consistent with the Operating Standard and the number of hotel guest rooms and amount of convention and meeting space shall not be reduced in any way which reasonably could be anticipated to materially and adversely affect the overall value of and revenue to be generated from and by the Convention Hotel; and

             (iii) to the extent the cost of any such repair or replacement is estimated to exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), the Tenant shall provide the Landlord with copies of plans and specifications for such work (provided however that this provision shall not be construed to require Tenant to generate or obtain any such plans or specifications which are not required by law or which Tenant otherwise reasonably determines not to be necessary) and copies of all applicable governmental permits and approvals if not otherwise previously provided pursuant to the terms of this Lease.

        (b) Except as permitted under Section 9(a) above, the Tenant shall not have the right to make any other material structural alterations to the Buildings, or material alterations to the Land, without the Landlord's prior written consent, which shall not unreasonably be withheld, conditioned or delayed.


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

     11. Repairs; Maintenance. (a) The Tenant shall, at all times during the Term and at its own cost and expense (whether or not insurance proceeds are available for such purpose), keep and maintain the Buildings in good repair and in safe order and condition, shall make all repairs thereto, both inside and outside, structural and non-structural, extraordinary and ordinary, howsoever the necessity or desirability for repairs may occur, as necessary for the normal operation of the Project as a first class destination hotel and convention center consistent with the Operating Standards, and shall not commit, suffer or knowingly permit waste or injury to the Buildings or the Land. The Tenant shall also, at its own cost and expense, keep and maintain in good repair the sidewalks on, or immediately adjacent to, the Land. The Tenant shall also, at its own cost and expense, keep, replace and maintain the Furnishings in good repair and in safe order and condition, howsoever the necessity or desirability for repairs may occur, as necessary for the normal operation of the Project as a first class destination hotel and convention center consistent with the Operating Standards. The Tenant may at any time and from time to time remove and dispose of any of the Furnishings which have become obsolete or unfit for use or which are no longer useful in the operation of the hotel business conducted by the Tenant on the Land; provided, however, that the Furnishings so disposed of shall be promptly replaced with other Furnishings not necessarily of the same character, but of at least equal usefulness and quality as, those disposed of, and in any event in accordance with, and in compliance with the Operating Standards. Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements or repairs during the Term.

        (b) Nothing contained in the foregoing paragraph shall be deemed to require the Tenant to make repairs to the Buildings or the Furnishings as a result of ordinary wear and tear so long as the same are maintained at all times in a manner consistent with operation of a first class destination hotel and convention center and in accordance with the Operating Standards, taking into account the age of the Convention Hotel (i.e., the Convention Hotel needn't always be maintained in an "as new" condition).

        (c) The Tenant shall at all times maintain the Buildings, including the grounds and the landscaping, in a manner consistent with operation of a first class destination hotel and convention center consistent with the Operating Standards, and shall have no exterior signage in any Public Area except that which (i) is shown in the approved Plans, (ii) is permitted by applicable law and otherwise approved by Landlord, which approval shall not be unreasonably withheld or delayed.


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

        (d) In consideration of Tenant's obligation to properly maintain the Convention Hotel at all times throughout the Term in accordance and consistent with the Operating Standards and the provisions of this Article 11, and to re-deliver possession of the Demised Premises and deliver possession of the Improvements and Furnishings to Landlord in accordance with the requirements of
Article 17 hereof upon expiration of the Term or any earlier termination hereof (the "End of Term"), the Landlord agrees to pay to the Tenant an amount equal to the net book value as of the End of Term, as determined below, of all Applicable Capital Expenditures (the "Term-end Payment"). The Term-end Payment shall be the sum of (A) the lesser of (x) the sum of all Applicable Capital Expenditures (defined as the sum of all Maintenance Capital Expenditures and all Approved Capital Expenditures), less Accumulated Depreciation in respect thereof (and proper write-offs for obsolete or replaced assets), for the final ten (10) years of the Term, or (y) eight percent (8%) of the Fair Market Value of the Convention Hotel including the Furnishings (exclusive of any value attributable to the Land or the Demised Premises or to lease rights under this Lease which are expiring) as of the End of Term, plus (B) the Buyout Price of any Additional Assets under Paragraph 17(e) below. Such Term-end Payment shall be determined and payable in accordance with the following terms and conditions:

            (i) During the eleventh (11th) year before the scheduled end of the then-current Term, the Landlord and the Tenant will negotiate in good faith in order to establish (A) the ten-year weighted average, during the immediately preceding ten (10) Hotel Years (the "Lookback Period"), of the percentage ratio that the amount of all "Capital Expenditures for Maintenance Purposes" [defined herein as capital expenditures for ongoing maintenance, repair and replacement of capital assets within the Convention Hotel, including both Improvements and Furnishings, with a useful life of no less than three (3) years] during the Lookback Period (excluding amounts expended during the Lookback Period for "deferred maintenance" which is maintenance to correct any condition of non-compliance with Articles 11 or 14 hereof as of the beginning of the Lookback Period, and including only a 10-year portion on a straight-line amortization basis of capital expenditures with a useful life in excess of 10 years) bears to total Gross Revenues for the Lookback Period (the "Cap-ex Percentage"); and (B) a related depreciation schedule (the "Depreciation Schedule") based upon the useful life [under generally accepted accounting principles approved by the AICPA or future equivalent ("GAAP")] of the Capital Expenditures for Maintenance Purposes during such Lookback Period. If the Landlord and the Tenant cannot agree on a reasonable Cap-ex Percentage and Depreciation Schedule by the end of the 11th year before the End of Term, or in the event that there is a dispute regarding the determination of Accumulated Depreciation or proper write-offs, a Qualified Accounting Arbiter (defined as a Big Five Accounting Firm approved by the AICPA or future equivalent) will determine the Cap-ex Percentage and Depreciation Schedule, and settle such disputes as necessary.

            (ii) "Maintenance Capital Expenditures" for purposes hereof shall equal the lesser of (A) the total cumulative sum of all Capital Expenditures for Maintenance Purposes, as expended in Tenant's sole discretion in order to comply with applicable provisions of this Lease or otherwise, during the last ten (10) years of the Term ending on the End of Term ("Final Lease Decade") (in which event Accumulated Depreciation in respect thereof shall be based upon actual depreciation allowances in accordance with GAAP), or (B)




                                       54                         EXECUTION COPY
the cumulative sum of the Cap-ex Percentage of Gross Rents for each year of the Final Lease Decade (in which event Accumulated Depreciation in respect thereof shall be based upon the Depreciation Schedule).

            (iii) "Approved Capital Expenditures" shall include and be defined as the sum of (A) the amount of any Capital Expenditures for Maintenance Purposes which Tenant is required by the terms of this Lease to make for the Improvements or Furnishings during the Final Lease Decade as a result of a major failure significantly prior to the reasonably anticipated useful life of any capital asset or reasonable unanticipated casualty not required to be covered by insurance hereunder, or as a result of a change in applicable laws during the Final Lease Decade requiring Tenant to make new capital improvements or alterations to the Improvements, all as approved by Landlord which approval shall not be unreasonably withheld, to the extent that the amount thereof would cause the cumulative sum to date of all Capital Expenditures for Maintenance Purposes during the Final Lease Decade to exceed the cumulative sum of the Cap-ex Percentage of Gross Revenues for such period, and (B) amounts expended by Tenant for any type of extraordinary capital improvement expenditure with a useful life of no less than three (3) years and as approved in writing in advance by the Landlord, which approval may be withheld by Landlord in its sole discretion (provided that Landlord's right to withhold Landlord's consent consistent with the foregoing shall not preclude Tenant from making capital improvements consistent with other provisions of this Lease, but such capital expenditures shall not be deemed to be a part of the Applicable Capital Expenditures used for calculating the Term-end Payment hereunder).

            (iv) The foregoing and all calculations under this Paragraph 11(d) shall be based upon GAAP and other applicable financial accounting standards approved by the AICPA or future equivalent, as the same may be modified from time to time generally consistent with current interpretation and construction of such terms and concepts. Throughout the Final Lease Decade the Tenant shall provide to Landlord on at least an annual basis a separate report with all supporting data and calculations in reasonable detail setting forth all capital expenditures and related depreciation and other information relating to the Term-end Payment as may reasonably be requested by Landlord.

            (v) The Fair Market Value of the Convention Hotel will be determined at the End of Term based upon a valuation completed by an independent Qualified Appraiser acceptable to both parties.

            (vi) If the Landlord and Tenant can not agree on acceptable independent Qualified Accounting Arbiter or Qualified Appraiser, the reasonable costs of whom shall be paid one-half by each party, then the amounts and information to be determined thereby shall be determined under a multiple Arbiter/Appraiser method whereby each party shall have the right to select (and pay all costs of) a qualified Arbiter/Appraiser who in turn selects a third Arbiter/Appraiser (paid one-half by each party) and the final determination of any relevant item shall be based upon the average of the determination of the closest two out of the three Arbiter/Appraisers.


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

             (vii) The Landlord and Tenant shall negotiate in good faith in order to agree upon a mutually-satisfactory mechanism for payment of the Term-end Payment, which may be paid at Landlord's election as a reduction of or credit against Rent payable by Tenant hereunder, or simultaneously with the End of Term and subject to offsets for any sum payable by Tenant to Landlord hereunder, and if no agreement can be reached then the Term-end Payment shall be due in cash at the End of Term.

     12. Assignment and Transfer; Leasing. (a) Subject to the consent and other rights of Landlord specifically provided for in this Section 12 of this Lease, the Tenant shall have the right to sell, assign or otherwise transfer the Demised Premises, any other interests in the Project, and any rights or interest which the Tenant may have under this Lease, or sublease the Demised Premises or any interest therein or any other interest which it has in the Project or any part thereof, or otherwise permit the use thereof by any other entity.

         (b) If the Tenant or any successor to the Tenant hereunder is a corporation that is neither a Lending Institution or a corporation (or a wholly-owned consolidated reporting subsidiary thereof) whose shares are traded on a national securities exchange, or if a corporation that is neither a Lending Institution or a corporation (or a wholly-owned consolidated reporting subsidiary thereof) whose shares are traded on a national securities exchange is a general partner of the Tenant or any such successor, then a sale, assignment, transfer, exchange or other disposition of the stock in such corporation which results in a change of control, or a merger, consolidation or other combination of such corporation with another entity which results in a change of control, shall be deemed an assignment hereunder, it being the specific intent of the parties hereto that the sale, assignment, transfer, exchange or other disposition of the stock in a corporation that is either a Lending Institution or a corporation (or a wholly-owned consolidated reporting subsidiary thereof) whose shares are traded on a national securities exchange, shall not be an assignment subject to the provisions of this Section 12 and shall not require the consent of the Landlord. If the Tenant or its permitted successor hereunder is a general or limited partnership, then the sale, assignment, transfer, exchange or other disposition of a general partner's interest or the substitution of a general partner (or the addition of a general partner which will be treated as a general partner for the purposes of this Article 12), except for the addition of a general partner under circumstances where OHI or another wholly-owned subsidiary of GEC remains a general partner of the Tenant, shall be deemed an assignment hereunder, it being the specific intent of the parties hereto that the sale, assignment, transfer, exchange or other disposition of a general partner's interest or the substitution of a general partner (or the addition of a general partner which will be treated as a general partner for the purposes of this Article 12), except for the addition of a general partner under circumstances where OHI or another wholly-owned subsidiary of GEC no longer remains a general partner of the Tenant, shall not be an assignment subject to the provisions of this Section 12 and shall not require the consent of the Landlord. For purposes of this Lease, a joint venture shall be deemed to be a partnership and a joint venturer a partner.


                                       56                         EXECUTION COPY

         (c) Notwithstanding any other provision of this Article to the contrary, and provided that the Xentury City CDD accepts any assignment of interests of the Tenant in relevant portions of the Demised Premises and the Convention Hotel pursuant to the CDD Project Agreement subject to the terms and obligations of the Tenant under this Lease, the Hotel Development Agreement and all ongoing related agreements relating to the Landlordship and operation of the Convention Hotel (collectively, the "Related Agreements"), the sale of the CDD Project to the Xentury City CDD pursuant to the CDD Project Agreement shall not require the consent or approval of Landlord, and the Landlord shall enter into such agreements as are reasonably required by the Tenant and/or the Xentury City CDD to protect its ownership interests in the CDD Improvements subject to and consistent with the terms of this Lease.

         (d) Notwithstanding any other provision of this Article to the contrary, and provided, as to a transfer described in clauses (i), (ii), (iii),
(iv) and (v) below, that the assignee or transferee of Tenant's interest in this Lease has agreed, in writing in recordable form consistent in all material respects with the form of Assignment and Assumption of Lease set forth in Exhibit E attached hereto and by this reference made a part hereof and delivered to Landlord promptly after execution thereof (herein a "Conforming Assignment Document"), to be bound by all the terms and conditions of this Lease and to accept all the duties and obligations of the Tenant under this Lease and under the Land Development Agreement and Hotel Development Agreement if then still in effect (collectively, the "Related Agreements"), none of the following events shall require the consent or approval of Landlord:

             (i) a sale, assignment, transfer, exchange or other disposition of this Lease (A) to a general partner in Tenant which is a wholly-owned (whether directly or indirectly) and controlled subsidiary of GEC, or (B) to a limited partnership having as its sole general partner either (x) a wholly-owned (whether directly or indirectly) and controlled subsidiary of GEC, or (y) a limited partnership in which a wholly owned and controlled subsidiary of GEC is the sole general partner, or (C) to a general partnership having as its sole general partners an entity described in clauses (A) and (B) above and a Lending Institution, or its wholly-owned and controlled designee, that has a net worth at least equal to Fifty Percent (50%) of the then-current market value of the Convention Hotel exclusive of the value of the Land (hereinafter called the "Net Worth Test");

             (ii) a judicial sale of this Lease in a proceeding to foreclose a Permitted Leasehold Mortgage;

             (iii) an assignment in lieu of foreclosure of a Permitted Leasehold Mortgage to the holder of such mortgage or a nominee controlled by such holder;

             (iv) a sale, assignment, transfer, exchange or other disposition of this Lease to a Lending Institution that meets the Net Worth Test and a simultaneous sublease of the Demised Premises by such Lending Institution to its assignor or to any entity described in clauses (A), (B), or (C) of subparagraph 12.(d)(i) above if such sub-lessee provides an appropriate attornment agreement in favor of Landlord agreeing to attorn to Landlord under




                                       57                         EXECUTION COPY
this Lease if the sub-lease is terminated for any reason and containing provisions comparable to the provisions of this Article 12 limiting assignment rights under the sub-lease;

             (v) Provided that no Event of Default (as hereinafter defined) shall have occurred and be continuing, any assignment or transfer following the Stabilization Date including, without limitation: (A) an assignment or transfer of all of the Tenant-assignor's (and all successors and assigns thereof) leasehold and other ownership interests in the Demised Premises and balance of the Project, (B) an assignment or transfer of any ownership interest in Tenant (or the successors or assigns thereof) including any transfer or substitution of any general partnership or limited partnership interest, any membership interest to the extent the Tenant is a limited liability company, or any transfer or assignment by whatever means of any stock of any corporation which is an owner of an interest in the Tenant, or (C) any other transfer or assignment of any interest in the Lease, the Project or any ownership interest in the Tenant (or the successors and assigns thereof), it being the intent of the parties that (subject to and without limiting applicable provisions of Article 16) following the Stabilization Date any and all transfers or assignments of any interests in the Lease, the Project or the Tenant, provided no Event of Default exists and is continuing, shall not require the consent or approval of the Landlord, subject to the assignee executing a Conforming Assignment Document;

             (vi) a sale, assignment, transfer, exchange or other disposition of any general partnership interest in Tenant or in a general partner in Tenant if such sale, assignment, transfer, exchange or other disposition is to a Lending Institution that meets the Net Worth Test, to such partnership itself or to another general partner in Tenant or general partner in a general partner in Tenant;

             (vii) a sale, assignment, transfer, exchange or other disposition of any limited partnership interest in Tenant or any partner in Tenant; or

             (viii) a sale, assignment, transfer, exchange or other disposition of the stock of any corporation which is a general partner in Tenant or which is a general partner in such general partner if another general partner in Tenant or in a partnership which is a general partner in Tenant shall own, in the aggregate, at least fifty percent (50%) of the voting stock in such corporation after such sale, assignment, transfer, exchange or other disposition.

         (e) Prior to the Stabilization Date, the Tenant may not, without the prior written consent of Landlord, otherwise sell, assign or otherwise transfer the Demised Premises, or any other interests therein or in the Project, in whole or in part, or any rights or interest which the Tenant may have under this Lease, or sublease the Demised Premises or the Buildings or any portion thereof or any other interest which it has in the Project or any part thereof, or otherwise permit the use thereof by any other entity, which written consent shall not be unreasonably withheld, conditioned or delayed, provided that:

             (i) No Event of Default (as hereinafter defined) shall be continuing;


                                       58                         EXECUTION COPY

             (ii) The proposed assignee or at least one of its principal or controlling parties possesses hotel management ability and experience necessary to maintain the Operating Standard or the proposed assignee has provided for the management of the Convention Hotel by a third party who possesses such ability and experience provided, however, that any such contract for the management of the Convention Hotel which is in effect at the time of the occurrence of any such transfer or assignment shall be deemed to meet the requirements of this subparagraph, provided however that the provisions of this subparagraph and any permitted transfer shall not waive any rights of Landlord to claim a default for failure of any such Hotel Management Agreement to satisfy the requirements of Paragraph 14.(b) of this Lease;

             (iii) The proposed assignee (or at least one of the parties involved in the proposed assignee and which will have direct or indirect recourse liability under the Conforming Assignment Document) meets the Net Worth Test, or otherwise has adequate financial responsibility to discharge all of the obligations on its part to be performed hereunder as and when the same fall due (taking into account the income generated, and reasonably anticipated to be generated, by hotel operations in the Buildings and on the Land);

             (iv) The proposed assignee has entered into a Conforming Assignment Document;

             (v) The proposed assignee has agreed in writing to assume unconditionally any obligations of the Tenant as assignor hereunder arising prior to the effective date of such assignment under the Conforming Assignment Document; and

             (vi) The proposed assignee has agreed to execute any and all documents reasonably required by Landlord in connection with said assignment provided such documents do not change the rights, liabilities or obligations of the parties.

The consent of Landlord to an assignment, conveyance, transfer or lease shall in no event be construed to relieve the Tenant or such assignee, grantee or tenant from the obligation of obtaining the express consent in writing of Landlord to any further assignment, conveyance, transfer or lease to the extent required by this Lease. Any assignment, transfer or lease in violation of this Article shall be voidable at Landlord's option.



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

         (f) Any provision of this Lease to the contrary notwithstanding (but subject to all terms and conditions Article 16 hereof), no consent by Landlord to an assignment (nor any transfer or Tenant's interest in this Lease pursuant to this Article or otherwise, whether or not such transfer is deemed an assignment) shall operate to release the Tenant or any successor assignor from its obligations hereunder. Notwithstanding the foregoing, however, in the event of an assignment for which Landlord's consent is obtained under Paragraph 12.(e) above, or an assignment permitted without Landlord's consent under sub-paragraphs (iv) or (v) of Paragraph 12.(d)(i) above [other than a partial assignment only under clause (C) of said sub-paragraph (v) of Paragraph 12.(d)(i) of less than all of Tenant's interests under this Lease and in the Improvements and Furnishings], and the assignee, in writing, unconditionally assumes the same under a Conforming Assignment Document as required above, then and in such event the Tenant-assignor shall automatically be released from any obligations hereunder arising after the effective date of such assignment and assumption. Upon Tenant's written request, Landlord shall provide Tenant with confirmation of any release of Tenant pursuant to the terms of this paragraph 12(f) provided that such written confirmation shall not be required to effectuate such release which shall be deemed to be automatic.

         (g) Except as otherwise permitted under this Article, (i) all assignments of this Lease (but not of ownership interests in Tenant) must include the entire interest of the Tenant in, under and to the Demised Premises, the Land, the Buildings, the Furnishings, this Lease and the Related Agreements, and no transfer of the Tenant's interest in the Demised Premises and/or the Buildings shall be made unless the entity receiving such transfer also receives assignment of and accepts all terms and conditions of and assumes all obligations under this Lease, and (ii) no assignment, whether or not the same shall require the consent of Landlord, shall be effective unless and until a fully executed copy of the instrument effecting the assignment setting forth the assignee's acceptance and assumption of all of the terms and conditions of and the Tenant's obligations under this Lease and the Related Agreements arising from and after the date of such assignment has been delivered to Landlord.

         (h) The prohibitions against assignment contained in this Article shall apply with equal force to any purported assignment by operation of law.

         (i) If this Lease is assigned, Landlord may collect rent from the assignee. Collection of rent from a purported assignee to whom an attempt has been made to improperly assign this Lease shall not constitute a recognition of such assignee by Landlord nor a waiver of any of Landlord's right to proceed against Tenant and/or such purported assignee.

         (j) The Tenant shall have the right, without the prior approval or consent of Landlord, to sublease restaurant or similar space in the Buildings, or to grant concessions, for beauty or barber shops, airline ticketing, automobile rental, newsstands, gift shops, apparel shops, arcades, valet parking or any other commercial or retail activities found in first class convention hotels, as the Tenant deems appropriate for operation of the Project. The Tenant agrees that each sublease and concession agreement shall:

             (i) require the subtenant or concessionaire to maintain adequate books and records including reasonably detailed information on gross revenues and to submit



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the same for inspection and audit by the Tenant and Tenant's authorized designees and require the subtenant or concessionaire to comply with all laws, ordinances and regulations of any governmental authority having jurisdiction over the Buildings and any other rules and regulations of any nature to which the Tenant is or shall be subject by virtue of this Lease or which otherwise affects the Demised Premises and the Buildings;

             (ii) provide that, in the event of the termination of this Lease, the subtenant or concessionaire shall, if required by Landlord, attorn to and pay rents and all other charges directly to Landlord, but that if Landlord does not so require, then such lease or concession agreement shall be subject to termination upon thirty (30) days written notice following any termination of this Lease; and

             (iii) obligate the subtenant or concessionaire not to violate any term, covenant or restriction applicable to the Tenant which is contained in this Lease, and the Tenant shall, in all events, use its best efforts to require the faithful performance by subtenants and concessionaires of obligations imposed by the sublease and concession agreement (specifically including but not limited to, those set forth in this paragraph).

         (k) The Tenant covenants that it will perform and observe all the terms, covenants, conditions and agreements required to be performed and observed by it under each sublease, unless such performance shall have been expressly waived by the subtenant thereunder, to the effect that all things shall be done by the Tenant which are necessary to keep unimpaired the Tenant's rights as lessor under each sublease.


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         (l) As security for the payment of all Rent and other amounts payable to Landlord hereunder, the Tenant hereby assigns all subleases, licenses and concessions to Landlord subject, however, to the rights of any Permitted Leasehold Mortgagee while this Lease (or any substitute lease granted pursuant to Article 16 hereof) remains in effect. In the event of the termination of this Lease, the Tenant shall, on demand, assign, transfer and pay over to Landlord all security deposits under all or such of the subleases, licenses and concessions as Landlord may designate.

         (m) If for any reason this Lease is terminated by summary proceedings, such termination shall not result in a termination of any sublease or concession agreement that was specifically approved by Landlord (with an original term of three (3) years or more) (herein called an "Approved Sublease"}, and all such Approved Subleases shall continue for the duration of their respective terms and any extensions thereof as direct leases between Landlord hereunder and the subtenant or concessionaire thereunder with the same force and effect as if Landlord hereunder had originally entered into such sublease or concession agreement as Landlord thereunder (subject, however, to the right of a Permitted Leasehold Mortgagee under a Novation Ground Lease granted pursuant to the provisions of Article 16 below). Provided they are not in default under their respective Approved Subleases beyond any applicable grace periods provided for in their respective Approved Subleases, any subtenants or concessionaires under Approved Subleases shall not be named or joined in any action or proceeding by Landlord under this Lease to recover possession of the Demised Premises or for any other relief. Landlord shall, upon request of Tenant, prepare, execute, acknowledge and deliver agreements evidencing and agreeing to the foregoing provisions of this paragraph, provided that Tenant shall pay the reasonable legal fees and disbursements of Landlord's counsel in connection therewith.

     13. Landlord's Right to Inspect. Landlord and its agents shall have the right to enter upon the Demised Premises and into the Buildings at reasonable times for and for reasonable periods of time, after reasonable advance notice to the Hotel General Manager, all as appropriate under the circumstances, to inspect the operation, maintenance and use of the same, and to assure itself that the Tenant is in full compliance with its obligations under this Lease (but Landlord shall not thereby assume any responsibility for the performance of any of the Tenant's obligations hereunder, nor any liability arising from the improper performance thereof) if but only if:

         (a) there is notice of any material violation of a governmental requirement relating to the condition or operation of the Convention Hotel;

         (b) there is any physical condition at the Convention Hotel which poses a threat of imminent harm to the Convention Hotel or material reduction of Gross Revenues; or

         (c) there exists an uncured monetary Event of Default hereunder or any other uncured material non-monetary Event of Default which involves the condition or operation of the Convention Hotel.


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In the event of any bona fide dispute or uncertainty regarding the existence of conditions requiring Tenant to permit Landlord to inspect as provided hereunder, the Landlord is entitled to immediately seek under arbitration in accordance with Section 49 below, and the arbitrator or arbitrators shall order on an expedited basis the right for Landlord to make such inspections as are reasonably necessary to determine the status of any such disputed conditions. Landlord and its agents and consultants also shall be allowed to enter and view public areas in the Convention Hotel as permitted by Tenant to members of the public. For any inspection by Landlord as provided for hereunder the Tenant shall make available an employee of the Tenant or of the hotel operator to escort Landlord's representatives on any inspection of applicable areas in the Convention Hotel, and Landlord shall not interrupt or interfere with the conduct of the Tenant's business in any material way.

     14. Operating Standards. (a) The parties agree and acknowledge, and it is a consideration for entering into this Lease, that the Land is in the Xentury City Development Project and that the guests of the Convention Hotel will reasonably expect, because of the nature of the Convention Hotel as planned by the Tenant and approved by Landlord, that the services provided at the Convention Hotel, and the manner of providing such services, will be of a high standard consistent with the Benchmark Hotel; that it is in the best interests of all concerned that the guests of the Convention Hotel be provided with services of a high standard consistent with the Benchmark Hotel; and that the Tenant will be held to a high standard consistent with the Benchmark Hotel in affording such services. Accordingly, throughout the Term, the Tenant will maintain the appearance and quality of the Buildings, the Demised Premises and the Furnishings (subject to permissible ordinary wear and tear as referenced below), and will conduct the operation and management of the Buildings and the hotel business to be carried on therein (including, without limitation, as to matters of maintenance, repair, safety, sanitation, guest service and transportation service provided by or through the Tenant), or cause the same to be managed and operated, as to all items and services supplied to hotel guests or forming part of their hotel experience, and all aspects of operation and management, so as to attain and maintain a standard (herein referred to as the "Operating Standard" or "Operating Standards") consistent with the operation of a first class destination hotel and convention center equivalent, on the whole, with the standards as are in effect as of the date hereof for the Benchmark Hotel, as the same may reasonably be modified by the owner of the Benchmark Hotel from time to time consistent with the current overall quality and standards thereof. The Operating Standards shall permit and be subject to "ordinary wear and tear," but only consistent with the level of ordinary wear and tear existing at the Benchmark Hotel after consideration of the updating, replacement and renovation activities and standards of the Benchmark Hotel. If for any reason the Benchmark Hotel is no longer operated consistent with its current standards then either the Landlord or the Tenant shall have the right to designate, with the written approval of the other party (which approval shall not unreasonably be withheld), a suitable replacement Benchmark Hotel for purposes hereof.




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         (b) To assure that the Operating Standards are met by the Tenant, the operation and management of the Buildings and the hotel business conducted therein shall at all times during the Term be under the direct supervision of either (i) GEC or one of its wholly-owned subsidiaries, (ii) a nationally recognized hotel chain having a well-established reputation as a quality convention hotelier or other entity approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), or (iii) any other manager selected by Tenant in the exercise of Tenant's business judgement as qualified to serve as a quality convention hotelier for a facility such as the Convention Hotel. Each and every Hotel Management Agreement shall specifically incorporate the Operating Standards and shall provide (i) that the rights and obligations of the Tenant under such Hotel Management Agreement shall be expressly assumable by Landlord and that if the Operating Standards are not met and the operator fails to cure any such default within a reasonable period, then the Tenant shall have the right to terminate the Hotel Management Agreement. In the event that any operator fails to meet any of the Operating Standards, the Tenant shall, promptly after it becomes aware of such failure (either by notice from Landlord or otherwise), so notify such operator and Landlord. In the event of the termination of any Hotel Management Agreement shall use diligent efforts to seek a substitute operator as expeditiously as possible. Until any such substitute operator assumes the duties of any defaulting operator, the Tenant shall use its best efforts to enforce the provisions of the Hotel Management Agreement against the defaulting operator, and/or to cure any defaults of the operator which the Tenant is capable of curing, so as to assure, to the extent possible, compliance with the Operating Standards. Each Hotel Management Agreement shall contain a covenant requiring management and operation of the Project in a manner consistent with a first class destination hotel and convention center.

         (c) Without limiting the generality of the foregoing, the Tenant shall, at its own cost and expense, procure and install and keep and maintain in the Buildings all furniture and furnishings including, without limitation, all prefabricated fixtures and operating equipment for all lobbies, dining rooms, kitchens, laundries, halls, pantries, toilets, foyers, corridors and other public rooms and places, and for the parlors, suites, dressing rooms, bedrooms, baths and other private rooms, and for all workshops, storerooms and offices in the Buildings necessary and proper for the complete and comfortable use, enjoyment, occupancy and operation of a first class Convention Hotel of a quality consistent with the Benchmark Hotel (all of said article and items, as well as all additions thereto and replacements and renewals thereof, other than articles and items owned by subtenants, concessionaires, contractors, agents, employees and customers, are hereinafter collectively referred to as the "Furnishings"), together with an adequate stock and inventory of food, beverages and other consumable supplies.


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

         (d) Consistent with and in consideration of the foregoing, the Landlord hereby agrees with and in favor of the Tenant that the Xentury City Development Project shall be developed in the first instance as a first-class mixed-use project focused on hotel and/or timeshare and other tourist commercial, upper-grade office and related uses (potentially including appropriate residential uses) which are compatible with the development and operation of the Convention Hotel as contemplated under the Operating Standards, under a consistent design review standard which will allow the Xentury City POA to regulate building and site design in order to prevent development of an undesirable type or quality which would negatively impact the Convention Hotel. This standard is not intended to eliminate potentially competing uses or require particular use types which might benefit the Convention Hotel, but instead is intended to support site, building and landscaping design which will be consistent with the first-class standard to be maintained by the Convention Hotel and Xentury City Development Project and avoid incompatible uses within areas of the Xentury City Development Project, such as the Osceola Parkway and International Drive approaches and adjacent sites. Once developed, the Landlord or Xentury City POA shall require and reasonably enforce site maintenance standards reasonably calculated to require the proper maintenance and upkeep of Xentury City Development Project improvements in the vicinity of the Convention Hotel.

     15. Default. (a) Each of the following events shall be an Event of Default (an "Event of Default") hereunder by the Tenant and a breach of this Lease:

               (i) If the Tenant shall fail to pay, or cause to be paid, when due, any and all payments of Rent or any other sum to be made by the Tenant hereunder, and such payment remains unpaid for a period of thirty (30) days after receipt of Landlord's written notice thereof by the Tenant, or for such longer period as may be required to resolve any payment dispute which is being contested by the Tenant in accordance with the terms of Section 15(e) of this Lease.

               (ii) If the Tenant fails to construct the Convention Hotel or otherwise perform its obligations in accordance with the provisions of Section 2(d) of this Lease, and the Tenant does not exercise the termination option set forth in Section 2(d) hereof, and such failure continues for thirty (30) days after receipt of Landlord's notice thereof by the Tenant or, if compliance cannot reasonably be effected within thirty (30) days, the Tenant shall have failed to commence within such period the steps necessary to comply and thereafter to proceed diligently therewith to completion.

               (iii) If any assignment, subletting, concession or other transfer shall be made or deemed to be made that is in violation of Article 12, and such assignment or transfer is not canceled and, if applicable, the transferee removed from the Land within thirty (30) days after Landlord's notice to cancel the same has been received by the Tenant.

               (iv) If the Tenant shall fail to comply with any other term, covenant or condition of this Lease (not covered by (i), (ii) and (iii) above), and such failure to comply shall continue for a period of thirty (30) days after Landlord's written notice to the Tenant thereof (or, if compliance cannot reasonably be effected within thirty (30) days, and the




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Tenant shall have failed to commence within such period the steps necessary to comply and thereafter to proceed diligently therewith to completion), or for such longer period as may be required to resolve any performance dispute which is being contested by the Tenant in accordance with the terms of Section 15(e) of this Lease.

         (b) Upon the occurrence of any Event of Default (but subject to the provisions of Article 16 and, where specifically applicable, Article 49 hereof), Landlord may obtain relief against Tenant in any court of equity or law and/or terminate this Lease; provided, however that no termination of this Lease shall result from such Event of Default except as expressly provided in paragraph 15(c) below. If Landlord obtains relief against Tenant as aforesaid, Tenant shall immediately comply with the order of said court, failing which the provisions of paragraph (c) of this Article shall apply (except those relating to the right to contend that the Event of Default did not occur or is not continuing). A judgment for damages shall be deemed additional rent payable by Tenant to Landlord hereunder.



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         (c) Any provision of this Lease (including without limitation those contained in this Article and in Article 16) to the contrary notwithstanding:
(x) Landlord's right to exercise any or all of its remedies [including, without limitation, termination of this Lease by reason of an Event of Default of the nature described in subparagraphs (i), (ii), or (iii) of Section (a) of this Article] shall not be subject to the following sentences of this paragraph 15(c) but shall be subject to the provisions of Article 16 hereof; and (y) no provision of this Lease shall delay or otherwise limit Landlord's rights hereunder or otherwise available under applicable law to seek injunctive relief (as opposed to damages or termination of this Lease) or Tenant's obligation to comply with any injunctive relief ordered in arbitration pursuant hereto or by any court having jurisdiction, or Landlord's right to advance funds and obtain reimbursement from Tenant for any unpaid obligations of Tenant hereunder. Subject to the immediately preceding sentence, if any Event of Default under Section (a) of this Article shall occur and be continuing, Landlord shall give a second notice to Tenant (which notice must specify in reasonably detail the nature of such Event of Default), and Tenant and all Permitted Lease-hold Mortgages shall have an additional thirty (30) days in which to either: (i) cure such default, or if cure cannot reasonably be effected within thirty (30) days, to commence within such period the steps necessary to cure and thereafter to proceed diligently to complete the same; or (ii) give notice (which notice may also be given during the first notice period with the same effect) to Landlord that Tenant or any Permitted Leasehold Mortgagee contends that the Event of Default in question either did not occur or is not continuing, stating in reasonable detail the basis for such contention (but a Permitted Leasehold Mortgagee may not so contend so long as Tenant has commenced and is completing the steps necessary to cure the default). If neither step [i.e., (i) or (ii)] is taken within such thirty-day period, then Landlord may, at its option, if the Event of Default is continuing, give to Tenant a notice of election to terminate this Lease upon a date specified in such notice, which date shall be not less than ten (10) business days (Saturdays, Sundays and legal holidays excluded) after the date of receipt by Tenant of such notice from Landlord, and (except as otherwise provided in Article 16) upon the date specified in said notice if the default or breach is not then cured, this Lease shall terminate with neither party having any further rights or liabilities under this Lease except those which are specifically expressed, or by their nature are intended, to survive any termination of this Lease. If Tenant or any Permitted Leasehold Mortgagee gives the specified notice in (ii) above, Landlord shall respond thereto in writing within ten (10) days of its receipt of said notice and if Landlord fails to do so, and Tenant or any Permitted Leasehold Mortgagee gives to Landlord a notice (a "Reminder Notice") citing this Lease and this paragraph, attaching a copy of Landlord's second notice, and specifying in block capital letters and bold-face type, that unless Landlord does so respond within twenty (20) days after receipt of the Reminder Notice the applicable Event of Default shall be deemed waived by Landlord, then unless Landlord does so respond within the relevant twenty (20) day period, Landlord shall be deemed to have waived the applicable Event of Default. If Landlord agrees with said contention, then the notice of default in respect of the claimed default shall be deemed rescinded. If, on the other hand, Landlord timely disagrees with said contention, then such response by Landlord to Tenant shall be deemed the second notice to Tenant, and Tenant and each Permitted Leasehold Mortgagee shall have the period of time to cure (or commence to cure) said claimed default as provided in this paragraph or, alternatively, shall have twenty (20) days in which to submit said contention (by filing an action in Tenant's name) to arbitration as provided hereunder;

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provided, however, that if said contention is not so submitted within the time provided, it shall be deemed waived. Any decision by the arbitrator(s) shall be subject to any appeals available to either party, and the attorneys' fees and disbursements of the prevailing party will be paid by the losing party as provided in Article 35. If judgment is obtained by Landlord that the Event of Default did occur and is continuing, and such judgment shall have become final and the time for appeal therefrom shall have expired without appeal having been taken, Tenant and each Permitted Leasehold Mortgagee shall have an additional thirty (30) days after it received notice of the judgment in which to cure the default, or if cure cannot reasonably be effected within thirty (30) days, to commence within such period the steps necessary to cure and thereafter to proceed diligently to complete the same. If no such action is taken or commenced within such thirty (30) day period, then Landlord may, at its option, if the Event of Default is continuing, give to Tenant a notice of election to terminate this Lease upon a date specified in such notice, which date shall be not less than (10) business days (Saturdays, Sundays and legal holidays excluded) after the date of receipt by Tenant of such notice from Landlord, and (except as otherwise provided in Article 16) upon the date specified in said notice, if the default or breach is not then cured, this Lease shall terminate with neither party having any further rights or liabilities under this Lease except those which are specifically expressed, or by their nature are intended, to survive any termination of this Lease. The curing of any default within the time permitted by any partner in Tenant, if Tenant is a partnership, or by any Permitted Leasehold Mortgagee, together with payment to Landlord of all costs of enforcement as provided under Section 35, shall constitute a curing of such default with like effect as if Tenant had cured the same. Landlord shall not have any right of termination other than that provided for this Section 15(c), and Landlord hereby waives any right to terminate this Lease other than the right provided for in this Section 15(c) which may at any time be provided for at law or in equity for any breach or default of Tenant under this Lease.




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         (d) In the event of a breach, or directly or overtly threatened breach, by the Tenant of any of the agreements, conditions, covenants or terms herein (other than and not including breaches limited to failure to pay Rent or other monetary sums owed to Landlord) which Landlord reasonably determines are not reasonably likely to be cured within the cure periods available to Tenant hereunder without a material risk of imminent loss, harm or damage to Landlord or its interests in the Demised Premises for which Tenant does not post adequate bond or other security, the Landlord shall have the right after written notice to Tenant, and without limiting other remedies available to Landlord hereunder or under applicable law or Landlord's other rights to damages or other relief hereunder, to seek injunctive relief requiring Tenant to correct or otherwise granting necessary power and authority to Landlord to correct any such breach or condition. The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative rights and remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others. Upon the occurrence of any such event no provision of this Lease shall delay or otherwise limit Landlord's rights hereunder or under applicable law to seek injunctive relief or the Tenant's obligation to comply with any such injunctive relief or Landlord's right to advance funds for any unpaid obligations of the Tenant hereunder. Any remedy for injunctive relief or for damages shall be through arbitration pursuant to Section 49 of this Lease, and the Tenant agrees and stipulates that the arbitrator(s) in any such arbitration shall be authorized and shall have full power and authority to order injunctive relief if provided for hereunder or under applicable law, and that any award of damages against Tenant shall be deemed to be Rent payable by Tenant under Article 6 of this Lease. The term Permitted Leasehold Mortgagee as used in this Article shall have reference to only those Permitted Leasehold Mortgagees to which the provisions of Section 16(c) are applicable.

         (e) The Tenant may contest the occurrence of an Event of Default by submitting such dispute to arbitration pursuant to Section 49 of this Lease provided and on the condition that any right to contest such Default shall require the Tenant, within the time provided to cure defaults set forth in
Section 15(a) above, (i) to pay or cause to be paid all amounts and to perform all obligations which are not disputed in good faith by the Tenant and (ii) to the extent that the Default relates to the failure by the Tenant to pay or cause to be paid monetary obligations payable hereunder, to tender to the arbitration entity with a demand for arbitration a cashier's check to deposit in escrow with the arbitration panel the amount in dispute. Having a submitted a dispute to arbitration, neither party shall have the right to contest under Section 15(c) a final decision under arbitration as to whether or not an Event of Default exists or is continuing.


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         (f) In the event of any breach or default by Landlord under the terms hereof which remains uncured following written notice from Tenant and cure and dispute resolution periods consistent with those applicable to defaults by Tenant as set forth above, then in addition to any other remedies available to Tenant under applicable law the Tenant shall have the right to seek specific performance of Landlord's obligations and obtain injunctive relief through arbitration in accordance with Section 49 below, or to cure or cause the cure of any such default and recover from the Landlord all costs reasonably incurred to cure such default together with interest on all such amounts advanced from time to time at the highest rate allowed by law.

     16. Permitted Mortgages. (a) The Tenant is hereby given the right by Landlord, in addition to any other rights herein granted and without any requirement to obtain Landlord's consent, to mortgage or grant a security interest in the Tenant's interest in this Lease, the Demised Premises, the Buildings and the Furnishings and any sublease(s) under one or more mortgage(s) to one or more Lending Institution(s), and to assign this Lease and any sublease(s) as collateral security for such mortgage(s), upon the condition that all right acquired under such mortgage(s) (herein a "Permitted Mortgage") shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease and to all rights and interests of Landlord herein, none of which covenants, conditions, restrictions, rights or interests is or shall be waived by Landlord by reason of the right given to mortgage or grant a security interest in the Tenant's interest in this Lease and the Demised Premises, the Buildings and the Furnishings, except as expressly provided herein. In no event, however, shall there be more than three (3) such Permitted Mortgages in existence at any one time.




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         (b) The holder of, or secured party under, a Permitted Mortgage is herein referred to as a "Permitted Leasehold Mortgagee". The Permitted Mortgage that is prior in lien among those in effect is herein referred to as the "First Permitted Leasehold Mortgage," and the holder of, or secured party under, the First Permitted Mortgage is herein referred to as the "First Permitted Leasehold Mortgagee". If a First Permitted Mortgage and a Permitted Mortgage that is second in priority in lien among those in effect are both held by the same Permitted Leasehold Mortgagee, the said two Permitted Mortgages are herein collectively referred to as the "First Permitted Mortgage". A "Permitted Mortgage" shall include, without limitation, mortgages, mortgage deeds, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation which the lender may require. The words "Lending Institution", as used in this Lease, shall mean any commercial, national or savings bank, savings and loan association, trust company or insurance company, non-union or governmental employee pension funds, any publicly-held corporation or its pension funds or any real estate investment trust which in either case is actively engaged in the business of making commercial mortgage loans and meets the Net Worth Test, and any other entity approved by Landlord as a Lending Institution. Landlord shall not unreasonably withhold its approval of a nationally-respected lender-mortgagee (such as an eleemosynary institution or foundation, any other publicly-held corporation or its pension funds, any other real estate investment trust, a pension fund or the like). It is understood that a Permitted Mortgage made to, or held by, a Lending Institution acting as agent or trustee for one or more parties who have interests in the mortgage, regardless of whether or not such parties are themselves Lending Institution(s), shall be a Permitted Mortgagee.

         (c) Landlord shall not be deemed to have actual or constructive notice or knowledge of any Permitted Mortgage unless and until the Permitted Leasehold Mortgagee shall send to Landlord a true copy of its recorded mortgage, together with written notice specifying the name and address of the Permitted Leasehold Mortgagee. Within a reasonable time after recording such mortgage, the Tenant shall deliver to Landlord the appropriate recording information in respect of such Permitted Mortgage. From and after provision of a copy of such Permitted Mortgage to Landlord by any Permitted Leasehold Mortgagee pursuant to the first sentence of this paragraph (c), then so long as such Permitted Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply in respect of each such Permitted Mortgage:

             (i) There shall be no cancellation, termination, surrender, acceptance of surrender, amendment or modification of this Lease by joint action of Landlord and the Tenant, nor shall Landlord recognize any such action by the Tenant alone, without in each case the prior consent in writing of such Permitted Leasehold Mortgagee.

             (ii) Landlord shall, upon serving the Tenant with any notice, whether of default or any other matter, simultaneously serve a copy of such notice upon such Permitted Leasehold Mortgagee.

             (iii) In the event of any default by the Tenant under this Lease, such Permitted Leasehold Mortgagee shall have the same period, after service of notice upon it of such default, to remedy or cause to be remedied or commence to remedy and complete the


                                       71                         EXECUTION COPY
remedy of the default complained of as the Tenant has hereunder for such default, and Landlord shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by the Tenant. Each notice of default given by Landlord will state the amounts of whatever payments herein provided for or other obligations hereunder are then claimed to be in default. In addition, and without limiting the provisions of Paragraph 16(c)(iv) below, in the event that a payment default has not been cured within the 30-day notice and cure period provided in Paragraph 15(a)(i) above, Landlord shall so notify each Permitted Leasehold Mortgagee who will then have an additional five (5) business days in which to cure any such payment default, provided that such curative right shall not prevent the Landlord from terminating, or limit the Landlord's right to terminate, this Lease, but in the event that any Permitted Leasehold Mortgagee does in fact cure any such monetary default then this Lease shall automatically be reinstated without further action by Landlord or Tenant upon the written election of the Permitted Leasehold Mortgagee if delivered at the time such payment is made.

             (iv) If the Landlord shall elect to terminate this Lease and causing a Reversion by reason of any default of the Tenant, each Permitted Leasehold Mortgagee shall not only have the right to nullify any notice of termination by curing such default prior to the effective date of termination but shall also have the separate right to postpone and extend the specified date for the termination of this Lease, as fixed by Landlord in its notice of termination, for a period of not more than twelve (12) months from the date so specified for termination provided that such Permitted Leasehold Mortgagee shall unconditionally agree with Landlord (by giving a notice to that effect to Landlord), prior to the effective date of termination, that such Permitted Leasehold Mortgagee will accomplish the following within the times hereinafter provided and shall, in fact, accomplish the following in a timely manner: (1) cure or cause to be cured within thirty (30) days of such notice any then existing monetary defaults of which the Permitted Leasehold Mortgagee has knowledge; (2) pay or cause to be paid during such twelve (12) month period any monetary obligations of the Tenant hereunder of which the Permitted Leasehold Mortgagee has knowledge, as the same fall due; (3) promptly cure or cause to be cured any other defaults that such Permitted Leasehold Mortgagee can cure and of which the Permitted Leasehold Mortgagee has knowledge; and (4) forthwith take such steps as it shall be lawfully able to acquire or sell the Tenant's interest in the Demised Premises, Buildings, Furnishings and other Convention Hotel assets and in this Lease by foreclosure of the Permitted Leasehold Mortgagee or otherwise, and thereafter prosecute the same to completion with reasonable diligence. If, at the end of said twelve (12) month period, the Permitted Leasehold Mortgagee shall be actively engaged in steps to acquire or sell the Tenant's interest herein including, without limitation, contesting any court order, or seeking relief from any statutory stay, restricting such acquisition or sale, and is in compliance with the other conditions set forth in clauses (1) through (3) above, the time for said Permitted Leasehold Mortgagee to comply with the applicable provisions of this subparagraph (iv) shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence upon the same conditions. If the Tenant's interest is acquired or sold as aforesaid, the intended termination of this Lease by Landlord under the aforesaid notice will be automatically nullified, and this Lease will continue as if said notice of termination had never been given.


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

             (v) In the event of termination of this Lease and a Reversion by reason of any uncured default by the Tenant, Landlord will promptly notify such Permitted Leasehold Mortgagee of such termination and the amount of any sums then due to Landlord under this Lease, and such Permitted Leasehold Mortgagee shall have the right (except where such Permitted Leasehold Mortgagee has extended the date of termination pursuant to the provisions of subparagraph (iv) of this paragraph 16(c) and has subsequently failed to fulfill its obligations thereunder) to have Landlord enter into a ground lease of the Demised Premises and any interest of the Landlord in the Buildings and any other Improvements (herein a "Novation Ground Lease") with such Permitted Leasehold Mortgagee or a nominee controlled by such Permitted Leasehold Mortgagee (hereinafter referred to in this subparagraph as its "nominee") in accordance with the following provisions:

                 (1) The Permitted Leasehold Mortgagee or its nominee shall be entitled to a Novation Ground Lease if the Permitted Leasehold Mortgagee shall make written request upon Landlord for such Novation Ground Lease on or before the date which is thirty (30) days after the date on which such Permitted Leasehold Mortgagee shall have received the notice from Landlord of termination hereof and if such written request is accompanied by the Permitted Leasehold Mortgagee's agreement to pay to Landlord, upon the execution and delivery of the Novation Ground Lease, the sums which would then be due to Landlord under this Lease had this Lease remained in effect;

                 (2) Such Novation Ground Lease shall be for what would have been the remainder of the Term hereunder if this Lease had not terminated, effective as of the date of such termination, at the Rent and upon the terms, provisions, covenants and agreements as herein contained, including all rights and options herein contained;

                 (4) To the extent within the control of Landlord, such Novation Ground Lease shall be prior to any mortgage or other lien, charge or encumbrance on the fee simple ownership of the Land (except taxes and assessments and any similar matters required by law to take priority) and, if so requested by the Permitted Leasehold Mortgagee, shall be accompanied by a conveyance quit-claiming any right, title or interest of Landlord in and to the Buildings and the Furnishings during the Term of the Novation Ground Lease. Such Novation Ground Lease shall, however, be subject to the same conditions of title as this Lease is subject to on the date of the execution hereof;

                 (5) In such Novation Ground Lease, the Permitted Leasehold Mortgagee or its nominee shall agree to perform and observe all covenants herein contained on the Tenant's part to be performed and to cure all defaults of the Tenant hereunder existing at that time which it is possible for such Permitted Leasehold Mortgagee to cure, except that all of the obligations and liabilities of the Permitted Leasehold





                                       73                         EXECUTION COPY

          Mortgagee or its nominee as the Tenant under the Novation Ground Lease shall cease and terminate upon assignment of the Novation Ground Lease or the sooner expiration or termination thereof and shall be subject to any limitation on liability contained therein;

                 (6) Landlord shall not warrant possession of the Demised Premises to the Permitted Leasehold Mortgagee or its nominee under any such Novation Ground Lease, it being understood that the Novation Ground Lease shall be expressly made subject to the rights, if any, of the Tenant under this Lease or any other person claiming the right to possession through or under the Tenant;

                 (7) The Permitted Leasehold Mortgagee or its nominee as tenant under the Novation Ground Lease shall have the same right, title and interest in and to the Buildings and the Furnishings as the Tenant had under this Lease.

                 (8) If more than one Permitted Leasehold Mortgagee shall make written request upon Landlord in accordance with the provisions hereof for a Novation Ground Lease, the Novation Ground Lease shall be delivered pursuant to the request of the Permitted Leasehold Mortgagee whose leasehold mortgage is prior in lien among those who made the request, and the written request of any Permitted Leasehold Mortgagee whose leasehold mortgage is subordinate in lien shall be void and of no force or effect.

                 (9) If the required use of the Demised Premises as the Convention Hotel under this Lease is no longer economically viable then the Landlord shall not unreasonably withhold its approval of and consent to a reasonable alternative higher and better use hereunder so long as the Permitted Leasehold Mortgagee or its nominee under any such Novation Ground Lease can provide and does in fact provide all assurances as may reasonably be required by Landlord so that any such alternative approved use is consistent with other uses within the Xentury City Development Project and will not result in any material reduction in the fair market value or value in use of the Improvements and Demised Premises, or in the Rent or any other sums accruing and reasonably anticipated to accrue to Landlord hereunder or otherwise relating to the Convention Hotel, including particularly but without limitation Percentage Rent, from the sums and amounts which otherwise would exist or accrue to Landlord were the Demised Premises used solely for the approved use as the Convention Hotel in accordance with all applicable requirements hereof.

            (vi) The name of each Permitted Leasehold Mortgagee may be added to the loss payable endorsement of any and all fire and other casualty insurance policies



                                       74                         EXECUTION COPY
to be carried by the Tenant in respect of the Land, the Buildings and/or the Furnishings, and all such policies shall stated that the insurance proceeds are to be paid to the First Permitted Leasehold Mortgagee to be held for the benefit of the parties hereto and applied in the manner specified in this Lease.

            (vii) If there is a condemnation or taking by eminent domain in respect of the Land, the Buildings and/or the Furnishings which does not result in a termination of this Lease, any award of payment therein shall be paid to the First Permitted Leasehold Mortgagee for the benefit of the parties hereto, and applied in the manner specified in this Lease; and if the same results in a termination of this Lease, the Tenant's portion of the award or payment shall be paid to the First Permitted Leasehold Mortgagee for the benefit of the Tenant and the Permitted Leasehold Mortgagees.

            (viii) No fire or casualty loss claims shall be settled and no agreement will be made in respect of any award or payment in condemnation or eminent domain without in each case the prior written consent of the First Permitted Leasehold Mortgagee; provided, however, that such Permitted Leasehold Mortgagee has agreed to make such award or payment available in the manner specified in this Lease.

            (ix) Except where the Permitted Leasehold Mortgagee has become a tenant under a Novation Ground Lease, no liability for the payment of any amounts due or the performance of any of the Tenant's covenants and agreements hereunder shall attach to or be imposed upon the Permitted Leasehold Mortgagee (other than any obligations assumed by, or agreed to by, the Permitted Leasehold Mortgagee), all such liability (other than any obligations assumed by or agreed to by the Permitted Leasehold Mortgagee) being hereby expressly waived by Landlord.

            (x) Landlord, within ten (10) days after a request in writing by the Tenant or any Permitted Leasehold Mortgagee, shall furnish a written statement, duly acknowledged, that this Lease is in full force and effect and unamended, if such be the case, or if there are any amendments, such statement will specify the amendments, and that there are no defaults thereunder by the Tenant that are known to Landlord, or if there are any known defaults, such statement shall specify the defaults Landlord claims exist.

            (xi) No payment made to Landlord by any Permitted Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and the Permitted Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof provided it shall have made demand therefor not later than one (1) year after the date of its payment.

            (xii) The First Permitted Leasehold Mortgagee shall be given notice of any arbitration or other proceeding or dispute between the parties and shall have the right to intervene therein and be made a party thereto. In any event, each Permitted Leasehold Mortgagee shall receive notice, and a copy, of any award or decision made in said arbitration or other proceeding.


                                       75                         EXECUTION COPY

         (d) Landlord shall, upon request, execute, acknowledge and delivery to each Permitted Leasehold Mortgagee an agreement prepared at the sole cost and expense of the Tenant, in form satisfactory to the Permitted Leasehold Mortgagee and Landlord, among Landlord, the Tenant and the Permitted Leasehold Mortgagee, agreeing to all the provisions of this Article.

         (e) Landlord shall at no time be required to subordinate its fee simple interest in the Demised Premises to the lien of any leasehold or other mortgage, nor to mortgage its fee simple interest in the Demised Premises as collateral or additional security for any leasehold or other mortgage. Any provision of this Lease or of the Related Agreements to the contrary notwithstanding, if a Permitted Leasehold Mortgagee elects pursuant to this Article to receive a Novation Ground Lease, it shall also at the time it enters into such Novation Ground Lease enter into new Related Agreements on the terms which are expressed to be applicable to Permitted Leasehold Mortgagees as set forth in the respective Related Agreements.

     17. End of Term. (a) The Tenant shall, on or before the last day of the Term or upon the sooner termination of the Term, peaceably and quietly surrender and deliver to Landlord the Land, the Buildings and the Furnishings, in good condition and repair consistent with the Operating Standards [subject to paragraph (c) of Article 9 and Paragraph (d) of Article 11] and free and clear of liens, encumbrances and subtenancies (except as otherwise provided in Article 12 or in this paragraph); provided, however, that in the event of the sooner termination of this Lease, Landlord may, at its option, require any or all subtenants or concessionaires (other than any which are under common Landlordship and control with the Tenant) to recognize Landlord under such sublease or concession agreement, in which event any such subtenant or concessionaire of Landlord for the balance of the remaining term of the sublease or concession agreement as determined without regard to, and notwithstanding, the sooner termination of this Lease.

         (b) Upon surrender, or upon the expiration or any sooner termination of the Term hereof, whichever first occurs, title to the Buildings and the Furnishings (except those leased by or loaned to the Tenant, as herein permitted) shall thereupon, and without further act of either party, vest in Landlord (subject, however, in the event of the sooner termination of this Lease, to the rights of any Permitted Leasehold Mortgagee to acquire the same in connection with a Novation Ground Lease granted pursuant to Article 16), and the Tenant shall promptly thereafter execute and deliver to Landlord such deed or bill of sale as Landlord may reasonably request, provided they contain no covenant, warranty, representation or other liability of the Tenant contained herein.


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

         (c) If the Tenant holds over or refuses to surrender possession of the Demised Premises and Buildings in accordance with the provisions of this Lease, Landlord shall have the right, in additional to all other rights and remedies available to it, to treat such holding over as a tenancy at sufferance or a month-to-month tenancy. During such holder over period, the Tenant shall be deemed to be a tenant at sufferance and as such shall be obligated to perform all of its obligations under this Lease (as if this Lease had not so expired or terminated), except that the Base Rent during the period of holding over shall be doubled. During any such holding over period, Landlord shall have no obligations of any nature whatsoever under this Lease or otherwise to the Tenant.

         (d) If the Demised Premises, the Buildings, and the Furnishings are not timely so surrendered, the Tenant shall pay to Landlord all expenses which Landlord may incur by reason thereof and, in addition, shall indemnify and hold harmless Landlord from and against all claims made against Landlord by any tenant or subtenants or other successor or grantee of Landlord succeeding to the Demised Premises or Buildings or any part thereof, founded upon delay by Landlord in delivering possession of the Demised Premises and Buildings to any such successor or upon the improper or inadequate condition of the Demised Premises and Buildings, to the extent that such delay or improper or inadequate condition is occasioned by the failure of the Tenant to perform its said surrender obligations and/or to timely surrender the Demised Premises and all interests therein and related thereto as provided hereunder. All property of the Tenant or of any other person which shall remain in the Convention Hotel or at the Demised Premises after the expiration or sooner termination of this Lease shall be deemed to have been abandoned and may be retained by Landlord as its property or be disposed of without accountability in such manner as Landlord may deem fit and, if the cost of any disposition exceeds any proceeds from the said of such property, such cost shall be paid by the Tenant to Landlord upon demand.

         (e) Notwithstanding the foregoing provisions of Paragraphs 17(a) and 17(d) above, the Landlord shall not be entitled upon the End of Term to unopened stocks and inventories of food, beverages and other consumable supplies which are not then in use for the proper current operation of the Convention Hotel, nor shall Landlord be entitled to receive payment of any accounts receivable or bank accounts or other financial sums relating to the operation of the Convention Hotel by Tenant during the Term (except as a proper offset to any unpaid sums owed by Tenant hereunder) and shall use reasonable efforts to collect such accounts and sums for the account of Tenant, unless and except to the extent that Landlord shall so elect with respect to such items thereof as reasonably designated by Landlord (the "Additional Assets") and agree to pay the actual cost (or fair market value if no record cost exists) thereof to Tenant as an additional end of term payment (the "Buyout Price" for such Additional Assets) hereunder. To the extent that Landlord does not elect to purchase such Additional Assets as provided above, then Tenant may remove all such Additional Assets not being acquired by Landlord at the End of Term.


                                       77                         EXECUTION COPY

     18. Indemnity. (a) The Tenant shall pay and discharge, and shall defend, indemnify and hold Landlord (and Landlord's parent company, their related, affiliated and subsidiary companies, and the officers, directors, agents, employees, representatives, successors and assigns of each if the Tenant is required to name those within this parenthetical as additional insureds under the Tenant's liability policy pursuant to Article 8), harmless from and against all obligations, settlements, liabilities, losses, damages, injunctions, suits, actions, proceedings, fines, penalties, claims, liens, demands, costs, charges and expenses of every kind or nature, including, without limitation, reasonable fees of attorneys and other professionals, and disbursements, which may be imposed on, incurred by or asserted against the persons hereby required to be indemnified (the "Indemnified Parties") (but not against any of the same to the extent that a negligent, or willful, act or omission or the Indemnified Parties was the cause of same (individually, a "Liability", and collectively, the "Liabilities"), arising directly or indirectly from or out of:

             (i) any failure by the Tenant to perform any of the agreements, terms, covenants or conditions on the Tenant's part to be performed under this Lease or the Hotel Development Agreement (to the extent the provisions thereof remain in effect on and after the date hereof);

             (ii) any accident, injury or damage which shall happen in or on the Demised Premises or Buildings, however occurring, and any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Land, the Buildings, the Furnishings or any part of them;

             (iii) any wrongful act or negligence on the part of the Tenant or its Affiliates, and any failure of the Tenant to comply with any laws, ordinance, requirements, orders, directions, rules or regulations of any governmental authority;

             (iv) any work, construction, demolition or other thing done in, on, or about the Buildings or the Land, or any part thereof, or any street, alley, sidewalk, garden, curb, passageway or space adjacent thereto;

             (v) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Buildings or the Demised Premises or any part thereof or any street, alley, sidewalk, garden, curb, passageway or space adjacent thereto;

             (vi) any claim, proceeding or action brought or taken by a Permitted Leasehold Mortgagee; and

             (vii) any other provision of this Lease which provides that the Tenant shall indemnify and/or hold harmless Landlord in respect of the matters contained in such provision.


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

         (b) In the event that any action or proceeding is brought against Landlord and/or Landlord's Affiliates by reason of any or all of the foregoing liabilities which is not covered by insurance maintained pursuant to this Lease, or if the insurance carrier fails to defend Landlord and/or Landlord's Affiliates against any such liability, the Tenant, upon written notice from Landlord, will, at the Tenant's sole cost and expense, resist or defend such action or proceeding including, if Landlord shall so elect, the institution of any counterclaim arising out of any transaction or occurrence that is the subject matter of the opposing party's claim, by counsel approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. The Tenant shall satisfy, pay and discharge any and all judgments, orders and decrees which may be recovered against Landlord, Landlord's affiliates or the Demised Premises in any such actions, suits or proceedings. The Tenant's indemnity obligations under this Article and elsewhere in this Lease arising prior to the termination or assignment of this Lease shall survive termination or assignment.

         (c) Each of the Indemnified Parties shall reasonably cooperate with the Tenant in the defense of any such action or proceeding, and will not settle such action, provided that the Tenant give to such Indemnified Party satisfactory assurances that it can and will satisfy, pay and discharge any and all judgments which may be recovered in such action or proceeding, and provided further that such action or proceeding shall not (i) subject such Indemnified Party to the risk of criminal sanctions, or (ii) jeopardize the interest of such Indemnified Party in the Demised Premises and/or the hotel. Notwithstanding the foregoing, such Indemnified Party shall have the right to settle any such action or proceeding at any time, provided that it releases the Tenant from any further indemnification obligation hereunder with respect to such settlement.

         (d) Landlord shall pay and discharge, and shall defend, indemnify and hold the Tenant (and the Tenant's general partners and their parent company, their related, affiliated and subsidiary companies, and the officers, directors, agents, employees, representatives, successors and assigns of each) (herein the "Tenant Indemnitees"), harmless from and against all obligations, settlements, liabilities, losses, damages, injunctions, suits, actions, proceedings, fines, penalties, claims, liens, demands, costs, charges and expenses of every kind or nature, including, without limitation, reasonable fees of attorneys and other professionals, and disbursements, which may be imposed on, incurred by or asserted against such Tenant Indemnitees (but not against any of the same to the extent that a negligent, or willful, act or omission of any such Tenant Indemnitee), which are not covered by the policies of insurance required to be obtained by the Tenant hereunder, and arising directly or indirectly from or out of any gross negligence or willful misconduct on the part of the Landlord or its Affiliates, any failure of the Landlord to comply with any laws, ordinance, requirements, orders, directions, rules or regulations of any governmental authority or any work, construction, demolition or other thing done in, on, or about the Buildings or the Land, or any part thereof, or any street, alley, sidewalk, garden, curb, passageway or space adjacent thereto, pursuant to the Land Development Agreement.


                                       79                         EXECUTION COPY

     19. Easements; Use of Utilities. Subject to the provisions of Article 5, Landlord shall not be required to furnish to the Tenant any services of any kind whatsoever during the Term (including, without limitation, water, steam, heat, fuel, gas, hot water, electricity, light and power). The Tenant independently shall subscribe to all utility services which are necessary for all of its requirements with respect to its operations of the Buildings and the hotel business conducted therein. Landlord and the Tenant shall grant such easements to the foregoing specified entities as are reasonably necessary to enable them to provide utility services to the Demised Premises as necessary for development of the Project in accordance with the Plans. The Tenant shall pay all bills for utility services rendered to it on or before the date due in accordance with the payment instructions contained in such bills; provided, however, that if any utilities are furnished to the Tenant through Landlord's meters, the Tenant shall reimburse Landlord for the cost of such utilities. If the Tenant should construct an improvement which materially encroaches upon, or should landscape or otherwise improve, a utility or other easement reserved by Landlord hereunder, whether with or without the consent of Landlord, the Tenant shall remove the same to the extent necessary to effect the maintenance, repair or replacement of any utilities within the easement and shall restore the same, all it its cost and expense.

     20. Condemnation. (a) If the Demised Premises and the Buildings shall be taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof, or if a portion of the Demised Premises or the Buildings shall be so taken or condemned, such that the portion remaining is not sufficient and suitable, in the Tenant's reasonable judgment (subject, however, to the rights of any Permitted Leasehold Mortgagee hereunder), for the operation of a first class destination hotel and convention center, then, at the option of the Tenant, this Lease shall cease and terminate as of the date on which the condemning authority takes possession. The Tenant shall notify Landlord of such determination made in its reasonable judgment within ninety (90) days after the date on which title vests in the condemnor and, if such notice is not timely given, the Tenant shall be deemed to have waived such termination right.

         (b) If a portion of the Demised Premises and the Buildings (or only of the Demised Premises or only of the Buildings) is taken, and the remaining portion can, in the Tenant's reasonable judgment (subject, however, to the rights of any Permitted Leasehold Mortgagee hereunder), be adapted and used for operation of a first class destination hotel and convention center, or otherwise adopted to permit the conduct of the Tenant's operations in accordance with all of the terms of this Lease, then this Lease shall continue in full force and effect.

         (c) If this Lease terminates due to a taking or condemnation, in accordance with the terms of this Article 20 and subject to applicable terms of
Article 9, the entire award for the Demised Premises and the Buildings or the portion thereof so taken shall be apportioned between Landlord and the Tenant, as of the day immediately prior to the vesting of title in the condemnor, as follows:

             (i) First, Landlord shall receive the then fair market value of the Demised Premises so taken or condemned considered as vacant, unimproved, and




                                       80                         EXECUTION COPY
unencumbered, together with the discounted value of the Buildings (less a reasonable estimate of what the Term-end Payment would be), discounted from the stated end of the then-current Term.

             (ii) Second, the Tenant shall be entitled to the then fair market value of its interest under this Lease and in the Buildings, less the discounted value of the Buildings as allocated to Landlord, together with any and all business damages suffered by the Tenant (subject, however, to the rights of any Permitted Leasehold Mortgagees therein); and

             (iii) Landlord and the Tenant shall each receive one-half (1/2) of any remaining balance of the award.

         (d) If this Lease does not terminate due to such taking or condemnation, (i) the Tenant shall be entitled to the entire award to the extent required, pursuant to the terms of this Lease, for the restoration of the Demised Premises and the Buildings, and (ii) out of the portion of the award not applied to restoration, (x) Landlord shall be entitled to the portion of the award allocated to the fair market value of the Demised Premises which is so taken, considered as vacant and unimproved, (y) the Tenant shall have the right (subject, however, to the rights of the Permitted Leasehold Mortgagees) to the amount by which the value of the Tenant's interest in the Buildings and the value of the Tenant's Demised Premises were diminished by the taking or condemnation, and (z) Landlord and the Tenant shall each receive one-half (1/2) of any remaining balance of the award. If this Lease does not terminate due to a taking or condemnation, then: (i) the Tenant shall, with due diligence, restore the remaining portion of the Demised Premises and the Buildings in accordance with the provisions of Article 2 hereof; (ii) the entire proceeds of the award shall be deposited and treated in the same manner as insurance proceeds are to be treated under Article 9 until the restoration has been completed and the Tenant and Landlord have received their respective shares thereof pursuant to this paragraph (d); (iii) if the award is insufficient to pay for the restoration, the Tenant shall be responsible for the remaining cost and expense; and (iv) the Base Rent payable by Tenant shall be adjusted proportionately based upon the proportion that the amount received by the Landlord in respect of Land taken, if any, bears to the total fair market value of the overall Land at that time.

         (e) If the temporary use (but not title) of the Demised Premises and/or the Buildings, or any part thereof, is taken, this Lease shall remain in full force and effect, and there shall be no abatement of any amount or sum payable by or other obligation of the Tenant hereunder. The Tenant shall receive the entire award for any such temporary taking to the extent it applies to the period prior to the end of the Term (subject to the rights of the Permitted Leasehold Mortgagees); and Landlord shall receive the balance of the award.

         (f) If Landlord and the Tenant cannot agree in respect of any matters to be determined under this Article, a determination shall be requested of the court having jurisdiction over the taking, and if said court will not accept such matters for determination, either party may have the matter submitted to arbitration pursuant to Section 49 of this Lease.


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

         (g) For purposes of this Article, any Furnishings taken or condemned shall be deemed to be a part of the Buildings, and the provisions hereof shall be applicable thereto.

         (h) Notwithstanding any provision to the contrary, the Tenant shall be entitled to any separate award or payment for moving and/or relocation.

     21. Encumbrances by Subtenants. The Tenant shall not knowingly permit or suffer any subtenant to encumber such subtenant's leasehold interest without the prior written approval of Landlord in each instance.

     22. No Abatement of Rent. Except as otherwise specifically provided in this Lease, no abatement, diminution or reduction of any Rent, charges, compensation or other amount payable by the Tenant shall be allowed to the Tenant or any person claiming under the Tenant, and no abatement, diminution or reduction of the Tenant's other obligations hereunder shall be allowed to the Tenant, under any circumstances whatsoever including, without limitation, inconvenience, discomfort, interruption of business or otherwise by virtue of, or arising out of: (a) the making of alterations, changes, additions, improvements or repairs to the Buildings; (b) any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulations; (c) restoration or the Buildings after damage, destruction or partial condemnation; or (d) any other cause or occurrence.

     23. No Representations. The Tenant acknowledges that it has examined the Land and that except as provided in the Land Development Agreement, this Lease, the Hotel Development Agreement, or the Related Agreements it is not relying upon any representation or warranty, either express or implied, made by Landlord or any of Landlord's Affiliates or any other person or entity in any way affiliated with Landlord, or being or claiming to be an agent, employee or servant of Landlord, with respect to: the physical condition of the Land, the ground, earth or subsoil conditions; the financial reports, data, analyses or projections that concern the proposed development, operation or projected occupancy of the Convention Hotel; the proposed construction of, or any agreement not to construct, any other facilities or amenities adjacent to, or in proximity to, the Land; any zoning or other applicable Legal Requirements; or any other matter or thing in respect of the subject matter of this Lease and/or the Exhibits hereto or the transaction and development contemplated hereby, by the Hotel Development Agreement or the Related Agreements. Prior to the commencement of any construction on the Land, the Tenant conducted or shall conduct such tests of the subsurface and soil conditions as it deemed appropriate and is fully satisfied therewith; Landlord shall have no liability because of, or as a result of, the existence of any subsurface or soil condition, either on the Land or land adjacent thereto, which might affect the Tenant's construction.


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

     24. Use of Names. Neither this Lease, nor anything contained in this Lease, shall be deemed to grant to the Tenant any rights whatsoever to, and the Tenant hereby covenants that it will not use, the name "Xentury City," or any combination thereof permutation or related name, without the prior written consent of Landlord. Similarly, neither this Lease, nor anything contained in this Lease, shall be deemed to grant to Landlord any rights whatsoever to, and the Landlord hereby covenants that it will not use, the names, trademarks, service marks, copyrights, call letters or tradenames of GEC or its Affiliates, or images, drawings, plans, renderings or photographs of the Project, including without limitation the names "Opryland Hotel," "Grand Old Opry" or "Opry" or any derivative, combination or permutation thereof or related name, without the express prior written consent of GEC or other party with the legal right to use and allow further use of the subject name (such consent to be required for each proposed use). For purposes hereof written consent, to be effective, must be provided in the case of GEC or its Affiliates by the President of the Opryland Lodging Group or other officer designated in writing by the President of GEC, or by at least a corporate Vice President, or equivalent, of any other affected entity. This Section 24 shall survive the expiration or any early termination of this Lease, and the sole remedies for any violation of this Section absent an intentional and continuing disregard of a formal written notice of default and demand specifically referencing the provisions of this Section shall be limited to the right to obtain and enforce injunctive relief and to obtain damages consistent with applicable or analogous federal or state laws governing the remedies for violation of comparable intellectual property rights, together with the right of the prevailing party in any enforcement or other action by the parties in connection with this Section 24 to recover its reasonable attorneys', experts' and paralegals' fees and costs pursuant to Section 35 hereof.

     25. No Waiver. This Lease shall not be modified except by a written instrument executed by Landlord and the Tenant. No release, discharge or waiver of any provision hereof shall be enforceable against, or binding upon, Landlord or the Tenant unless in writing and executed by Landlord or the Tenant, as the case may be. Neither the failure of Landlord or the Tenant to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof, nor the acceptance of rent or any other payment or sum by Landlord with knowledge of a breach of this Lease by the Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or the Tenant may have or a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.


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

     26. Estoppel Certificate. Either party shall, within ten (10) days after a request from time to time made by the other party and without charge, give a certification in writing to any person, firm or corporation reasonably specified by the requesting party stating: (a) that this Lease is then in full force and effect and unmodified or, if modified, stating the modifications; (b) that as far as the maker of the certificate knows, the Tenant is not in default in the payment of any Rent or other sum hereunder, or if in default, stating such default; (c) that so far as the maker of the certificate knows, neither party is in default in the performance or observance of any other covenant or condition to be performed or observed under this Lease or, if either party is in default, stating such default; (d) that so far as the maker of the certificate knows, no event has occurred which authorized, or with the lapse of time will authorize, Landlord or the Tenant to terminate this Lease or, if such event has occurred, stating such event; (e) that so far as the maker of the certificate knows, neither party has any offsets, counterclaims or defenses or, if so, stating them; (f) the dates to which amounts payable by the Tenant have been paid; and
(g) any other matters which may be reasonably requested by the requesting party.

     27. Title to the Buildings and Furnishings. The Tenant shall, at all times during the Term have title to the Buildings (subject to Landlord's reversionary interests).


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

     28. Force Majeure. If the performance by either of the parties of its obligations under this Lease (excluding monetary obligations) is delayed or prevented in whole or in part by any law, rule, regulation, order or other action adopted or taken by any federal, state or local governmental authority (and not attributable to an act or omission of said party), or by any Acts of God, fire or other casualty, floods, storms, explosions, accidents, epidemics, war, civil disorders, strikes or other labor difficulties, shortages or failure of supply of materials, labor, fuel, power, equipment, supplies or transportation, or by any other cause not reasonably within said party's control, whether or not specifically mentioned herein, said party shall be excused, discharges and released of performance to the extent such performance or obligation (excluding any monetary obligation) is so limited or prevented by such occurrence without liability of any kind. No allowance for delay shall be made under this Article unless a notice, specifying the cause of such delay, is delivered by the delayed party to the other party within fifteen (15) days of the occurrence causing the delay. Nothing herein contained shall be construed as requiring either of the parties to accede to any demands of, or to settle any disputes with, labor or labor unions, suppliers or others not a party hereto which that party considers unreasonable. Both parties hereby agree that, except if and to the extent otherwise specifically provided in this Lease, (i) the extension of time provided for in this Article shall be in lieu of all damages and other remedies which might otherwise arise by reason of such delay, and (ii) nothing contained in this Article shall be deemed to extend or postpone the dates for commencement of, or payment of, Rent or any other sum or amount due from the Tenant to the Landlord hereunder or under any of the other Related Agreements.

     29. Notices. (a) Any notice, request, consent, approval, demand, response or other communication (collectively "Notice") required or permitted under this Lease must be in writing, and shall be deemed given if delivered in a sealed envelope by hand, or if sent by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

         If to Landlord:       7575 Dr. Phillips Boulevard, Suite 260
                                       Orlando, Florida 32819
                                       Attn.: Chief Executive Officer

         with a copy to:       Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
                                       215 N. Eola Drive
                                       Orlando, Florida  32801
                                       Attn.: Nicholas A. Pope, Esq.

         If to the Tenant:     c/o Gaylord Entertainment Company
                                       One Gaylord Drive
                                       Nashville, Tennessee 37214
                                       Attn.: President, Lodging Group


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

         with a copy to;       Sherrard & Roe PLC
                                       424 Church Street, Suite 2000
                                       Nashville, Tennessee 37219
                                       Attn.: Thomas J. Sherrard, Esq.

or such other address as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every Notice shall be deemed to have been given or served upon actual receipt thereof by either such personal delivery or United States mails. Accordingly, a Notice shall not be effective until actually received.

         (b) A copy of each Notice given by Landlord to the Tenant shall be contemporaneously delivered to each Permitted Leasehold Mortgagee which shall have theretofore satisfied the requirements of the first two sentences of Paragraph 16(c) hereof. Notice to the Tenant shall not be effective until a duplicate thereof is sent to each Permitted Leasehold Mortgagee that is entitled thereto.

         (c) The Tenant shall immediately send to Landlord, in the manner prescribed above for the giving of Notice, copies of each Notice given by it to any Permitted Leasehold Mortgagee or received by it from any Permitted Leasehold Mortgagee, and copies of each Notice which is received with respect to the Land, the Buildings, the Furnishings, or the operation of the Convention Hotel from any governmental authorities, fire regulatory agencies and similarly constituted bodies, and copies of its responses thereto.

         (d) Notwithstanding anything in this Article to the contrary, any notice mailed to the last designated address of any entity to which a Notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

         (e) Whenever a request for approval is given pursuant to a provision of this Lease which states that approval shall be deemed given unless the request is responded to within a given period of time and/or unless reasons are stated in any disapproving response, such deemed approval shall not occur unless such request shall conspicuously state at the top thereof: "FAILURE TO RESPOND TO THIS REQUEST WITHIN ___ DAYS (AND TO STATE REASONS FOR ANY DISAPPROVAL) SHALL CONSTITUTE AUTOMATIC APPROVAL OF THIS REQUEST PURSUANT TO PARAGRAPH ___ OF THE OPRYLAND HOTEL - FLORIDA GROUND LEASE DATED MARCH 1, 1999, BETWEEN XENTURY CITY DEVELOPMENT COMPANY, L.C. AND OPRYLAND HOTEL - FLORIDA LIMITED PARTNERSHIP."

     30. Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.


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

     31. Interest. Except as to those instances in respect of which a different interest rate is specifically provided for in this Lease or the applicable Related Agreement, as the case may be, all arrearages in the payment of any sum due to Landlord under the provisions of this Lease or the Related Agreements, after expiration of all applicable notice and grace periods provided for herein or in the repaying to Landlord of any sum which Landlord may have paid to cure or prevent a default of the Tenant (as provided elsewhere herein), shall bear interest from the date due until paid at the lesser of (i) eighteen percent (18%) per annum, or (ii) the highest rate of interest then allowable pursuant to
Section 687.02, Florida Statutes (or its successor).

     32. Successors and Assigns. The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and the Tenant and, to the extent permitted herein, their respective successors and assigns. Unless the context otherwise requires, the term "entity" as used in this Lease is intended to include natural persons.

     33. Recordation of Lease. This Lease shall not be recorded; instead, a short form memorandum thereof, in form and substance reasonably satisfactory to Landlord and Tenant, which form shall include, without limitation, the provisions of Article 46 of this Lease, will be recorded in the public records of Osceola County, Florida, and Tenant will pay the recording costs. In the event of a discrepancy between the provisions of this Lease and such short form thereof, the provisions of this Lease shall prevail. The Memorandum of Lease executed and recorded pursuant hereto shall include a joinder of the Ground Lessor providing that the Ground Lessor will honor the Tenant's rights under this Lease in the event and regardless of any default under or termination of the Master Ground Lease identified in Section 48 below provided only that Tenant shall attorn to the Ground Lessor and that Tenant shall continue to perform its obligations under and in accordance with the terms and conditions of this Lease.

     34. Warranty of Title and Covenant of Quiet Enjoyment. Landlord represents and warrants that (i) it is the ground lessee of the Land under the terms of the Master Ground Lease identified in Section 48 below subject to the easements, restrictions, covenants and other matters of record as of the date hereof or as would be disclosed by current survey and inspection of the Premises; (ii) it has full right to lease the Land for the term set out herein; and (iii) it has no knowledge of any condemnation or threat of condemnation affecting any portion of the Demised Premises. So long as Tenant keeps and performs all of the covenants and conditions on its part to be kept and performed under this Lease, Landlord covenants that Tenant shall have quiet and undisturbed possession and enjoyment of the Demised Premises subject, nevertheless to the provisions of this Lease, and the matters set forth on the Exhibits and Schedules hereto.

     35. Costs and Attorneys' Fees. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to such prevailing party its reasonable costs and reasonable attorneys' fees and disbursements, specifically including reasonable attorneys' fees incurred in connection with any appeals (whether or not taxable as such by law).


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

     36. Entire Agreement. This Lease contains the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and the Tenant that, except as specifically referred to herein, there are no verbal or written agreements, representations, warranties or other understandings affecting the subject matter hereof; and that the Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease, the Hotel Development Agreement or the Related Agreement.

     37. Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Florida.

     38. Waiver of Jury Trial. Landlord and the Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the Tenant's use or occupancy of the Demised Premises or the Buildings or any claim of injury or damage. Each of the parties hereby expressly and irrevocably consents to the jurisdiction of the Circuit Court in and for Osceola County, Florida, or if such Circuit Court shall not have jurisdiction over the subject matter of such action, proceeding, counterclaim, cross claim or third-party claim, then to such other court sitting in said county as shall have subject matter jurisdiction with respect thereto.

     39. Landlord May Cure the Tenant's Defaults. If the Tenant shall default in the performance of any term, covenant or condition to be performed on its part hereunder, Landlord may, after notice to the Tenant and a reasonable time to perform after such notice (or without notice if, in Landlord's reasonable opinion, an emergency exists), perform the same for the account and at the expense of the Tenant. If, at any time and by reason of such default, Landlord is compelled to pay, or elects to pay, any sum or money or do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums shall be deemed additional rent hereunder and, together with interest thereon pursuant to
Article 31 hereof, shall be repaid to Landlord by the Tenant promptly when billed therefor, and Landlord shall have the same rights and remedies to levy in respect thereof as Landlord has in respect of the Rent herein reserved.


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

     40. Waiver of Right of Redemption. The Tenant, for itself and for all persons claiming by, through or under it, hereby expressly waives any and all rights which are or may be conferred upon the Tenant by any present or future law to redeem the Land, the Buildings and the Furnishings after any Reversion or termination of this Lease or after re-entry upon the Demised Premises by the Landlord or after any warrant to dispossess or judgment in ejectment or summary proceedings. If Landlord shall acquire possession of the Land, the Buildings and the Furnishings by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of the word as used in this Lease.

     41. Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or affect, this Lease. References in this Lease to a given Article (e.g., Article
4) shall be construed as a reference to the entirety of such Article; references to any part of an Article [e.g., Paragraph 1 of Article 4 or Paragraph 4(a)], shall be construed to include all subparagraphs contained in such part.

     42. Brokerage. Landlord and the Tenant hereby represent to each other that they have not employed any brokers in the negotiation and consummation of the transaction set forth in this Lease, but have negotiated directly with each other.

     43. Consent or Approval of Landlord. (a) Subject to the provisions of paragraphs b. and c. of this Article, whenever the consent or approval of Landlord is referred to or is a condition precedent to the taking of any action by the Tenant, such consent or approval shall not be unreasonably withheld or delayed, and the failure of Landlord to notify the Tenant that it does not give its consent or approval within thirty (30) days after receipt of any request by the Tenant shall be deemed to constitute such consent or approval. Whenever the Tenant is required under this Lease to do anything to meet the satisfaction or judgment of Landlord, the reasonable satisfaction or judgment of Landlord shall be deemed sufficient.

         (b) The foregoing provisions of this Article shall not apply in any instance where the provisions of this Lease expressly state that the provisions of this Article do not apply or where the provisions of this Lease expressly state that such consent, approval or satisfaction are subject to the sole or absolute discretion or judgment of Landlord, and in each such instance Landlord's approval or consent may be unreasonably withheld or unreasonable satisfaction or judgment may be exercised by Landlord, as applicable because, as the Tenant hereby acknowledges, Landlord and Landlord's Affiliates have very substantial interests in maintaining the image, reputation, aesthetic appearance, and quality of, and harmony among, the properties owned by them which include and surround the area of the Land, and that, accordingly, the use, development, maintenance and operation of the Land, the Buildings, the Furnishings and the Convention Hotel, must be, in certain instances, subject to the approval of Landlord in its sole and absolute discretion.


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

         (c) Notwithstanding the provisions of Paragraph (b) of this Article, if Landlord unreasonably or arbitrarily withholds its consent, approval or acknowledgment of satisfaction or judgment in respect of any matter, Landlord shall have no liability in connection with such withholding or delay except that if same is in respect of matters governed by paragraph (a) of this Article, (i) Landlord shall be deemed to have granted such consent or approval if a court finally determines that Landlord withheld same unreasonably, and (ii) if such court determines that Landlord acted in bad faith in withholding such consent, the foregoing exculpatory language contained in this paragraph (c) shall not apply.

     44. Intentionally Omitted.

     45. Limitation of Landlord's Liability. It is specifically understood and agreed that there shall be absolutely no personal liability on the part of Landlord or on the part of any of Landlord's Affiliates in respect of any of the terms, covenants and conditions of this Lease or of the Related Agreements, other than those which expressly state that the provisions of this Article do not apply to them (and where the provisions of this Article do not apply, Landlord shall be personally liable), and the Tenant shall look solely to the interest of Landlord in the Demised Premises for the satisfaction of each and every remedy of the Tenant in the event of any breach or default by Landlord or by any successor in interest of any of the terms, covenants and conditions of this Lease or of the Related Agreements to be performed by Landlord, other than those which expressly state that the provisions of this Article do not apply to them (and where the provisions of this Article do not apply, there shall be personal liability on the part of Landlord). The term "Landlord" as used in this Lease shall mean the ground lessee from time to time under the Master Ground Lease identified in Section 48 below, or if the Master Ground Lease ever terminates the owner from time to time of the fee simple title to the Land. From and after any conveyance of the Demised Premises by Landlord, except if and to the extent that the conveying Landlord is personally liable for an obligation pursuant to the terms of this Lease, the conveying Landlord shall have no obligation or liability of any kind under this Lease for obligations arising from and after such conveyance if and to the extent that the entity receiving the conveyance shall assume the obligations of Landlord thereafter to be performed under this Lease.


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

     46. Fee Mortgage. Each and every Fee Mortgage shall be and is hereby made, subject and subordinate in all respects (i) to this Lease, and all amendments and modifications thereto and to any Novation Ground Lease granted pursuant to the provisions of paragraph 16(c)(v) and to any amendments and modifications thereto, provided that all such amendments and modifications to this Lease or to any such Novation Ground Lease are made prior to the date of such Fee Mortgage, and (ii) to any and all claims of the Tenant arising under this Lease, any such Novation Ground Lease, and/or the Related Agreements, or under any modifications of the foregoing which are modifications made prior to the date of such Fee Mortgage. The holder of a Fee Mortgage is referred to herein as a "Fee Mortgagee", the Fee Mortgage that is prior in lien among those in effect is herein referred to as the "First Fee Mortgage", and the holder of the First Fee Mortgage is herein referred to as the "First Fee Mortgagee". Landlord shall use good faith efforts to provide written notice to Tenant of the existence of each Fee Mortgage as the same is executed and becomes effective, but Landlord shall not be liable for inadvertent failure to provide any such notice and Tenant's remedies for any failure to provide notice hereunder shall not include termination of this Lease and shall be limited to recovering any actual damages resulting from any failure by Landlord to provide notice hereunder. Notwithstanding that the subordination of each Fee Mortgage to this Lease and to all interests of Tenant and parties claiming by, through or under Tenant is automatic and absolute, this Section 46 shall constitute a covenant running with the title to the Land obligating each Fee Mortgagee to provide a formal written acknowledgment of such subordination and agreement not to disturb Tenant absent default by Tenant upon written request of Tenant, in a form reasonably acceptable to Tenant and such Fee Mortgagee, and Landlord hereby covenants to use its diligent best efforts to obtain such an acknowledgment from each Fee Mortgagee as so requested, providing only that as a condition thereof Tenant and each Permitted Leasehold Mortgagee of Tenant shall in turn provide an attornment agreement in favor of each such Fee Mortgagee agreeing to attorn to the Fee Mortgagee in the that such Fee Mortgagee shall succeed to the Landlord's interests hereunder. The foregoing notice requirements shall also apply to any assignment of this Lease by Landlord and the Landlord's assignee and Tenant shall execute an attornment and acceptance agreement reasonably acceptable to each whereby Tenant shall attorn to Landlord's successor and such successor shall accept Tenant as the Tenant hereunder.

     47. No Merger. There shall be no merger of this Lease or the leasehold estate created hereby with the fee estate in the Demised Premises or any part thereof by reason of the same party acquiring or holding, directly or indirectly, this Lease and the leasehold estate created hereby or any interest in this Lease or in such estate created hereby as well as the fee estate in the Demised Premises.


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

     48. Master Ground Lease. Landlord represents that it is the ground lessee of the Demised Premises under the terms of that certain Xentury City GP Ground Lease dated and entered into of even date herewith by and between GP Limited Partnership, a Florida limited partnership which is the owner of the Demised Premises, as the "Ground Lessor," and Landlord, as the ground lessee thereunder (the "Master Ground Lease"), that the Master Ground Lease is in full force and effect and has not been amended, and that the Master Ground Lease is currently in good standing with all sums due and payable from Landlord thereunder having been paid in full.

     49. Arbitration. (a) Any dispute arising under any provisions of this Lease that specifically provides for resolution of such dispute by arbitration may be referred to arbitration by either party delivering to the other written notice (an "Arbitration Notice") specifying the name and address of the arbitrator designated by it, the nature of the dispute, the amount (if any) involved and the qualifications of such arbitrator necessary to meet the requirements hereinafter imposed. Within seven (7) days after delivery of an Arbitration Notice by one party, the other party shall deliver a response (a "Response to Arbitration Notice") specifying the name and address of the arbitrator designated by it and the qualifications of such arbitrator necessary to meet the requirements hereinafter imposed. If a party fails to deliver its Response to Arbitration Notice within such seven (7) day period, the other party may request the American Arbitration Association to appoint the second arbitrator. Within five (5) days after delivery of a Response to Arbitration Notice (or appointment of the second arbitrator by the American Arbitration Association), the two arbitrators appointed shall select a third arbitrator. If the two initial arbitrators cannot agree upon a third within such five (5) day period they shall immediately notify the parties hereto, whereupon the third arbitrator shall be appointed upon the application of the arbitrators or of either party, by the office of the American Arbitration Association located closest to the Land. In the case of an arbitration in respect of and pursuant to Article 6 hereof, each arbitrator shall be a Certified Public Accountant with at least ten (10) years' experience in the field of hotel accounting. In the case of an arbitration in respect of and pursuant to Article 14 hereof, each arbitrator shall be a Certified Hotel Administrator or shall be a person who has earned a college degree in "Hotel Administration" from an accredited college or university with such a degree program, in each case with at least ten (10) years' experience in the first of first class hotel management. The third arbitrator shall be a neutral person with no financial or personal interest in the result of the arbitration or any present relationship with the parties or their counsel. The arbitrators appointed as aforesaid shall convene in Orlando, Florida within five
(5) days after the appointment of the third arbitrator and shall render their decision and award upon the concurrence of at least two of their number, as promptly as possible, and in any event, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering their decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. The decision and award of the arbitrators shall be final and judgment may be had on the decision and the award so rendered.

         (b) The following provisions shall apply to any arbitration instituted pursuant to this Article:


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

             (i) The arbitration shall be determined in accordance with the commercial Arbitration Rules then in use by the American Arbitration Association, as amended by this Article (or, if such Association shall not then be in existence, such other organization, if any, as shall then become the successor of said Association or if there be no successor, pursuant to applicable law of the State of Florida);

             (ii) The arbitrators shall not be empowered to call for any pre-hearing conference, pre-hearing testimony or other pre-hearing examination of either party and shall limit requests by the parties for the production of documents and other records to only those necessary to determination of the issue before them;

             (iii) Each party shall pay the fees and expenses of the arbitrator appointed by it and the fees and expenses of the third arbitrator shall be borne by the parties equally. The arbitrators may award legal fees and costs in connection with the arbitration; and

             (iii) The arbitrators shall have and are hereby granted full power and authority to order injunctive relief or such other mandatory relief as may be provided for hereunder or otherwise available to the parties under applicable law.

         (c) The application for, or pendency of, any arbitration shall not extend the times for performance by the parties of their respective obligations under this Lease, except as otherwise provided in paragraph 15(a)(iv) herein, or limit or delay the right of any party to seek temporary injunctive relief (during the pendency of such arbitration) from the appropriate court with regard to the matter being arbitrated. The right of Landlord and/or the Tenant to submit a dispute to arbitration is limited to disputes arising under those provisions of this Lease which specifically provide for arbitration.

     50. Exhibits. The Exhibits and Schedules to this Lease, as designated herein and annexed hereto, shall, except as otherwise provided in this Lease, each be deemed to form an integral part of this Lease and to be incorporated herein as if herein set out in full.

     51. Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     52. Construction of Agreement. This Lease has been fully reviewed and negotiated by the parties hereto and their respective counsel. Accordingly, in interpreting this Lease, no weight shall be placed upon which party hereto or its counsel drafted the provision being interpreted.


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


         IN WITNESS WHEREOF, Landlord and the Tenant have caused this Lease to be duly executed the day and year first above written.

Signed, sealed and delivered             LANDLORD:
in the presence of:
                                         XENTURY CITY DEVELOPMENT COMPANY, L.C.,
                                         a Florida limited liability company

Witness:__________________________
(Print Name)                             By: ___________________________________
                                             James W. Thomas, Manager

Witness: _________________________

(Print Name)

STATE OF _________________ )
COUNTY OF ________________ )

         The foregoing Opryland Hotel - Florida Ground Lease was executed before me the undersigned authority this ____ day of ___________________, 1999, by James W. Thomas, as Manager of XENTURY CITY DEVELOPMENT COMPANY, L.C., a Florida limited liability company, on behalf of the Landlord. He is personally known to me.

            (NOTARY SEAL)                Notary Public
                                         Print Name:____________________________
                                         Commission No.:________________________
                                         Commission Expires:____________________


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

Signed, sealed and delivered             TENANT:
in the presence of:

                                         OPRYLAND HOTEL - FLORIDA LIMITED
                                         PARTNERSHIP, a Florida limited
                                         partnership

                                         By:  Opryland Hospitality, Inc., a
                                              Tennessee corporation qualified to
                                              do business in Florida, General
                                              Partner

Witness: ________________________
(Print Name)                                  By: _____________________________

                                              Name:____________________________

Witness:_________________________             Title:___________________________
President
(Print Name)
                                                          (CORPORATE SEAL)

STATE OF _________________ )
COUNTY OF ________________ )

         The foregoing Opryland Hotel - Florida Ground Lease was executed before me the undersigned authority this ____ day of March, 1999, by ___________________________, as __________ President of Opryland Hospitality,
Inc., a Tennessee corporation qualified to do business in Florida, as General Partner of OPRYLAND HOTEL - FLORIDA LIMITED PARTNERSHIP, a Florida limited partnership, on behalf of the Tenant. He is personally known to me.

            (NOTARY SEAL)                Notary Public
                                         Print Name:____________________________
                                         Commission No.:________________________
                                         Commission Expires:____________________




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